Filed Pursuant to Rule 424(b)(3)

Registration No. 333-254053

Prospectus Supplement

Interests in

MINEOLA COMMUNITY BANK

401(k) PROFIT SHARING PLAN

Offering of Participation Interests of up to 601,090 Shares of

TEXAS COMMUNITY BANCSHARES, INC.

Common Stock

Texas Community Bancshares, Inc., a Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Mineola Community Mutual Holding Company from the mutual holding company to the stock holding company form of organization (the “Conversion”). Upon completion of the Conversion, Texas Community Bancshares, Inc. will be the holding company of Mineola Community Bank, S.S.B. (“Mineola Community Bank”). Texas Community Bancshares, Inc. has received conditional approval to list its shares of common stock (“common stock”) on the Nasdaq Capital Market under the symbol “TCBS” following the completion of the Conversion.

In connection with the stock offering, Texas Community Bancshares, Inc. is allowing participants in the Mineola Community Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) to make an election to purchase participation interests in shares of Texas Community Bancshares, Inc. common stock through the 401(k) Plan. Based on the value of the 401(k) Plan assets at December 31, 2020, the trustee of the 401(k) Plan could purchase up to 601,090 shares of Texas Community Bancshares, Inc. common stock, based on the purchase price of $10.00 per share. As a participant in the 401(k) Plan, you may direct the trustee of the 401(k) Plan to invest up to 100% of your 401(k) Plan account balance in Texas Community Bancshares, Inc. common stock at the time of the stock offering. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest their 401(k) Plan account balance in Texas Community Bancshares, Inc. common stock at the time of the stock offering.

Before you consider investing, you should read the prospectus of Texas Community Bancshares, Inc. dated May 14, 2021, which is provided with this prospectus supplement. It contains detailed information regarding the Conversion and related stock offering of Texas Community Bancshares, Inc. and the financial condition, results of operations and business of Mineola Community Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 1 of this prospectus supplement and page 17 of the accompanying prospectus.

The interests in the 401(k) Plan and the offering of the shares of Texas Community Bancshares, Inc. common stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Texas Department of Savings and Mortgage Lending, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Texas Community Bancshares, Inc. in the stock offering of Texas Community Bancshares, Inc. common stock acquired by the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Texas Community Bancshares, Inc. common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus. Texas Community Bancshares, Inc., Mineola Community Bank and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Texas Community Bancshares, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Texas Community Bancshares, Inc., Mineola Community Bank, or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is May 14, 2021.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 17 of the attached prospectus, you should also consider the following:

If you elect to purchase Texas Community Bancshares, Inc. common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Texas Community Bancshares, Inc. common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will liquidate the designated amount of your 401(k) Plan account balance invested in the certificates of deposit held at Mineola Community Bank. If the stock offering is oversubscribed (i.e., there are more orders for Texas Community Bancshares, Inc. common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Texas Community Bancshares, Inc. common stock, the funds that cannot be invested in Texas Community Bancshares, Inc. common stock, and any interest earned on those funds, will be reinvested for your benefit in the certificates of deposit held at Mineola Community Bank within your 401(k) account. You may then leave the funds in the certificates of deposit or direct the funds among the other existing investment within the 401(k) Plan. During the period from when the 401(k) Plan trustee liquidates a portion of your 401(k) Plan account balance invested in the certificates of deposit held at Mineola Community Bank until reinvestment of some or all of those funds back into the certificates of deposit as a result of an oversubscription, you will bear the risk of price changes in the investments available under the 401(k) Plan in which you could have allocated your 401(k) account balance. It is possible that during this period some or all of the investments available under the 401(k) Plan may have increased in value more than the amount of any interest you may have earned on the funds reinvested in the certificates of deposit. See “The Offering – Purchase in the Stock Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

Texas Community Bancshares, Inc. is offering participants of the 401(k) Plan the opportunity to purchase participation interests in shares of Texas Community Bancshares, Inc. common stock through the 401(k) Plan at the stock offering purchase price of $10.00 per share. A “participation interest” represents your indirect ownership of a share of Texas Community Bancshares, Inc. common stock that is acquired by the 401(k) Plan and is equivalent to one share of Texas Community Bancshares, Inc. common stock. In this prospectus supplement, “participation interests” are referred to as shares of Texas Community Bancshares, Inc. common stock. At the stock offering purchase price of $10.00 per share, the 401(k) Plan may acquire up to 601,090 shares of Texas Community Bancshares, Inc. common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of December 31, 2020.

Only employees of Mineola Community Bank may become participants in the 401(k) Plan and only participants may purchase Texas Community Bancshares, Inc. common stock through the 401(k) Plan. Your investment in shares of Texas Community Bancshares, Inc. common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information regarding the financial condition, results of operations and business of Texas Community Bancshares, Inc. and Mineola Community Bank is contained in the accompanying prospectus. The address of the principal executive office of Texas Community Bancshares, Inc. and Mineola Community Bank is 215 West Broad Street, Mineola, Texas 75773.

Address all questions about this prospectus supplement to Kraig Yarbrough, Senior Vice President, at Mineola Community Bank; email: kraig@mineolacb.com; telephone number: (903) 569-2602, ext. 151.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase Texas Community Bancshares, Inc. common stock in the stock offering outside the 401(k) Plan to the Stock Information Center, at (903) 369-1000 Monday through Friday, 10:00 a.m. through 4:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Election to Purchase Common Stock

In connection with the stock offering, you may elect to transfer a part of your 401(k) Plan account balance to be used to purchase shares of Texas Community Bancshares, Inc. common stock in the stock offering. The trustee of the 401(k) Plan will purchase Texas Community Bancshares, Inc. common stock at $10.00 per share in accordance with your directions. However, your directions are subject to the purchase priorities and purchase limitations described below.

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Purchase Priorities

All 401(k) Plan participants are eligible to subscribe for Texas Community Bancshares, Inc. common stock in the stock offering. However, your directions are subject to the purchase priorities in the Plan of Conversion and Reorganization, which provides for a subscription offering and a community offering. In the stock offering, purchase priorities are as follows and apply in case more shares of Texas Community Bancshares, Inc. common stock are ordered than are available for sale (i.e., an “oversubscription”):

Subscription Offering:

(1)   Depositors with accounts at Mineola Community Bank with aggregate balances of at least $50 at the close of business on December 31, 2019, get first priority.

(2)   The tax-qualified employee benefit plans of Mineola Community Bank, including the employee stock ownership plan and the 401(k) Plan, get second priority.

(3)   Depositors with accounts at Mineola Community Bank with aggregate balances of at least $50 at the close of business on March 31, 2021, get third priority.

(4)   Depositors with a deposit account, and borrowers with a loan, at Mineola Community Bank at the close of business on April 30, 2021, get fourth priority.

Community Offering:

Shares of Texas Community Bancshares, Inc. common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Franklin, Hopkins, Smith, Van Zandt and Wood Counties in Texas.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase Texas Community Bancshares, Inc. common stock in the subscription offering. You may use up to 100% of your 401(k) Plan account balance to pay for the shares of Texas Community Bancshares, Inc. common stock.

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You may also be able to purchase shares of Texas Community Bancshares, Inc. common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for the tax-qualified employee plans, if permitted by Mineola Community Bank.

If you fall into purchase priority (1), (3) or (4), you will also separately receive offering materials in the mail, including a stock order form. You may use the stock order form to order shares of Texas Community Bancshares, Inc. common stock outside the 401(k) Plan. Please refer to the prospectus for information on how to submit these orders.

In addition to, or instead of, placing an order outside the 401(k) Plan using a stock order form, you may place an order for the purchase of Texas Community Bancshares, Inc. common stock through the 401(k) Plan, using the enclosed Special Investment Election Form, to be completed and submitted in the manner described below under “How to Order Common Stock in the Offering.”

Purchase in the Stock Offering and Oversubscriptions

The trustee of the 401(k) Plan will order shares of Texas Community Bancshares, Inc. common stock in accordance with your directions set forth in your Special Investment Election Form. All transfers will be made from your investments in the certificates of deposit held at Mineola Community Bank under the 401(k) Plan. Accordingly, by the end of the 401(k) Plan Offering Period (see below), you must have enough funds invested in the certificates of deposit investment to pay for the shares of common stock you wish to purchase. Once you make your election, the amount you elect to transfer from the certificates of deposit for the purchase of shares of Texas Community Bancshares, Inc. common stock in connection with the stock offering will be transferred to an account held separately from your other 401(k) Plan assets pending the formal completion of the stock offering several weeks later. Mineola Community Bank will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all, of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of shares of Texas Community Bancshares, Inc. common stock. Following the formal closing of the stock offering, your purchased shares of Texas Community Bancshares, Inc. common stock will be reflected in Texas Community Bancshares, Inc. Stock Fund. Following the stock offering, it is anticipated that the shares will be transferred to your self-directed brokerage account under the 401(k) Plan at TD Ameritrade.

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If the stock offering is oversubscribed (i.e., there are more orders for Texas Community Bancshares, Inc. common stock than shares available for sale in the stock offering), and the trustee is unable to use the full amount designated by you to purchase Texas Community Bancshares, Inc. common stock in the stock offering, the amount that cannot be invested in Texas Community Bancshares, Inc. common stock, and any interest earned on that amount, will be reinvested for your benefit in the certificates of deposit held at Mineola Community Bank within your 401(k) account. You may then leave the funds in the certificates of deposit or direct the funds among the other existing investments available under the 401(k) Plan. The prospectus describes the allocation procedures if there is an oversubscription.

If you choose not to direct the investment of your 401(k) Plan account balances towards the purchase of Texas Community Bancshares, Inc. common stock in the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as you previously directed.

Composition of the Texas Community Bancshares, Inc. Stock Fund

Shares of Texas Community Bancshares, Inc. purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held by the Texas Community Bancshares, Inc. Stock Fund. The Texas Community Bancshares, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan to track the shares purchased by participants in the stock offering through the 401(k) Plan. The Texas Community Bancshares, Inc. Stock Fund will consist of shares of Texas Community Bancshares, Inc. common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). It is expected that at some time following the stock offering, the shares will be transferred to your self-directed brokerage account under the 401(k) Plan at TD Ameritrade. Also, after the stock offering, it is expected that you will be able to purchase additional shares of Texas Community Bancshares, Inc. directly through your self-directed brokerage account at TD Ameritrade.

After the stock offering, until the shares are transferred to your self-directed brokerage account at TD Ameritrade, each day the aggregate value of the Texas Community Bancshares, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in stock price of Texas Community Bancshares, Inc. common stock, and the value of each participation interest should be the same as one share of Texas Community Bancshares, Inc. common stock. Investment in Texas Community Bancshares, Inc. common stock involves risks common to investments in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

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The portion of your 401(k) Plan account balance invested in the Texas Community Bancshares, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 100% of your 401(k) Plan account balance for the purchase of Texas Community Bancshares, Inc. common stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of Texas Community Bancshares, Inc. common stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. In order to purchase Texas Community Bancshares, Inc. common stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

•      your spouse or relatives of you or your spouse living in your house;

•      most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•      other persons who may be your associates or persons acting in concert with you.

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Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($500,000).

See the prospectus for further details regarding additional information regarding the maximum purchase limits for investors in the stock offering.

Value of Plan Assets	As of December 31, 2020, the market value of the assets of the 401(k) Plan was approximately $6,010,900.

How to Order Common Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to make a special election to purchase Texas Community Bancshares, Inc. common stock in the stock offering through the 401(k) Plan. This is done by the procedures described below. Note the following stipulations concerning this election:

•      Using your Special Investment Election Form, you can designate a dollar amount of your total 401(k) Plan account balance to be used to purchase Texas Community Bancshares, Inc. common stock. All transfers will be made from the portion of your 401(k) Plan account balance invested in the certificates of deposit held at Mineola Community Bank under the 401(k) Plan. You cannot choose the particular investment fund that the 401(k) Plan will liquidate to fund the stock purchases. Accordingly, you must have enough funds invested in the certificates of deposit to pay for the shares of common stock you wish to purchase. If you do not have a sufficient amount invested in certificates of deposit to satisfy you purchase order, you should transfer the amount necessary from your other investments to the certificate of deposit investment before submitting your Special Investment Election Form. These transfers could take several days and you must have a sufficient amount in the certificates of deposit before the closing of the 401(k) Plan Offering Period, which is 12:00 p.m. on June 10, 2021.

•      Your election is subject to a minimum purchase of 25 shares of Texas Community Bancshares, Inc. common stock at the purchase price of $10.00 per share.

•      Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 25,000 shares of Texas Community Bancshares, Inc. common stock, which equals $250,000, or 50,000 ($500,000) if you purchase in concert with an associate or groups of persons acting in concert (as more fully described in the prospectus).

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•      The election period for the 401(k) Plan opens May 24, 2021, and closes at 12:00 p.m., Central Time, on June 10, 2021 (the “401(k) Plan Offering Period”).

•      During the 401(k) Offering Period, you will continue to have the ability to transfer amounts that are not directed to purchase Texas Community Bancshares, Inc. common stock among all other investments available under the 401(k) Plan. However, you will not be permitted to change the investment of amounts that you designated to be used to purchase Texas Community Bancshares, Inc. common stock on your Special Investment Election Form.

•      As soon as practicable following the closing of the 401(k) Plan Offering Period, the 401(k) Plan trustee will transfer a portion of your funds in the certificates of deposit held at Mineola Community Bank within your 401(k) Plan account (rounded down to the nearest $10.00) based on the election designated in your Special Investment Election Form. Thereafter, the proceeds will be transferred to an interest bearing account held by the 401(k) Plan pending the formal closing of the stock offering several weeks after the end of the 401(k) Plan Offering Period. The amount you elect to direct towards the purchase of Texas Community Bancshares, Inc. common stock in the stock offering will not be available for distributions, loans or withdrawals until it is used to purchase Texas Community Bancshares, Inc. common stock or, if it cannot be used to purchase shares of Texas Community Bancshares, Inc. common stock, reinvested again in the certificates of deposit held at Mineola Community Bank following the closing of the stock offering.

•      Following the completion of the stock offering, your purchased shares of Texas Community Bancshares, Inc. common stock will be reflected in your 401(k) Plan account through the Texas Community Bancshares, Inc. Stock Fund.

•      It is expected that at some time following the formal closing of the stock offering, your purchased shares of Texas Community Bancshares, Inc. common stock may be transferred to your self-directed brokerage account under the 401(k) Plan at TD Ameritrade. If you have not already established a TD Ameritrade brokerage account in the 401(k) Plan, you must do so before any shares can be transferred to the account. The Plan Administrator can provide you with instructions for how to set up your self-directed brokerage account.

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Special Investment Election Form Delivery Deadline

If you wish to purchase Texas Community Bancshares, Inc. common stock with a portion of your 401(k) Plan account balance, you must return your completed Special Investment Election Form to Kraig Yarbrough, Senior Vice President (email: kraig@mineolacb.com; telephone number: (903) 569-2602, ext. 151). He must receive your Special Investment Election Form no later than 12:00 p.m., Central Time, on June 10, 2021. You may return your Special Investment Election Form by hand delivery to Kraig Yarbrough, by email to kraig@mineolacb.com, or by facsimile at (903) 569-9332.

If you do not wish to make an election to purchase shares of Texas Community Bancshares, Inc. common stock with a portion of your 401(k) Plan account balance, you should check the appropriate box on the Special Investment Election Form and return the form to Kraig Yarbrough at Mineola Community Bank by hand delivery, by email to kraig@mineolacb.com, or by facsimile at (903) 569-9332, no later than 12:00 p.m., Central Time, on June 10, 2021.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts in your 401(k) Plan account to be used to purchase shares of Texas Community Bancshares, Inc. common stock in the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to be able to transfer amounts not directed towards the purchase of shares of Texas Community Bancshares, Inc. common stock among all of the other investments available under the 401(k) Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock

It is expected that you will be able to purchase Texas Community Bancshares, Inc. common stock after the stock offering through your self-directed brokerage account under the 401(k) Plan at TD Ameritrade. Until the shares are transferred to your individual brokerage account under the 401(k) Plan at TD Ameritrade, you will also be able to sell your interest in the Texas Community Bancshares, Inc. Stock Fund (subject to the restrictions below).

However, your ability to buy or sell Texas Community Bancshares, Inc. common stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If Texas Community Bancshares, Inc. common stock is illiquid (meaning there are a low number of buyers and sellers of the stock) on the date you elect to buy or sell Texas Community Bancshares, Inc. common stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for Texas Community Bancshares, Inc. common stock may be less than or more than its fair market value on the date of your election.

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Special restrictions may apply to purchasing shares of Texas Community Bancshares, Inc. common stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Texas Community Bancshares, Inc.

If you are an executive officer of Mineola Community Bank that is restricted by Mineola Community Bank’s banking regulators from selling shares of Texas Community Bancshares, Inc. common stock acquired in the stock offering for one year, the Texas Community Bancshares, Inc. common stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed, except upon death.

Voting Rights of Common Stock	The 401(k) Plan provides that you may direct the trustee as to how to vote your shares of Texas Community Bancshares, Inc. common stock held in the Texas Community Bancshares, Inc. Stock Fund. If the trustee does not receive your voting instructions, the administrator of the 401(k) Plan will direct the trustee to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Texas Community Bancshares, Inc. common stock held in the Texas Community Bancshares, Inc. Stock Fund, provided the vote is made in accordance with certain requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Mineola Community Bank originally adopted the Mineola Community Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) effective as of January 1, 1990. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Mineola Community Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Sections 401(a) and 401(k) of the Code. Mineola Community Bank will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by submitting a request to the 401(k) Plan administrator, 215 West Broad Street, Mineola, Texas 75773; 903-569-2602. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Employees who are at least age 19 years of age and have worked for 60 consecutive days are eligible to enter the 401(k) Plan on the first day of the next month in order to make employee deferrals and receive employer contributions. All employees except for union employees and leased employees are eligible to participate in the 401(k) Plan upon meeting the eligibility requirements. The “Plan Year” is January 1 to December 31.

As of December 31, 2020, there were approximately 70 employees and former employees eligible to participate in the 401(k) Plan.

Contributions Under the Plan

Salary Deferrals. Eligible employees are permitted to defer, on a pre-tax basis, up to 90% of their compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on their behalf. For purposes of the 401(k) Plan, “compensation” means your total wages received from Mineola Community Bank, with all pre-tax contributions added, that are reported on a Form W-2. “Compensation” includes your total taxable wages or salary, including any salary deferrals under the 401(k) Plan or any other pre-tax salary reduction contributions you may make to any other plans maintained by Mineola Community Bank. In 2021, the annual compensation of each participant taken into account under the 401(k) Plan is limited to $290,000. (This limit is established by the Internal Revenue Service and is subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the 401(k) Plan by filing a new elective deferral agreement with the 401(k) Plan administrator at the beginning of the next payroll period.

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Employer Matching Contributions. Mineola Community Bank may make discretionary matching contributions to the 401(k) Plan.

Discretionary Employer Contributions. Mineola Community Bank may make discretionary employer contributions to the 401(k) Plan.

Rollover Contributions. You are permitted to make rollover contributions to the 401(k) Plan. You may not rollover Roth contribution from another qualified plan to the 401(k) Plan because Roth contributions are not permitted under the 401(k) Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2021, the amount of your before-tax contributions may not exceed $19,500 per calendar year. In addition, if you are at least 50 years old in 2021, you will be able to make a “catch-up” contribution of up to $6,500 in addition to the $19,500 limit. The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, federal law imposes a maximum limit on the amount of contributions you may receive under the 401(k) Plan. This limit applies to all contributions to the 401(k) Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For the Plan Year beginning January 1, 2021, this total cannot exceed the lesser of $58,000 ($64,500 with catch-up contributions) or 100% of your annual base compensation.

Benefits Under the Plan

Vesting. At all times, you have a fully vested, nonforfeitable interest in the salary deferrals you have made to the 401(k) Plan and in any employer safe harbor contributions made to your 401(k) Plan account by Mineola Community Bank. Employer contributions are subject to a six-year vesting schedule such that you will become 20% vested after two years of service, 40% vested after three years, 60% after four years of service, 80% after five years of service and 100% after six years of service. In the event of your death, disability or attainment of the normal retirement age, all of your employer contributions would immediately become 100% vested.

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Withdrawals and Distributions from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan before the participant’s termination of employment with Mineola Community Bank.

Withdrawals upon Termination. You may request a distribution from your account following your termination of employment. Following your termination, you may elect to leave your account balance in the 401(k) Plan and defer commencement of receipt of your vested balance until no later than April 1 of the calendar year following the calendar year in which you attain age 72. Notwithstanding the foregoing, if the value of your vested account balance does not exceed $1,000, your vested account balance will be distributed from the 401(k) Plan, whether or not you consent.

Withdrawal Upon Disability. If you are disabled in accordance with the definition of disability under the 401(k) Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death. If you die while you are a participant in the 401(k) Plan, the value of your entire account will be payable to your beneficiary in accordance with the 401(k) Plan.

In-Service Distribution. While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 65 or, other than for an in-service distribution of salary deferrals, have been a participant in the 401(k) Plan for at least 60 months. However, you will be eligible to request a distribution of your rollover contributions at any time.

Financial Hardship. In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your Plan account attributable to your salary deferrals.

Participant Loans. Participant loans are allowed in accordance with the 401(k) Plan’s participant loan procedures.

Form of Distribution. Your benefits under the 401(k) Plan will be distributed to you or your beneficiary in a single lump-sum payment.

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Investment of Contributions and Account Balances

All amounts credited to your account under the 401(k) Plan are held in the 401(k) Plan trust, which is administered by the trustee of the 401(k) Plan. Before the effective date of the stock offering, in addition to any amount invested in your self-directed brokerage account at TD Ameritrade, you are currently provided the opportunity to direct the investment of your account into the following investment options:

American Funds Target Date Retirement Series 2025

American Funds Target Date Retirement Series 2030

American Funds Target Date Retirement Series 2035

American Funds Target Date Retirement Series 2040

American Funds Target Date Retirement Series 2045

American Funds Target Date Retirement Series 2050

American Funds Target Date Retirement Series 2055

American Funds Target Date Retirement Series 2060

American Funds American Balanced

American Funds SMALLCAP World

AB Discovery Growth I

AB Large Cap Growth I

BlackRock High Yield Bond Institutional

Calamos International Growth I

Federated Hermes Kaufmann Small Cap

Franklin Dyna Tech Advance

Invesco International Small-Mid Company

T. Rowe Price Blue Chip Growth

T. Rowe Price Health Sciences

Vanguard Total Bond Market Index

Vanguard Developed Markets Index Admiral

Vanguard 500 Index Admiral

Vanguard Mid Cap Index Admiral

Vanguard Small Cap Index Admiral

Mineola Community Bank Certificates of Deposit

In connection with the stock offering, the 401(k) Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account balance in shares of Texas Community Bancshares, Inc. common stock.

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the 401(k) Plan:

	Total Returns as of December 31, 2020
Fund Name	1 Year	3 Year	5 Year	10 Year
American Funds 2025 Target Date Retirement R6	12.69	8.00	8.92	8.30
American Funds 2030 Target Date Retirement R6	14.16	8.88	10.10	9.12
American Funds 2035 Target Date Retirement R6	16.53	10.23	11.46	9.81
American Funds 2040 Target Date Retirement R6	17.74	10.79	12.01	10.13
American Funds 2045 Target Date Retirement R6	18.18	10.99	12.24	10.25
American Funds 2050 Target Date Retirement R6	18.39	11.15	12.38	10.32
American Funds 2055 Target Date Retirement R6	18.36	11.14	12.37	10.31
American Funds 2060 Target Date Retirement R6	18.41	11.13	12.37	n/a
American Funds American Balanced	10.26	8.12	9.40	9.31
American Funds SMALLCAP World	36.75	16.93	16.25	11.32
AB Discovery Growth I	51.73	23.22	20.83	15.49
AB Large Cap Growth I	33.39	21.68	19.25	16.89
BlackRock High Yield Bond Institutional	5.07	5.08	7.12	5.96
Calamos International Growth I	43.86	13.27	13.44	7.94
Federated Hermes Kaufmann Small Cap	42.83	26.61	23.84	16.28
Franklin DynaTech Advance	56.95	29.66	24.96	18.46
Invesco International Small-Mid Company	24.32	11.71	13.69	11.73
T. Rowe Price Blue Chip Growth	33.76	20.46	18.90	16.83
T. Rowe Price Health Sciences	29.19	18.50	13.48	19.62
Vanguard Total Bond Market Index	6.78	4.48	3.55	2.90
Vanguard Developed Markets Index Admiral	9.31	3.90	7.38	5.00
Vanguard 500 Index Admiral	17.34	13.15	14.18	12.86
Vanguard Mid Cap Index Admiral	17.22	11.06	12.30	11.43
Vanguard Small Cap Index Admiral	18.07	10.25	12.62	11.04
Mineola Community Bank Certificates of Deposit	4.04	3.58	3.37	3.19

The following is a description of each of the 401(k) Plan’s investment funds and other investments:

American Funds Target Date Retirement Series 2025-2060. The investment seeks growth, income and conservation of capital. The fund normally invests a greater portion of its assets in fixed income, equity-income and balanced funds as it continues past its target date. The advisor attempts to achieve its investment objectives by investing in a mix of American Funds in different combinations and weightings. The underlying American Funds represent a variety of fund categories, including growth-and-income funds, equity-income funds, balanced funds and fixed income funds. The fund categories represent differing investment objectives.

American Funds American Balanced. The investment seeks conservation of capital, current income and long-term growth of capital and income. The fund uses a balanced approach to invest in a broad range of securities, including common stocks and investment-grade bonds. It also invests in securities issued and guaranteed by the U.S. government and by federal agencies and instrumentalities. In addition, the fund may invest a portion of its assets in common stocks, most of which have a history of paying dividends, bonds and other securities of issuers domiciled outside the United States.

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American Funds SMALLCAP World. The investment seeks long-term growth of capital. Normally the fund invests at least 80% of its net assets in growth-oriented common stocks and other equity-type securities (such as preferred stocks, convertible preferred stocks and convertible bonds) of companies with small market capitalizations. Under normal circumstances, the fund will invest a significant portion of its assets outside the United States, including in emerging markets.

AB Discovery Growth I. The investment seeks long-term growth of capital. The fund invests primarily in a diversified portfolio of equity securities with relatively smaller capitalizations as compared to the overall U.S. market. Under normal circumstances, the fund invests at least 80% of its net assets in the equity securities of small- and mid-capitalization companies. For these purposes, “small- and mid-capitalization companies” are generally those companies that, at the time of investment, fall within the lowest 25% of the total U.S. equity market capitalization (excluding, for purposes of this calculation, companies with market capitalizations of less than $10 million). Past name: AllianceBern Discovery Growth I.

AB Large Cap Growth I. The investment seeks long-term growth of capital. The fund invests primarily in equity securities of a limited number of large, carefully selected, high-quality U.S. companies. It invests primarily in the domestic equity securities of companies selected by the fund’s Adviser for their growth potential within various market sectors. The fund emphasizes investments in large, seasoned companies. Under normal circumstances, the fund will invest at least 80% of its net assets in common stocks of large-capitalization companies. It may, at times, invest in shares of exchange-traded funds in lieu of making direct investments in securities. Past name: AllianceBern Large Cap Growth I.

BlackRock High Yield Bond Institutional. The investment seeks to maximize total return, consistent with income generation and prudent investment management. The fund invests primarily in non-investment grade bonds with maturities of ten years or less. It normally invests at least 80% of its assets in high yield bonds. The fund may invest up to 30% of its assets in non-dollar denominated bonds of issuers located outside of the United States. Its investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis. The fund may also invest in convertible and preferred securities.

Calamos International Growth I. The investment seeks long-term capital growth. The fund normally invests at least 40% of its assets in securities of foreign issuers. It may invest in foreign securities that are represented in the United States securities markets by American Depositary Receipts (“ADRs”) or similar depository arrangements. The fund may invest in securities of issuers in emerging markets to a significant extent. The investment adviser takes environmental, social and governance (“ESG”) factors into account in making investment decisions.

Federated Hermes Kaufmann Small Cap. The investment seeks to provide capital appreciation. The fund invests primarily in the common stocks of small companies that are traded on national security exchanges, the NASDAQ stock market and on the over-the-counter market. It will normally invest at least 80% of its net assets (which include the amount of any borrowing for investment purposes) in small companies and will notify shareholders at least 60 days in advance of any change in its investment policies that would permit the fund to normally invest less than 80% of its net assets in investments in small companies. Past name: Federated Kaufmann Small Cap R6.

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Franklin DynaTech Advance. The investment seeks capital appreciation. The fund invests primarily in equity securities of companies that the investment manager believes are leaders in innovation, take advantage of new technologies, have superior management, and benefit from new industry conditions in the dynamically changing global economy. It invests predominantly in common stock. The investment manager may invest in companies in any economic sector or of any market capitalization and may invest in companies both inside and outside of the United States.

Invesco International Small-Mid Company. The investment seeks capital appreciation. Under normal market conditions, the fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in equity securities of small- and mid-cap companies, and in derivatives and other instruments that have economic characteristics similar to such securities. The fund’s manager considers small- and mid-cap companies to be those having a market capitalization in the range of the MSCI All Country World (ACWI) ex USA SMID Cap Index. The capitalization range of the index is subject to change at any time due to market activity or changes in its composition. Past name: Invesco Oppenheimer Intl Small-Mid Company A.

T. Rowe Price Blue Chip Growth. The investment seeks long-term capital growth; income is a secondary objective. The fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of large and medium-sized blue chip growth companies. It focuses on companies with leading market positions, seasoned management, and strong financial fundamentals. The fund may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

T. Rowe Price Health Sciences. The investment seeks long-term capital appreciation. The fund will normally invest at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences (collectively termed “health sciences”). While the fund can invest in companies of any size, the majority of fund assets are expected to be invested in large- and mid-capitalization companies. It is non-diversified.

Vanguard Total Bond Market Index. The investment seeks the performance of Bloomberg Barclays U.S. Aggregate Float Adjusted Index. Bloomberg Barclays U.S. Aggregate Float Adjusted Index measures the performance of a wide spectrum of public, investment-grade, taxable, fixed income securities in the United States-including government, corporate, and international dollar denominated bonds, as well as mortgage-backed and asset-backed securities-all with maturities of more than 1 year. All of its investments will be selected through the sampling process, and at least 80% of its assets will be invested in bonds held in the index.

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Vanguard Developed Markets Index Admiral. The investment seeks to track the performance of the FTSE Developed All Cap ex US Index. The fund employs an indexing investment approach designed to track the performance of the FTSE Developed All Cap ex US Index, a market-capitalization-weighted index that is made up of approximately 3,873 common stocks of large-, mid-, and small-cap companies located in Canada and the major markets of Europe and the Pacific region. The adviser attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index. Past name: Vanguard Developed Markets Index Admiral.

Vanguard 500 Index Admiral. The investment seeks to track the performance of a benchmark index that measures the investment return of large-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the Standard & Poor’s 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Vanguard Mid Cap Index Admiral. The investment seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Index, a broadly diversified index of stocks of mid-size U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index. Past name: Vanguard Mid Cap Index Adm.

Vanguard Small Cap Index Admiral. The investment seeks to track the performance of a benchmark index that measures the investment return of small-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Index, a broadly diversified index of stocks of small U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Mineola Community Bank Certificates of Deposit. The investment seeks preservation of capital and income generation. The Certificates of Deposit are held by the plan sponsor, Mineola Community Bank, S.S.B. The interest rate is above the market rate for a 1 year CD and is set once each year in March based on the bank’s previous year’s Return on Equity (“ROE”). This ROE is calculated before the expense of incentive plan and is verified by the accounting firm for Mineola Community Bank. The Certificates of Deposit are FDIC insured up to the maximum of $250,000 per account. They earn interest daily and are compounded quarterly.

Investors should carefully consider a mutual fund’s investment objectives, risks, charges, and expenses before investing. A prospectus, or summary prospectus if available, containing this and other information can be obtained by contacting the 401(k) Plan administrator. Read the mutual fund’s prospectus carefully before investing.

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Before directing retirement funds to a separate account, investors should carefully consider the investment objectives, risks, charges, and expenses of the separate account as well as their individual risk tolerance, time horizon and goals. For additional information, contact the 401(k) Plan administrator.

Texas Community Bancshares, Inc. Stock Fund. In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your 401(k) Plan account balance in Texas Community Bancshares, Inc. common stock. The trustee will use all amounts elected by participants to subscribe for shares of Texas Community Bancshares, Inc. common stock in the stock offering. Your purchased shares will be held within the 401(k) Plan by the Texas Community Bancshares, Inc. Stock Fund. The Texas Community Bancshares, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan to track the shares purchased by the participants in the stock offering through the 401(k) Plan. The Texas Community Bancshares, Inc. Stock Fund will consist solely of shares of Texas Community Bancshares, Inc. common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price). Your interest in the Texas Community Bancshares, Inc. Stock Fund will be denominated in shares of Texas Community Bancshares, Inc. common stock. After the shares are purchased, it is expected that the shares will be transferred to each participant’s self-directed brokerage account under the 401(k) Plan at TD Ameritrade.

As of the date of this prospectus supplement, there is no established market for Texas Community Bancshares, Inc. common stock. Accordingly, there is no record of the historical performance of the Texas Community Bancshares, Inc. Stock Fund. Performance of the Texas Community Bancshares, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Texas Community Bancshares, Inc. and Mineola Community Bank and market conditions for shares of Texas Community Bancshares, Inc. common stock generally.

Investment in Texas Community Bancshares, Inc. common stock involves risks common to investments in the shares of common stock. For a discussion of material risks you should consider, see “Risk Factors” of this prospectus supplement, “Risk Factors” beginning on page 17 of the attached prospectus, and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

You may elect to have both past contributions and earnings, as well as future contributions to your account, invested among the options listed above, including the Texas Community Bancshares, Inc. Stock Fund through your self-directed brokerage account under the 401(k) Plan at TD Ameritrade. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Administration of the Plan

The Trustee and Custodian. James H. Herlocker, III, Chairman, President and Chief Executive Officer of Mineola Community Bank, serves as trustee of the 401(k) Plan. The custodian of the 401(k) Plan is Nationwide. However, Texas Community Bancshares, Inc. common stock purchased through the 401(k) Plan will initially be held in an account maintained by the 401(k) Plan through Community Bank of Pleasant Hill, d/b/a First Trust of MidAmerica. It is anticipated that at some time following the stock offering the shares will be transferred to your self-directed brokerage account maintained by the 401(k) Plan through TD Ameritrade.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the Plan Administrator, Mineola Community Bank. The address of the 401(k) Plan administrator is 215 West Broad Street, Mineola, Texas 75773, the telephone number is (903) 569-2602. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants. The 401(k) Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

Mineola Community Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, Mineola Community Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your account. Mineola Community Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Mineola Community Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the plan assets to another plan, the 401(k) Plan requires that you would, if either the 401(k) Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had then terminated.

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Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Mineola Community Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans, if any, maintained by Mineola Community Bank The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to the 401(k) Plan and any other profit sharing plans maintained by Mineola Community Bank, which is included in the distribution.

Texas Community Bancshares, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Texas Community Bancshares, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Texas Community Bancshares, Inc. common stock; that is, the excess of the value of Texas Community Bancshares, Inc. common stock at the time of the distribution over its cost or other basis of the common stock to the trust. The tax basis of Texas Community Bancshares, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Texas Community Bancshares, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Texas Community Bancshares, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Texas Community Bancshares, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Texas Community Bancshares, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over distributions from the 401(k) Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in Texas Community Bancshares, Inc. common stock under the 401(k) Plan, you should read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in Texas Community Bancshares, Inc. common stock from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to make this election, you will want to carefully consider the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of your investment in Texas Community Bancshares, Inc. common stock.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should carefully consider the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Mineola Community Bank, the 401(k) Plan administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you will be entitled to invest all or a portion of your account balance in the 401(k) Plan in Texas Community Bancshares, Inc. common stock, the regulations under Section 404(c) of the ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to Texas Community Bancshares, Inc. common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies, such as Texas Community Bancshares, Inc. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Texas Community Bancshares, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Texas Community Bancshares, Inc.’s fiscal year. Discretionary transactions in and beneficial ownership of Texas Community Bancshares, Inc. common stock by officers, directors and persons beneficially owning more than 10% of Texas Community Bancshares, Inc. common stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Exchange Act provides for the recovery by Texas Community Bancshares, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Texas Community Bancshares, Inc. common stock resulting from non-exempt purchases and sales of Texas Community Bancshares, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

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Except for distributions of Texas Community Bancshares, Inc. common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Texas Community Bancshares, Inc. common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases of Texas Community Bancshares, Inc. common stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits at December 31, 2020, is available upon written request to the 401(k) Plan administrator at 215 West Broad Street, Mineola, Texas 75773.

LEGAL OPINION

The validity of the issuance of Texas Community Bancshares, Inc. common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Texas Community Bancshares, Inc. and Mineola Community Bank in connection with Texas Community Bancshares, Inc.’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Mineola Community Bank, S.S.B.)

Up to 4,140,000 Shares of Common Stock

(Subject to Increase to up to 4,761,000 Shares)

Texas Community Bancshares, Inc., which we refer to as “Texas Community Bancshares” throughout this prospectus, is offering for sale, on a best efforts basis, shares of its common stock in connection with the conversion of Mineola Community Mutual Holding Company, which we refer to as “Mineola Community MHC” throughout this prospectus, from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the 100% ownership interest in Mineola Community Financial Group, Inc., which we refer to as “Mineola Community Financial Group” throughout this prospectus, owned by Mineola Community MHC. Mineola Community Financial Group is the sole stockholder of Mineola Community Bank, S.S.B., which we refer to as “Mineola Community Bank” throughout this prospectus. We have received conditional approval to list the shares of Texas Community Bancshares common stock on the Nasdaq Capital Market under the symbol “TCBS.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors and borrowers of Mineola Community Bank and to tax-qualified employee benefit plans of Mineola Community Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons residing in Franklin, Hopkins, Smith, Van Zandt, and Wood counties in Texas. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering, if held, may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 4,761,000 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 3,060,000 shares to complete the offering.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

The subscription offering will expire at 4:00 p.m., Central time, on June 17, 2021. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until August 2, 2021, or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the offering must be completed by June 29, 2023. Once submitted, orders are irrevocable unless the subscription and/or community offerings are terminated or extended, with regulatory approval, beyond August 2, 2021, or the number of shares of common stock to be sold is increased to more than 4,761,000 shares or decreased to less than 3,060,000 shares. If the subscription and community offerings are extended past August 2, 2021, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 4,761,000 shares or decreased to less than 3,060,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at Mineola Community Bank and will earn interest at 0.10% per annum until completion or termination of the offering.

Performance Trust Capital Partners, LLC, which we refer to as “Performance Trust” throughout this prospectus, will assist us in selling the shares on a best efforts basis in the subscription offering and in any community offering, and will serve as sole manager for any syndicated community offering. Performance Trust is not required to purchase any shares of common stock that we are offering for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	3,060,000	3,600,000	4,140,000	4,761,000
Gross offering proceeds	$30,600,000	$36,000,000	$41,400,000	$47,610,000
Estimated offering expenses, excluding selling agent fees and expenses (1) (2)	$1,122,000	$1,122,000	$1,122,000	$1,122,000
Selling agent fees and expenses (1)	$247,370	$297,050	$346,730	$403,860
Estimated net proceeds	$29,230,630	$34,580,950	$39,931,270	$46,084,140
Estimated net proceeds per share (1)	$9.55	$9.61	$9.65	$9.68

(1)	See “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Performance Trust’s compensation for this offering and the compensation to be received by Performance Trust and the other broker-dealers that may participate in any syndicated community offering.

(2)	Excludes records agent fees and expenses payable to Performance Trust, which are included in estimated offering expenses. See “The Conversion and Offering—Stock Information Center Management.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 17.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Texas Department of Savings and Mortgage Lending, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PERFORMANCE TRUST

CAPITAL PARTNERS

For assistance, contact the Stock Information Center at (903) 369-1000.

The date of this prospectus is May 14, 2021.

Mineola Community Bank

TEXAS
35
75
69
30
35E
35W
Fort Worth
Dallas
20
80
Edgewood
Grand Saline
Mineola
Winnsboro
Lindale
175
45

★ **Mineola Home Office**
215 W. Broad
Mineola, TX 75773

● **Branch Locations**

Brookshire's
1224 N. Pacific
Mineola, TX 75773

Grand Saline
415 W. Frank Street
Grand Saline, TX 75140

Winnsboro
500 South Main
Winnsboro, TX 75494

Lindale
304 S. Main
Lindale, TX 75771

Edgewood
500 W. Pine Street
Edgewood, TX 75117

OKLAHOMA
ARKANSAS
NEW MEXICO
Fort Worth
Mineola
Dallas
LOUISIANA
TEXAS

TABLE OF CONTENTS

 i

SUMMARY

The following summary explains the significant aspects of the conversion of Mineola Community MHC to the stock holding company form of organization and the offering of shares of common stock of Texas Community Bancshares, which we refer to as the “conversion and offering” throughout this prospectus. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” and the consolidated financial statements and the related notes appearing elsewhere in the prospectus.

Our Organizational Structure and the Proposed Conversion

Since 2008 we have operated in a two-tier mutual holding company structure, without any public stockholders. Mineola Community MHC, a Texas-chartered mutual holding company, is the sole stockholder of Mineola Community Financial Group, a Delaware corporation, and Mineola Community Financial Group is the sole stockholder of Mineola Community Bank, a Texas-chartered stock savings bank. At December 31, 2020, Mineola Community MHC had consolidated assets of $299.6 million, deposits of $235.1 million and members’ equity of $31.9 million.

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the “plan of conversion” throughout this prospectus, we are converting from the mutual holding company corporate structure to the public stock holding company corporate structure. Upon completion of the conversion and offering, Mineola Community MHC and Mineola Community Financial Group will cease to exist, Texas Community Bancshares will become the successor corporation to Mineola Community MHC and Mineola Community Financial Group, and Mineola Community Bank will become a wholly-owned subsidiary of Texas Community Bancshares. The conversion will be accomplished by the merger of Mineola Community MHC with and into Mineola Community Financial Group, followed by the merger of Mineola Community Financial Group with and into Texas Community Bancshares. The shares of Texas Community Bancshares common stock being offered for sale represent the 100% ownership interest in Mineola Community Financial Group currently owned by Mineola Community MHC. Upon completion of the conversion and offering, the shares of Mineola Community Financial Group common stock owned by Mineola Community MHC will be canceled.

The following diagram shows our current organizational structure:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Our Business

Following the conversion and offering, Texas Community Bancshares’ business activities will be conducted primarily through Mineola Community Bank. Mineola Community Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank of Dallas, in residential real estate loans and commercial real estate loans and, to a lesser extent, commercial loans, construction and land loans, and consumer and other loans. Substantially all of Mineola Community Bank’s loans are fixed-rate loans. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises, state and municipal securities, and Federal Home Loan Bank stock. We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. Mineola Community Bank is subject to comprehensive regulation and examination by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation and is a member of the Federal Home Loan Bank system.

Texas Community Bancshares is a newly formed Maryland corporation. Following the completion of the conversion and offering, Texas Community Bancshares will be the holding company for Mineola Community Bank and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, which we refer to as the “Federal Reserve Board” throughout this prospectus, and by the Texas Department of Savings and Mortgage Lending.

Our executive offices are located at 215 West Broad Street, Mineola, Texas 75773 and our telephone number is (903) 569-2602. Our website address is www.mineolacb.com. Information on our website is not considered a part of this prospectus.

Business Strategy

Our current business strategy consists of the following:

•	Continue to serve our community as a community bank. Since our founding in 1934 we have operated as a community bank. Historically, our primary lending activity has been the origination of fixed-rate residential mortgage loans to individuals in our market area funded primarily by deposits gathered from individuals and businesses in our market area. We expect that this will continue to be the focus of our business for the foreseeable future. As part of our customer focus, we generally do not sell the loans we originate but retain them in our portfolio. When customers have questions regarding their loans, they are able to deal directly with us rather than another institution. At December 31, 2020, one- to four-family residential mortgage loans totaled $143.5 million, or 66.8% of total loans. This amount includes one- to four-family residential mortgage loans originated in the Dallas Metroplex. We have originated one- to four-family residential mortgage loans secured primarily by owner-occupied properties primarily located in the northern and eastern sections of the Dallas Metroplex. We began originating these loans in 2014, and continue to do so primarily through word-of-mouth referrals. At December 31, 2020, these loans amounted to $54.3 million.

•	Grow and diversify our loan portfolio prudently. There has been influx of retirees and others from the Dallas metropolitan area into our market area. Our more rural market area offers a lower-cost of living and many recreational amenities, while being within easy reach of the cities of Dallas and Tyler and the urban amenities they offer. We believe this movement away from major cities like Dallas has been accelerated by the work-from-home trend that has arisen due to the COVID-19 pandemic. In 2018, we opened our branch office in Lindale, Texas, and acquired our branch office in Edgewood, Texas, from another bank. These offices are located in growth areas of our market area because of their closer proximity to Tyler and Dallas, respectively. The influx of population into our market area has provided opportunities for residential mortgage lending, construction and land lending, and commercial real estate lending. Although we intend to continue our historical focus on the origination of residential mortgage loans, we intend to prudently increase our commercial real estate lending and construction and land lending so as to continue to diversify our loan portfolio. In April 2021 we hired a new executive officer with commercial lending experience to augment our commercial lending expertise and activities. At December 31, 2020, commercial real estate loans amounted to $29.4 million, or 13.7% of total loans, and construction and land loans amounted to $22.8 million, or 10.6% of total loans.

Our commercial real estate loans and construction and land loans have higher credit risk than our residential mortgage loans. See “Risk Factors—Risks Related to our Lending Activities—Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations” and “Risk Factors—Risks Related to our Lending Activities—Our construction and land loans involve credit risks that could adversely affect our financial condition and results of operations”

•	Continue to grow core deposits. We consider our core deposits to include statement savings accounts, money market accounts, negotiable orders of withdrawal (NOW) accounts, other savings deposits and checking accounts. We will continue our efforts to increase our core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our interest rate spread and net interest margin. Core deposits totaled $159.4 million, or 67.8% of total deposits, as of December 31, 2020, compared to $129.9 million, or 63.6% of total deposits, as of December 31, 2019.

•	Continue to manage credit risk to maintain a low level of non-performing assets. Historically, we have been able to maintain a high level of asset quality. We believe strong asset quality remains a key to our long-term financial success. Our total non-performing assets to total assets ratio was 0.36% and 0.32% at December 31, 2020 and 2019, respectively. Our strategy for credit risk management continues to focus on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Furthermore, given the uncertainty surrounding the length and severity of the COVID-19 pandemic, management has established and will continue to use enhanced underwriting criteria for all loan types, with a particular focus on portfolio segments identified as having elevated risk.

•	Continue to support our customers and our local community. The COVID-19 pandemic has restricted the level of economic activity in our markets, resulting in dramatically increased unemployment and significant negative impacts on many businesses, thereby threatening the repayment ability of some of our borrowers. As we have done during prior economic downturns, we are taking actions to support our customers and our local community. For example, during the year ended December 31, 2020, we originated $5.5 million of small business loans under the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), created by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) that was signed into law in March 2020. Under the PPP, loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. During the year ended December 31, 2020, we also granted short-term payment deferrals on loans to assist customers during the COVID-19 pandemic, as described below.

•	Grow organically and through opportunistic acquisitions or branching. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities may include acquiring other financial institutions and/or establishing loan production offices, establishing new, or de novo, branch offices and/or acquiring branch offices, and the capital we are raising in the offering would help us fund any such opportunities that may arise. We have no current plans or intentions regarding any such expansion activities.

Impact of COVID-19 Pandemic

The COVID-19 pandemic has restricted the level of economic activity in our markets. In response to the pandemic, state governments, including Texas, have taken preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. These measures have dramatically increased unemployment in the United States and have negatively impacted many businesses, and thereby threatening the repayment ability of some of our borrowers.

The CARES Act included a number of provisions that affected us, including accounting relief for troubled debt restructurings (“TDRs”). The CARES Act also established the PPP through the SBA, which allowed us to lend money to small businesses to maintain employee payrolls through the crisis with guarantees from the SBA. Under this program, loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. In addition, the Federal Reserve Board took steps to bolster the economy by, among other things, reducing the federal funds rate and the discount-window borrowing rate to near zero.

We have implemented various consumer and commercial loan modification programs to provide our borrowers relief from the economic impacts of COVID-19. Based on guidance in the CARES Act, COVID-19 related modifications to loans that were current as of December 31, 2019 are exempt from TDR classification under accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the bank regulatory agencies issued interagency guidance stating that COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date are not TDRs.

During the year ended December 31, 2020, we granted short-term payment deferrals on 44 mortgage loans and consumer loans, totaling approximately $7.2 million in aggregate principal amount, that were otherwise performing. As of December 31, 2020, all of these loans had returned to normal payment status. Additionally, during the year ended December 31, 2020, we granted short-term payment and interest deferrals on one commercial real estate loan totaling $1.2 million. This loan returned to normal payment status on April 1, 2021.

Given the unprecedented uncertainty and rapidly evolving economic effects and social impacts of the COVID-19 pandemic, the future direct and indirect impact on our business, results of operations and financial condition are highly uncertain. Should current economic conditions persist or continue to deteriorate, we expect that this macroeconomic environment will continue to have an adverse effect on our business and results of operations, which could include, but not be limited to: decreased demand for our products and services, protracted periods of lower interest rates, increased non-interest expenses, including operational losses, and increased credit losses due to deterioration in the financial condition of our consumer and commercial borrowers, including declining asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs.

For additional information, see “Risk Factors—Risks Related to the COVID-19 Pandemic—The economic impact of the COVID-19 pandemic could adversely affect our financial condition and results of operations.”

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Enhance our regulatory capital position to support growth and help mitigate interest rate risk. A strong capital position is essential to achieving our long-term growth objectives. Although Mineola Community Bank exceeds all regulatory capital requirements in order to be categorized as well-capitalized under regulatory guidelines, the proceeds from the offering will materially enhance and strengthen our capital position, will enable us to support our planned growth, and help to mitigate interest rate risk.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure mergers and acquisitions of other financial institutions or business lines as opportunities arise.

Terms of the Offering

We are offering for sale between 3,060,000 shares and 4,140,000 shares of common stock to eligible depositors of Mineola Community Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in the Texas Counties of Franklin, Hopkins, Smith, Van Zandt, and Wood. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 4,761,000 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 4,761,000 shares or decreased to fewer than 3,060,000 shares, or the subscription and community offerings are extended beyond August 2, 2021, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past August 2, 2021, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 4,761,000 shares or decreased to less than 3,060,000 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.10% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering, if utilized.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, a community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Performance Trust, our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Purchase Price

The amount of common stock we are offering for sale are based on an independent appraisal of the estimated market value of Texas Community Bancshares, assuming the offering has been completed. Feldman Financial Advisors, Inc., which we refer to as “Feldman Financial” throughout this prospectus, our independent appraiser, has estimated that, as of February 26, 2021, this market value of Texas Community Bancshares was $36.5 million (inclusive of the shares to be contributed to the charitable foundation valued at $500,000 based on the offering price of $10.00 per share). Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $31.1 million and a maximum of $41.9 million. Based on this valuation range, the 100.0% ownership interest of Mineola Community MHC in Mineola Community Financial Group as of December 31, 2020 being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Texas Community Bancshares ranges from 3,060,000 shares to 4,140,000 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. Feldman Financial will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, Feldman Financial determines that our estimated pro forma market value has increased, we may sell up to 4,761,000 shares without further notice to you. If our pro forma market value (inclusive of the shares to be contributed to the charitable foundation valued at $500,000 based on the offering price of $10.00 per share) at that time is either below $31.1 million or above $48.1 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and provide all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Mineola Community MHC’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings banks and bank and savings and loan and bank holding companies that Feldman Financial considers comparable to Texas Community Bancshares. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Assets are as of December 31, 2020 unless noted otherwise.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
CBM Bancorp, Inc.	CBMB	Baltimore, MD	$232	(1)
Cincinnati Bancorp, Inc.	CNNB	Cincinnati, OH	$237
Elmira Savings Bank	ESBK	Elmira, NY	$645
FFBW, Inc.	FFBW	Brookfield, WI	$339
HMN Financial, Inc.	HMNF	Rochester, MN	$910
Home Federal Bancorp, Inc. of Louisiana	HFBL	Shreveport, LA	$535
HV Bancorp, Inc.	HVBC	Doylestown, PA	$862
IF Bancorp, Inc.	IROQ	Watseka, IL	$713
Mid-Southern Bancorp, Inc.	MSVB	Salem, IN	$235
WVS Financial Corp.	WVFC	Pittsburgh, PA	$317

(1)	As of September 30, 2020.

In comparing Texas Community Bancshares with the peer group, Feldman Financial made downward adjustments for earnings prospects and marketing of the common stock. Feldman Financial made no adjustments for financial condition, market area, management, dividend payments, liquidity of the common stock, subscription interest, and effect of banking regulations and regulatory reform.

The downward adjustment for earnings prospects took into consideration our less favorable efficiency ratio and lower profitability ratios relative to the peer group measures. The downward adjustment for marketing of the common stock took into consideration the volatile stock market conditions in both the overall market and the market for bank and thrift stocks and the heightened uncertainty associated with the initial public offering market in the prevailing stock market environment, including the initial public offering market for the common stock of Texas Community Bancshares.

The following table presents a summary of selected pricing ratios for Texas Community Bancshares (on a pro forma basis) as of and for the twelve months ended December 31, 2020, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2020, with stock prices as of February 26, 2021, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35.8% on a price-to-book value basis, a discount of 36.7% on a price-to-tangible book value basis, and a premium of 367.6% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Texas Community Bancshares (pro forma basis, assuming completion of the conversion and offering)
Adjusted Maximum	250.00	x	66.53%	67.16%
Maximum	166.67	x	62.66%	63.25%
Midpoint	111.11	x	58.69%	59.31%
Minimum	76.92	x	54.11%	54.73%

Valuation of peer group companies, all of which are fully converted (historical basis)
Averages	23.76	x	91.45%	93.75%
Medians	12.66	x	90.20%	97.18%

(1)	Price-to-earnings multiples calculated by Feldman Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, Feldman Financial used the pricing ratios presented in the appraisal to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Intended Use of the Proceeds From the Offering

We intend to contribute at least 50% of the net proceeds from the offering to Mineola Community Bank. In addition, we intend to fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and to contribute $75,000 to the charitable foundation. The remainder of the net proceeds from the offering will be retained at Texas Community Bancshares. Therefore, assuming we sell 3,600,000 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $34.6 million, we intend to contribute $17.3 million to Mineola Community Bank, loan $2.9 million to our employee stock ownership plan to fund its purchase of shares of common stock, contribute $75,000 in cash to the charitable foundation, and retain the remaining $14.3 million of the net proceeds at Texas Community Bancshares.

Texas Community Bancshares may use the funds it retains for investments in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. Mineola Community Bank may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of new, products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisitions or branch transactions.

See “How We Intend to Use the Proceeds from the Offering” for additional information.

Our Contribution of Cash and Shares of Common Stock to TCBS Foundation, Inc.

To further our commitment to our local community, we intend to establish and fund a new charitable foundation, TCBS Foundation, Inc., which we refer to as the “charitable foundation” throughout this prospectus, as part of the conversion and offering. Assuming we receive both regulatory approval and the approval of the members of Mineola Community MHC, we intend to contribute to the new charitable foundation $75,000 in cash and 50,000 shares of our common stock, for an aggregate contribution of $575,000 based on the $10.00 per share offering price. As a result of the contribution, we expect to record an after-tax expense of approximately $454,000 during the quarter in which the conversion and offering is completed.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The contribution of common stock and cash to the charitable foundation will:

•	with respect to the contribution of shares of common stock, dilute the voting interests of purchasers of shares of our common stock in the offering; and

•	result in an expense, and a reduction in capital, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, which we expect to be offset in part by a corresponding tax benefit.

The amount of common stock that we would offer for sale would be greater if the offering were to be completed without the establishment and funding of the charitable foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the offering, see “Risk Factors—Risks Related to the Charitable Foundation—The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2021” and “Risk Factors—Risks Related to the Charitable Foundation—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Mineola Community Bank with aggregate balances of at least $50.00 at the close of business on December 31, 2019.

(ii)	To our tax-qualified employee benefit plans (including Mineola Community Bank’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation. We expect our employee stock ownership plan to purchase 8% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation.

(iii)	To depositors with accounts at Mineola Community Bank with aggregate balances of at least $50.00 at the close of business on March 31, 2021.

(iv)	To depositors and borrowers of Mineola Community Bank as of the close of business on April 30, 2021.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Texas counties of Franklin, Hopkins, Smith, Van Zandt, and Wood. The community offering may begin concurrently with, during or promptly after the subscription offering. We may also offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. Performance Trust will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order, either fully or partially. A detailed description of the subscription offering, the community offering, if any, and the syndicated community offering, if any, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($500,000).

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to Texas Community Bancshares, Inc.; or

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your Mineola Community Bank deposit account(s), other than checking accounts or individual retirement accounts (IRAs).

You may not use any type of third-party check to pay for shares of common stock. Do not submit cash. Wire transfers will not be accepted. Applicable regulations prohibit Mineola Community Bank from lending funds or extending credit to any person to purchase shares of common stock in the offering. You may not submit a Mineola Community Bank line of credit check. You may not designate withdrawal from Mineola Community Bank’s accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Mineola Community Bank IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Texas Community Bancshares, Inc. or authorization to withdraw funds from one or more of your Mineola Community Bank deposit accounts, provided that the stock order form is received (not postmarked) before 4:00 p.m., Central Time, on June 17, 2021, which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver stock order forms to our Stock Information Center, which is located at Mineola Community Bank’s main office located at 215 West Broad Street, Mineola, Texas. The Stock Information Center will be open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Central Time. The Stock Information Center will not be open on bank holidays. Hand-delivered stock order forms will be accepted only at this location. We will not accept hand-delivered stock order forms at our other offices.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your Mineola Community Bank IRA or other retirement account, the applicable funds must be first transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center as soon as possible, but in no event less than two weeks before the June 17, 2021 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Mineola Community Bank or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the offering.

Market for Common Stock

We have never issued capital stock, and there is no established market for our common stock. We have received conditional approval to list the shares of Texas Community Bancshares common stock on the Nasdaq Capital Market under the symbol “TCBS” upon completion of the conversion and offering. For information regarding the proposed market for our common stock, see “Market for the Common Stock.”

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 357,500 shares of common stock in the offering, representing 11.5% of the shares to be sold at the minimum of the offering range. They will pay the same $10.00 per share purchase price that all other persons who purchase shares of common stock in the offering will pay. See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 4:00 p.m., Central time, on June 17, 2021, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by 4:00 p.m., Central time. Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 4:00 p.m., Central time, on June 17, 2021, whether or not we have been able to locate each person entitled to subscription rights. See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except if a named eligible depositor dies. Taking either of these actions may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Mineola Community MHC (i.e., eligible depositors and borrowers of Mineola Community Bank as of the close of business on April 30, 2021);

•	The plan of conversion is approved by Mineola Community MHC, the sole stockholder of Mineola Community Financial Group;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending; and

•	The Texas Department of Savings and Mortgage Lending approves an amendment to Mineola Community Bank’s articles of incorporation to provide for a liquidation account.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 3,060,000 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond August 2, 2021, as long as we resolicit subscribers who previously submitted subscriptions in the offering.

If we extend the offering past August 2, 2021, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

Feldman Financial will update its appraisal before we complete the conversion and offering. If, as a result of demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 4,761,000 shares in the offering without further notice to you. If our pro forma market value at that time is either below $30.6 million or above $47.6 million, then, after consulting with the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board, the Texas Department of Savings and Mortgage Lending and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum, for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time before the special meeting of members of Mineola Community MHC that has been called to vote on the conversion, and at any time after member approval with regulatory approval. Mineola Community Financial Group must also approve the conversion in its capacity as the sole stockholder of Mineola Community Bank. If we terminate the offering, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan operated for the benefit of Mineola Community Bank’s employees, to purchase up to 8% of the shares of common stock we sell in the offering and contribute to the charitable foundation. If market conditions warrant, in the judgment of the employee stock ownership plan’s trustee, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefits to be Considered Following Completion of the Conversion—Stock-Based Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased
			As a Percentage of	Dilution Resulting From	Value of Grants (In Thousands) (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	Common Stock to be Sold in the Offering	Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	248,800	384,880	8.0%	N/A (2)	$2,488	$3,849
Restricted stock awards	124,400	192,440	4.0	3.83%	1,244	1,924
Stock options	311,000	481,100	10.0	9.09%	837	1,294
Total	684,200	1,058,420	22.0%	12.28%	$4,569	$7,067

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.69 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of ten years; no dividend yield; a risk-free rate of return of 0.93%; and expected volatility of 18.68%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock-based benefit plans through open market purchases rather than with new issuances of common stock. Federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock and stock options under a stock-based benefit plan or under extraordinary circumstances.

Income Tax Consequences

Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank and Texas Community Bancshares have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of BKD, LLP regarding the material Texas tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank and Texas Community Bancshares or persons eligible to subscribe in the subscription offering.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Assuming the conversion and offering is completed during the fiscal year ending December 31, 2021, we will qualify as an emerging growth company until December 31, 2026, which is the end of the fiscal year following the fifth anniversary of the completion of the stock offering and conversion. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to public companies. See “Risk Factors—Risks Related to Laws and Regulations—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected not to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Risk Factors

An investment in Texas Community Bancshares common stock is subject to risk, including risks related to our business and this offering.

Specific areas of risk related to our business include those related to the COVID-19 pandemic; our lending activities; market interest rates; laws and regulations; economic conditions; competitive matters; operational matters; accounting matters; and other business risks.

Specific risks related to this offering include those related to the future trading price of the common stock of Texas Community Bancshares; use of the net offering proceeds; our return on equity after the completion of the offering; intended new stock-based benefit plans; anti-takeover factors; forum selection provision for certain litigation; the trading market for the common stock of Texas Community Bancshares; the irrevocability of your investment decision; and potential adverse tax consequences related to subscription rights.

Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at (903) 369-1000. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central time, and will be closed on bank holidays.

RISK FACTORS

You should carefully consider the following risk factors in evaluating an investment in the shares of common stock. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.

Risks Related to our Lending Activities

Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2020, commercial real estate loans totaled $29.4 million, or 13.7% of our loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, their repayment can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate commercial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Our construction and land loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2020, construction and land loans totaled $22.8 million, or 10.6% of our loan portfolio. Construction lending involves additional risks when compared with permanent finance lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. In addition, speculative construction loans, which are loans made to home builders who, at the time of loan origination, have not yet secured an end buyer for the home under construction, typically carry higher risks than those associated with traditional construction loans. These increased risks arise because of the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, in addition to the risks associated with traditional construction loans, speculative construction loans carry the added risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found. Land loans have substantially similar risks to speculative construction loans. As our construction and land loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase.

If our allowance for loan and lease losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan and lease losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for loan and lease losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolios of commercial real estate and commercial business loans, as well as any future credit deterioration, including as a result of the COVID-19 pandemic, could require us to increase our allowance for loan and lease losses in the future. Material additions to our allowance would materially decrease our net income.

The Financial Accounting Standards Board has delayed the effective date of the implementation of Current Expected Credit Loss, or CECL, standard. CECL will be effective for Texas Community Bancshares and Mineola Community Bank on January 1, 2023. CECL will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan and lease losses that are incurred or probable, which would likely require us to increase our allowance for credit losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of the allowance for credit losses.

In addition, bank regulators periodically review our allowance for loan and lease losses and, as a result of such reviews, we may be required to increase our provision for loan and lease losses or recognize further loan charge-offs. Any increase in our allowance for loan and lease losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans and, in doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are subject to the risk that the SBA may not fund some or all PPP loan guarantees.

We are subject to credit risk on PPP loans if the SBA determines that there is a deficiency in the manner in which we originated, funded or serviced our PPP loans, including any issue with the eligibility of a borrower to receive a PPP loan. If a loss results from a default on a PPP loan and a determination by the SBA that there was a deficiency in the manner in which we originated, funded or serviced a PPP loan, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty or, if the SBA has already paid under the guaranty, seek recovery of any loss related to the deficiency from us.

Risks Related to the COVID-19 Pandemic

The economic impact of the COVID-19 pandemic could adversely affect our financial condition and results of operations.

The COVID-19 pandemic has caused significant economic dislocation in the United States as many state and local governments have ordered non-essential businesses to close and residents to shelter in place at home. This has resulted in an unprecedented slow-down in economic activity and a related increase in unemployment. Since the COVID-19 pandemic, millions of individuals have filed claims for unemployment, and stock markets have declined in value and in particular bank stocks have significantly declined in value. In response to the COVID-19 pandemic, the Federal Reserve Board has reduced the benchmark federal funds rate to a target range of 0% to 0.25%, and the yields on 10 and 30-year treasury notes have declined to historic lows. Various state governments and federal agencies are requiring lenders to provide forbearance and other relief to borrowers (e.g., waiving late payment and other fees). The federal banking agencies have encouraged financial institutions to prudently work with affected borrowers, and federal legislation has provided relief from reporting loan classifications due to modifications related to the COVID-19 pandemic. Certain industries have been particularly hard-hit, including the travel and hospitality industry, the restaurant industry and the retail industry. Finally, the spread of the coronavirus has caused us to modify our business practices, including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences. We have many employees working remotely and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers and business partners.

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the  COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. Further, while jurisdictions in which we operate have gradually allowed the re-opening of businesses and other organizations and removed the sheltering restrictions, it is premature to assess whether doing so will result in a meaningful increase in economic activity and the impact of such actions on further COVID-19 cases. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

•	demand for our products and services may decline, making it difficult to grow assets and income;

•	if the economy is unable to reopen substantially and successfully, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;

•	collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;

•	limitations may be placed on our ability to foreclose on properties during the pandemic;

•	our allowance for loan and lease losses may have to be increased if borrowers experience financial difficulties beyond forbearance periods, which will adversely affect our net income;

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;

•	as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income;

•	our cyber security risks are increased as the result of an increase in the number of employees working remotely;

•	a worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets, such as goodwill;

•	litigation, regulatory enforcement risk and reputation risk regarding our participation in the PPP and the risk that the SBA may not fund some or all PPP loan guarantees;

•	we rely on third-party vendors for certain services and the unavailability of a critical service due to the COVID-19 pandemic could have an adverse effect on us; and

•	Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs.

Moreover, our future success and profitability substantially depends on the management skills of our executive officers and directors, many of whom have held officer and director positions with us for many years. The unanticipated loss or unavailability of key employees due to the pandemic could harm our ability to operate our business or execute our business strategy. We may not be successful in finding and integrating suitable successors in the event of key employee loss or unavailability.

Any one or a combination of the factors identified above could negatively impact our business, financial condition and results of operations and prospects.

Risks Related to Market Interest Rates

A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

In recent years, the Federal Reserve Board’s policy has been to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. Our ability to reduce our interest expense may be limited at current interest rate levels while the average yield on our interest-earning assets may continue to decrease, and our interest expense may increase as we access non-core funding sources or increase deposit rates to fund our operations. A continuation of a low interest rate environment or an increase in our cost of funds may adversely affect our net interest income, which would have an adverse effect on our profitability.

Future changes in interest rates could reduce our profits and asset values.

Net income is the amount by which net interest income and non-interest income exceed non-interest expense and the provision for loan and lease losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

Substantially all of our loans are fixed-rate loans, and we generally do not sell the loans we originate. Furthermore, the rates we earn on our other interest-earning assets and the rates we pay on our interest-bearing liabilities are generally fixed for a contractual period of time. Like many savings institutions, our interest-bearing liabilities generally have shorter contractual maturities than our interest-earning assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower, current interest rates.

Furthermore, the historically low interest rate environment in recent periods has contributed significantly to our loan growth, particularly in one- to four-family residential mortgage loans where refinance volume has been relatively high. During the year ended December 31, 2020, we originated $67.0 million of one- to four-family residential mortgage loans, of which $28.1 million were refinances of existing loans with us. An increase in market interest rates may reduce our loan origination volume, particularly refinance volume, and/or reduce our interest rate spread, which would have a material adverse effect on our profitability and results of operations.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. As of December 31, 2020, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience an 1.25% decrease in EVE and a 1.71% decrease in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Mineola Community Bank is subject to extensive regulation, supervision and examination by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation. Mineola Community MHC and Mineola Community Financial Group are, and Texas Community Bancshares will be, subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Mineola Community Bank, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the adequacy of the level of our allowance for loan and lease losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand. We have not been subject to fines or other penalties, or have suffered business or reputational harm, as a result of money laundering activities in the past.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and defines “capital” for calculating these ratios. The minimum capital requirements are: (i) a common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6%; (iii) a total capital ratio of 8%; and (iv) a Tier 1 leverage ratio of 4%. The regulations also establish a “capital conservation buffer” of 2.5%, and the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 to risk-based assets capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the capital conservation buffer amount.

The application of these capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. Specifically, following the completion of the offering, Mineola Community Bank’s ability to pay dividends to Texas Community Bancshares will be limited if it does not have the capital conservation buffer required by the capital rules, which may further limit the ability of Texas Community Bancshares to pay dividends to its stockholders. See “Supervision and Regulation—Savings Bank Regulation—Capital Requirements.”

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Texas Community Bancshares will be an emerging growth company. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Texas Community Bancshares also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Economic Conditions

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions, especially local conditions, as a result of the COVID-19 pandemic or otherwise, could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations, and could more negatively affect us compared to a financial institution that operates with more geographic diversity:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, civil unrest, an outbreak of hostilities or other international or domestic calamities, an epidemic or pandemic, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Risks Related to Competitive Matters

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and unregulated or less regulated non-banking entities. Many of these competitors are substantially larger than us and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and/or more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. For additional information see “Business of Mineola Community Bank, S.S.B.—Competition.”

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Risks Related to Operational Matters

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

If there is a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

In addition, we outsource a majority of our data processing requirements to third-party providers. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets and key business relationships, and have been integral in the restructuring of our operations, including the implementation of a more aggressive sales culture within our institution. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to become more dependent on these sources, which may include Federal Home Loan Bank advances, proceeds from the sale of loans, federal funds purchased and brokered certificates of deposit. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Risks Related to Accounting Matters

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus, as well as periodic reports we will be required to file under the Securities Exchange Act of 1934 upon the completion of the offering, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan and lease losses, the valuation of acquired loans, the valuation of other real estate acquired in connection with foreclosure or in satisfaction of loans, valuation allowances associated with the realization of deferred tax assets and our determinations with respect to amounts owed for income taxes.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our consolidated financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Other Risks Related to Our Business

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, reputation, or our financial condition and results of our operations.

Risks Related to the Offering

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Texas Community Bancshares and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $14.6 million and $20.0 million of the net proceeds of the offering (or $23.0 million at the adjusted maximum of the offering range) to Mineola Community Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. Mineola Community Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for the funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of our bank regulators. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of the conversion and offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. The Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity may be lower than our peers until we are able to leverage the additional capital we receive from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we currently sponsor and intend to adopt. Our return on average equity was 2.35% for the year ended December 31, 2020, with consolidated members’ equity of $31.9 million at December 31, 2020. Our pro forma consolidated stockholders’ equity as of December 31, 2020, assuming completion of the offering, is estimated to be between $57.5 million at the minimum of the offering range and $66.9 million at the adjusted maximum of the offering range. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, our return on equity may be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the sum of shares of our common stock sold in the offering and contributed to the charitable foundation. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $836,000 ($701,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the sum of shares sold in the offering and contributed to the charitable foundation, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the sum of shares sold in the offering and contributed to the charitable foundation. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of the sum of shares of common stock sold in the offering and contributed to the charitable foundation. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the stock offering may negatively affect our stock price.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Texas Community Bancshares without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a bank holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Texas Community Bancshares without the consent of our board of directors, and may increase the cost of an acquisition. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Texas Community Bancshares” and “Management—Benefits to be Considered Following Completion of the Conversion.”

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of Texas Community Bancshares provide that, unless Texas Community Bancshares consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Texas Community Bancshares, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Texas Community Bancshares to Texas Community Bancshares or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Texas Community Bancshares and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

We have received conditional approval to list our common stock on the Nasdaq Capital Market under the symbol “TCBS” upon conclusion of the conversion and offering, subject to completion of the offering and compliance with certain conditions, including having 300 unrestricted “round lot” stockholders (stockholders owning at least 100 shares that are not subject to resale restrictions) and at least three companies making a market for our common stock. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

You may not revoke your decision to purchase Texas Community Bancshares common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Feldman Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond August 2, 2021, or the number of shares to be sold in the offering is increased to more than 4,761,000 shares or decreased to fewer than 3,060,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted in connection with the stock offering are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

Risks Related to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2021.

We intend to establish and fund a new charitable foundation in connection with the conversion and offering. We intend to contribute $75,000 in cash and 50,000 shares, for an aggregate contribution of $575,000 based on the $10.00 per share offering price, to the charitable foundation. The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. The after-tax expense of the contribution is expected to reduce net income in the year of the contribution by approximately $454,000.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (generally income before federal income taxes and charitable contributions expense) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period and expires thereafter.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the periods presented is derived in part from the consolidated financial statements of Mineola Community MHC. The financial condition data at December 31, 2020 and 2019 and the operating data for the years ended December 31, 2020 and 2019 are derived from the audited consolidated financial statements of Mineola Community MHC included elsewhere in this prospectus. The information at and for the years ended December 31, 2018 was derived in part from the audited consolidated financial statements of Mineola Community MHC that are not included in this prospectus. The following information is only a summary, and should be read in conjunction with the consolidated financial statements and related notes of Mineola Community MHC beginning on page F-1 of this prospectus.

	At December 31,
	2020	2019	2018

	(In thousands)
Selected Financial Condition Data:
Total assets	$299,638	$267,559	$251,822
Cash and cash equivalents	8,073	5,530	10,665
Interest bearing deposits in banks	14,015	19,060	13,839
Securities available for sale	12,966	10,715	14,120
Securities held to maturity	34,328	39,179	39,313
Loans receivable, net	213,239	177,202	158,563
Premises and equipment, net	6,383	6,084	6,303
Foreclosed real estate	209	—	24
Restricted investments carried at cost	2,024	1,994	1,944
Bank owned life insurance	5,908	5,787	4,685
Core deposit intangible	661	794	926
Total deposits	235,140	204,224	197,661
Advances from the Federal Home Loan Bank	30,768	31,142	23,539
Total members’ equity	31,939	31,054	29,763

	For the Years Ended December 31,
	2020	2019	2018

	(In thousands)
Selected Operating Data:
Interest income	$10,802	$10,025	$8,314
Interest expense	2,509	2,642	1,982
Net interest income	8,294	7,383	6,332
Provision for loan and lease losses	484	160	16
Net interest income after provision for loan and lease losses	7,809	7,223	6,316
Noninterest income	1,557	1,625	1,476
Noninterest expense	8,424	7,561	6,805
Income before income taxes	942	1,287	987
Income tax expense	193	230	157
Net income	$749	$1,057	$831

	At or For the Years Ended December 31,
	2020	2019	2018
Performance Ratios:
Return on average assets	0.26%	0.41%	0.38%
Return on average equity	2.35%	3.45%	2.83%
Interest rate spread (1)	2.95%	2.84%	2.85%
Net interest margin (2)	3.14%	3.06%	3.03%
Noninterest expense to average assets	2.96%	2.92%	3.01%
Efficiency ratio (3)	85.51%	83.94%	87.15%
Average interest-earning assets to average interest-bearing liabilities	119.96%	119.71%	118.40%

Capital Ratios:
Average equity to average assets	11.21%	11.82%	13.41%
Total capital to risk-weighted assets	19.16%	21.10%	22.30%
Tier 1 capital to risk-weighted assets	18.68%	20.30%	21.60%
Common equity tier 1 capital to risk-weighted assets	18.68%	20.30%	21.60%
Tier 1 capital to average assets	10.50%	11.40%	12.80%

Asset Quality Ratios:
Allowance for loan and lease losses as a percentage of total loans	0.73%	0.62%	0.61%
Allowance for loan and lease losses as a percentage of non-performing loans	178.81%	128.67%	155.93%
Allowance for loan and lease losses as a percentage of non-accrual loans	178.81%	128.67%	155.93%
Non-accrual loans as a percentage of total loans	0.41%	0.48%	0.39%
Net (charge-offs) recoveries to average outstanding loans during the year	(0.01)%	(0.02)%	(0.01)%
Non-performing loans as a percentage of total loans	0.41%	0.48%	0.39%
Non-performing loans as a percentage of total assets	0.29%	0.32%	0.25%
Total non-performing assets as a percentage of total assets	0.36%	0.32%	0.26%

Other Data:
Number of offices	6	6	5
Number of full-time employees	61	58	52
Number of part-time employees	2	5	3

(1)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2)	Represents net interest income as a percentage of average interest-earning assets.

(3)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.

RECENT DEVELOPMENTS

The financial data presented below is derived in part from the consolidated financial statements of Mineola Community MHC. The financial condition data at December 31, 2020 are derived from the audited consolidated financial statements of Mineola Community MHC included elsewhere in this prospectus. The financial condition data at March 31, 2021 and the operating data for the three months ended March 31, 2021 and 2020 are not audited but, in the opinion of management, reflects all adjustments necessary for a fair presentation. All such adjustments are normal and recurring and are the only adjustments reflected in the financial data presented below. The following information is only a summary and should be read in conjunction with the audited consolidated financial statements of Mineola Community MHC beginning on page F-1 of this prospectus.

	At March 31, 2021	At December 31, 2020
	(Unaudited)
	(In thousands)
Selected Financial Condition Data:
Total assets	$316,501	$299,638
Cash and cash equivalents	19,210	8,073
Interest bearing deposits in banks	20,995	14,015
Securities available for sale	11,767	12,966
Securities held to maturity	35,497	34,328
Loans receivable, net	212,239	213,239
Premises and equipment, net	6,365	6,383
Foreclosed real estate	209	209
Restricted investments carried at cost	2,027	2,024
Bank owned life insurance	5,935	5,908
Core deposit intangible	628	661
Total deposits	252,559	235,140
Advances from the Federal Home Loan Bank	30,208	30,768
Total members’ equity	31,757	31,939

	For the Three Months Ended March 31,
	2021	2020

	(Unaudited)
	(In thousands)
Selected Operating Data:
Interest income	$2,603	$2,605
Interest expense	564	666
Net interest income	2,039	1,939
Provision for loan and lease losses	2	5
Net interest income after provision for loan and lease losses	2,037	1,934
Noninterest income	383	397
Noninterest expenses	2,129	2,015
Income before income taxes	291	316
Income tax expense	48	52
Net income	$243	$264

	At or For the Three Months Ended March 31,
	2021	2020

	(Unaudited)
Performance Ratios (1):
Return on average assets	0.32%	0.39%
Return on average equity	3.03%	3.35%
Interest rate spread (2)	2.70%	2.91%
Net interest margin (3)	2.85%	3.11%
Noninterest expense to average assets	0.69%	0.75%
Efficiency ratio (4)	87.90%	86.26%
Average interest-earning assets to average interest-bearing liabilities	118.48%	118.64%

Capital Ratios:
Average equity to average assets	10.44%	11.79%
Tier 1 capital to average assets	10.21%	11.50%

Asset Quality Ratios:
Allowance for loan and lease losses as a percentage of total loans	0.73%	0.60%
Allowance for loan and lease losses as a percentage of non-performing loans	162.37%	165.71%
Allowance for loan and lease losses as a percentage of non-accrual loans	162.37%	165.71%
Non-accrual loans as a percentage of total loans	0.45%	0.36%
Net (charge-offs) recoveries to average outstanding loans during the period	0.00%	0.00%
Non-performing loans as a percentage of total loans	0.45%	0.36%
Non-performing loans as a percentage of total assets	0.30%	0.25%
Non-performing assets as a percentage of total assets	0.37%	0.32%

Other Data:
Number of offices	6	6
Number of full-time employees	59	57
Number of part-time employees	3	4

(1)	Performance ratios are annualized.

(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3)	Represents net interest income as a percentage of average interest-earning assets.

(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income.

Comparison of Financial Condition at March 31, 2021 and December 31, 2020

Total Assets. Total assets were $316.5 million at March 31, 2021, an increase of $16.9 million, or 5.6%, when compared to total assets of $299.6 million at December 31, 2020. The increase was due primarily to increases in cash and cash equivalents and in interest bearing deposits in banks, which increased by a combined $18.1 million, or 82.0%, in the first quarter, which was primarily due to a $17.4 million, or 7.4%, increase in deposits from $235.1 million at December 31, 2020 to $252.6 million at March 31, 2021.

Cash and Cash Equivalents. Cash and cash equivalents (which includes fed funds sold) increased $11.1 million, or 138.0%, to $19.2 million (which includes fed funds sold of $13.4 million) at March 31, 2021 from $8.1 million (which includes fed funds sold of $2.1 million) at December 31, 2020. This increase is primarily due to an increase in deposits of $17.4 million.

Interest Bearing Deposits in Banks. Interest bearing deposits in banks were $21.0 million at March 31, 2021 compared to $14.0 million at December 31, 2020, an increase of $7.0 million, or 49.8%. The increase was due primarily to an increase in deposits of $17.4 million.

Securities Available for Sale. Securities available for sale decreased by $1.2 million, or 9.3%, to $11.8 million at March 31, 2021 from $13.0 million at December 31, 2020. This decrease is due to principal repayments of $1.1 million and a $27,000 decrease in unrealized holding gains within the portfolio.

Securities Held to Maturity. Securities held to maturity increased by $1.2 million, or 3.4%, to $35.5 million at March 31, 2021 from $34.3 million at December 31, 2020. This increase is due to purchases of mortgage-backed securities totaling $6.2 million, partially offset by principal repayments on mortgage-backed securities of $3.1 million and calls on municipal securities totaling $1.9 million.

Loans and Leases Receivable, Net. Loans and leases receivable, net, decreased $1.0 million, or 0.5%, to $212.2 million at March 31, 2021 from $213.2 million at December 31, 2020. During the quarter ended March 31, 2021, loan originations totaled $22.7 million of which $5.9 million were renewals or refinancings of existing loans with Mineola Community Bank, resulting in originations of new loans of $16.8 million. Of these new loan originations, there were $8.2 million of one- to four-family loan originations, $6.3 million of construction loan originations, including speculative construction loans of $2.8 million ($1.3 million of all construction loans originated during the current quarter were funded at March 31, 2021), $654,000 of consumer loan originations, $385,000 in commercial and industrial loan originations, $553,000 in land & development loan originations, and $294,000 in farmland loan originations. During the three months ended March 31, 2021, there were $3.1 million in loan principal payments and $10.8 million in loan payoffs. PPP loans decreased by $3.1 million, or 78.0%, from $4.1 million at December 31, 2020 to $895,000 at March 31, 2021. During the three months ended March 31, 2021, construction loans in process increased by $1.0 million to $24.5 million at March 31, 2021, which reflects the strong housing demand in our primary market area.

Deposits. Deposits increased $17.4 million, or 7.4%, to $252.6 million at March 31, 2021 from $235.1 million at December 31, 2020. Core deposits (defined as all deposits other than certificates of deposit) increased $17.9 million, or 11.2%, to $177.3 million at March 31, 2021 from $159.4 million at December 31, 2020. Certificates of deposit decreased $454,000, or 0.6%, to $75.3 million at March 31, 2021 from $75.8 million at December 31, 2020. At March 31, 2021, there were no brokered deposits. The growth in deposits in the first quarter of 2021 was primarily due to the high customer cash balances resulting from tax refund deposits and various forms of COVID- 19 relief, primarily government stimulus payments. The decrease in certificates of deposit is primarily due to the low interest rate environment combined with our strategy to reduce our cost of funds by reducing the balances of higher cost certificates of deposit.

Advances from the Federal Home Loan Bank. Advances from the Federal Home Loan Bank decreased by $560,000, or 1.8%, to $30.2 million at March 31, 2021 from $30.8 million at December 31, 2020 due to scheduled monthly amortization of principal.

Total Members’ Equity. Total members’ equity decreased $182,000, or 0.6%, to $31.8 million at March 31, 2021 from $31.9 million at December 31, 2020. This decrease was due to $403,000 in costs related to the pending stock conversion and a $21,000 reduction in other comprehensive income from $128,000 at December 31, 2020 to $107,000 at March 31, 2021, offset by net income of $243,000 for the three months ended March 31, 2021.

At March 31, 2021, Mineola Community Bank opted to use the community bank leverage ratio framework (Tier 1 capital to average assets) for regulatory capital purposes, as permitted by the CARES Act. At March 31, 2021, a community bank leverage ratio of at least 8.5% is required to be considered “well capitalized” under regulatory requirements. At March 31, 2021, Mineola Community Bank’s community bank leverage ratio was 10.21%.

The following table sets forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans are included in the computation of average balances. Average yields for loans (excluding PPP loans) include loan fees of $134,000 and $77,000 for the three months ended March 31, 2021 and 2020, respectively. No PPP loans were originated during the three months ended March 31, 2021 or 2020. We have not recorded deferred loan fees, as we have determined them to be immaterial.

	For the Three Months Ended March 31,
	2021			2020
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate

	(Dollars in thousands)
	(Unaudited)
Interest-earning assets:
Loans (excluding PPP loans)	$212,114	$2,397	4.52%	$181,149	$2,227	4.92%
Allowance for loan and lease losses	(1,562)			(1,102)
PPP loans	1,367	4	1.17%	—	—	—%
Securities	47,761	177	1.48%	48,415	258	2.13%
Restricted stock	2,023	4	0.79%	1,994	11	2.21%
Interest bearing deposits in banks	21,601	20	0.37%	17,442	105	2.41%
Federal funds sold	3,258	1	0.12%	1,389	4	1.15%
Total interest-earning assets	286,562	2,603	3.63%	249,287	2,605	4.18%
Noninterest-earning assets	20,976			18,121
Total assets	$307,538			$267,408

Interest-bearing liabilities:
Interest-bearing demand deposits	$62,055	54	0.35%	$43,598	43	0.39%
Regular savings and other deposits	63,376	60	0.38%	48,788	66	0.54%
Money market deposits	9,850	11	0.45%	11,422	34	1.19%
Certificates of deposit	75,771	276	1.46. %	73,012	339	1.86%
Total interest-bearing deposits	211,052	401	0.76%	176,820	482	1.09%
Advances from the Federal Home Loan Bank	30,407	160	2.10%	32,983	181	2.20%
Other liabilities	412	3	2.91%	325	3	3.69%
Total interest-bearing liabilities	241,871	564	0.93%	210,128	666	1.27%
Noninterest-bearing demand deposits	30,939			23,787
Other noninterest-bearing liabilities	2,620			1,963
Total liabilities	275,430			235,878
Total members’ equity	32,108			31,530
Total liabilities and members’ equity	$307,538			$267,408
Net interest income		$2,039			$1,939
Net interest rate spread (1)			2.70%			2.91%
Net interest-earning assets (2)	$44,691			$39,159
Net interest margin (3)			2.85%			3.11%
Average interest-earning assets to interest-bearing liabilities			118.48%			118.64%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Comparison of the Operating Results for the Three Months Ended March 31, 2021 and March 31, 2020

Net Income. Net income was $243,000 for the three months ended March 31, 2021, compared to net income of $264,000 for the three months ended March 31, 2020, a decrease of $21,000, or 8.0%. The decrease was primarily due to a $14,000 decrease in non-interest income and a $114,000 increase in non-interest expense, partially offset by a $103,000 increase in net interest income after provision for loan losses.

Interest Income. Interest income decreased $2,000, or 0.1%, to remain at $2.6 million for the three months ended March 31, 2021. This decrease was the result of decreased interest income on securities, cash and cash equivalents and deposits in banks, but was offset with an increase in loan interest income.

Interest income on loans was $2.4 million for the three months ended March 31, 2021, compared to $2.2 million for the three months ended March 31, 2020, an increase of $170,000 or 7.6%, net of interest income on PPP loans of $4,000. This increase was primarily due to an increase of $31.0 million, or 17.8%, in the average balance of the loan portfolio to $213.5 million for the three months ended March 31, 2021 from $181.1 million for the three months ended March 31, 2020. This was partially offset by a decrease of 40 basis points, or 8.1%, in the average yield on loans from 4.92% for the three months ended March 31, 2020 to 4.52% for the three months ended March 31, 2021.

Interest income on securities interest declined $81,000 from $258,000 for the three months ended March 31, 2020 to $177,000 for the three months ended March 31, 2021. This decline resulted from a decrease of $654,000, or 1.4%, in average securities from $48.4 million for the three months ended March 31, 2020 to $47.8 million for the three months ended March 31, 2021, combined with a 65 basis point, or 30.5%, decrease in average rate from 2.13% for the three months ended March 31, 2020 to 1.48% for the three months ended March 31, 2021. The rate decrease is reflective of the overall rate decline in average yields on mortgage backed securities. Despite lower yields in the current interest rate environment, we intend to continue to purchase mortgage backed securities as a part of our investment and liquidity management strategies.

Interest income from interest bearing deposits in banks declined $85,000, or 81.0%, from $105,000 for the three months ended March 31, 2020 to $20,000 for the three months ended March 31, 2021. This decline resulted from a decrease of 204 basis points, or 84.6%, in average yield from 2.41% for the three months ended March 31, 2020 to 0.37% for the three months ended March 31, 2021, which was partially offset by a $4.2 million, or 23.8%, increase in average deposits in banks from $17.4 million for the three months ended March 31, 2020 to $21.6 million for the three months ended March 31, 2021. There was also a decrease of 103 basis points, or 89.3%, in average yield on fed funds from 1.15% for the three months ended March 31, 2020 to 0.12% for the three months ended March 31, 2021, which was partially offset by a $1.9 million, or 134.6%, increase in average fed funds from $1.4 million for the three months ended March 31, 2020 to $3.3 million for the three months ended March 31, 2021. All of these declines in average yields are due to the decrease in market interest rates. Total interest earning assets increased by $37.3 million, or 15.0%, from $249.3 million at March 31, 2020 to $286.6 million at March 31, 2021, which was offset by a decrease in the yield on interest earning assets of 55 basis points, or 13.1%, from 4.18% on March 31, 2020 to 3.63% on March 31, 2021.

Interest Expense. Total interest expense decreased $102,000, or 15.3%, to $564,000 for the three months ended March 31, 2021 from $666,000 for the three months ended March 31, 2020 due to a decrease in the average cost of interest-bearing liabilities of 34 basis points, or 26.4%, from 1.27% for the three months ended March 31, 2020 to 0.93% for the three months ended March 31, 2021, primarily due a decrease in market interest rates. Interest expense on deposit accounts decreased $81,000, or 16.8%, to $401,000 for three months ended March 31, 2021 from $482,000 for the three months ended March 31, 2020, due to a decrease in the average deposit cost of 33 basis points from 1.09% for the three months ended March 31, 2020 to 0.76% for the three months ended March 31, 2021, due to a decrease in market interest rates. This was partially offset by an increase of $34,000, or 19.4%, in the average deposit account balances from $176.8 million for the three months ended March 31, 2020 to $211.1 million for the three months ended March 31, 2021.

Interest expense on Federal Home Loan Bank advances decreased $21,000, or 11.6%, to $160,000 for the three months ended March 31, 2021 from $181,000 for the three months ended March 31, 2020. This decrease was due primarily to the decrease in the average balance of Federal Home Loan Bank advances of $2.6 million, or 7.8%, to $30.4 million for the three months ended March 31, 2021 from $33.0 million for the three months ended March 31, 2020 combined with a decrease in the average rate of 10 basis points, or 4.1%, from 2.20% for the three months ended March 31, 2020 to 2.10% for the three months ended March 31, 2021.

Net Interest Income. Net interest income increased $100,000, or 5.2%, to $2.0 million for the three months ended March 31, 2021 from $1.9 million for the three months ended March 31, 2020 primarily due to a decrease in the average cost of 34 basis points, or 26.4%, from 1.27% for the three months ended March 31, 2020 to 0.93% for the three months ended March 31, 2021. The average balance of net interest-earning assets increased from $39.2 million for the three months ended March 31, 2020 to $44.7 million for the three months ended March 31, 2021, which offset a 21 basis point decrease in the net interest rate spread from 2.91% for the three months ended March 31, 2020 to 2.70% for the three months ended March 31, 2021. Net interest margin decreased 26 basis points, or 8.4%, to 2.85% for the three months ended March 31, 2021 from 3.11% for the three months ended March 31, 2020.

Provision for Loan and Lease Losses. Based on management’s analysis of the adequacy of allowance for loan and lease losses, the provision for loan losses was $2,000 for the three months ended March 31, 2021, compared to $5,000 for the three months ended March 31, 2020.

Noninterest Income. Noninterest income decreased $14,000, or 3.5%, to $383,000 for the three months ended March 31, 2021 from $397,000 for the three months ended March 31, 2020, due to a decrease in service charges on deposit accounts of $41,000 and a decrease in other income of $10,000, which were offset by an increase of $37,000 in other service charges and fees. The decrease in service charges on deposit accounts is primarily related to stimulus funds being received in deposit accounts resulting in decreased overdraft fees. The increase in other service charges and fees is primarily related to increased ATM fees due to increased usage.

Noninterest Expense. Noninterest expense increased $114,000, or 5.7%, to $2.1 million for the three months ended March 31, 2021 from $2.0 million for the year ended March 31, 2020 primarily due to increases in salaries and employee benefits, data processing, and director fees.

Salary and employee benefit expenses increased by $56,000, or 4.7%, to $1.2 million for the three months ended March 31, 2021 due to normal salary increases and an increase in insurance cost. Directors’ fees also increased $15,000, or 25.0%, to $75,000 for the three months ended March 31, 2021 from $60,000 for the three months ended March 31, 2020 due to an increase in monthly director fees. Data processing expense increased by $30,000, or 15.6%, to $224,000 for the three months ended March 31, 2021 primarily due to additional products, an increase in the number of loan and deposit accounts, and increased usage of online services.

Income Tax Expense. Income tax expense decreased by $4,000, or 7.7%, to $48,000 for the three months ended March 31, 2021 from $52,000 for the three months ended March 31, 2020. The effective tax rate was 16.5% for both the three months ended March 31, 2021 and 2020.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	conditions relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown either nationally or in our market areas, that are worse than expected;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments, including our mortgage servicing rights asset, or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 17. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $29.2 million and $39.9 million, or $46.1 million if the offering range is increased by 15%.

We intend to use the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	3,060,000 Shares		3,600,000 Shares		4,140,000 Shares		4,761,000 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds

	(Dollars in thousands)
Gross offering proceeds	$30,600		$36,000		$41,400		$47,610
Less: offering expenses	1,369		1,419		1,469		1,526
Net offering proceeds	$29,231	100.0%	$34,581	100.0%	$39,931	100.0%	$46,084	100.0%

Distribution of net proceeds:
To Mineola Community Bank	$14,616	50.0%	$17,291	50.0%	$19,966	50.0%	$23,042	50.0%
To fund cash contribution to charitable foundation	$75	0.3%	$75	0.2%	$75	0.2%	$75	0.2%
To fund loan to employee stock ownership plan	$2,488	8.5%	$2,920	8.5%	$3,352	8.4%	$3,849	8.3%
Retained by Texas Community Bancshares	$12,052	41.2%	$14,295	41.3%	$16,538	41.4%	$19,119	41.5%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Mineola Community Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription and community offerings and instead a portion of the shares were sold in a syndicated community offering.

Texas Community Bancshares may use the proceeds it retains from the offering:

•	to invest in securities;

•	to repurchase shares of its common stock;

•	to finance the potential acquisition of financial institutions or financial services companies, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Mineola Community Bank may use the net proceeds it receives from the offering:

•	to fund new loans;

•	to invest in securities;

•	to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•	to expand its banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Texas Community Bancshares will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by it in connection with the conversion. The source of dividends will depend on the net proceeds retained by Texas Community Bancshares and earnings thereon, and dividends from Mineola Community Bank. In addition, Texas Community Bancshares will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, Mineola Community Bank will not be permitted to pay dividends on its capital stock owned by Texas Community Bancshares, its sole stockholder, if Mineola Community Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Mineola Community Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. Mineola Community Bank must provide notice to the Federal Reserve Board and file an application with the Texas Department of Savings and Mortgage Lending for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.

Any payment of dividends by Mineola Community Bank to Texas Community Bancshares that would be deemed to be drawn from its bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Mineola Community Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Mineola Community Bank does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with Mineola Community Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Texas Community Bancshares has never issued capital stock. We have received conditional approval to list the shares of common stock of Texas Community Bancshares on the Nasdaq Capital Market under the symbol “TCBS” upon completion of the conversion and offering. In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2020, Mineola Community Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Mineola Community Bank at December 31, 2020, and the pro forma equity capital and regulatory capital of Mineola Community Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Mineola Community Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Mineola Community Bank Historical at		Mineola Community Bank Pro Forma at December 31, 2020 Based Upon the Sale in the Offering of:
	December 31, 2020		3,060,000 Shares		3,600,000 Shares		4,140,000 Shares		4,761,000 Shares (1)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets

	(Dollars in thousands)
Equity	$31,435	10.49%	$42,319	13.52%	$44,346	14.06%	$46,373	14.59%	$48,704	15.18%

Tier 1 leverage capital (2)(3)	$30,645	10.50%	$41,529	13.61%	$43,556	14.16%	$45,583	14.70%	$47,914	15.31%
Tier 1 leverage requirement	14,593	5.00	15,261	5.00	15,384	5.00	15,507	5.00	15,649	5.00
Excess	$16,052	5.50%	$26,268	8.61%	$28,172	9.16%	$30,076	9.70%	$32,265	10.31%

Tier 1 risk-based capital (2)(3)	$30,645	18.68%	$41,529	24.91%	$43,556	26.05%	$45,583	27.18%	$47,914	28.47%
Tier 1 risk-based requirement	13,124	8.00	13,338	8.00	13,377	8.00	13,417	8.00	13,462	8.00
Excess	$17,521	10.68%	$28,191	16.91%	$30,179	18.05%	$32,166	19.18%	$34,452	20.47%

Total risk-based capital (2)(3)	$32,206	19.63%	$43,090	25.84%	$45,117	26.98%	$47,144	28.11%	$49,475	29.40%
Total risk-based requirement	16,405	10.00	16,673	10.00	16,722	10.00	16,771	10.00	16,828	10.00
Excess	$15,801	9.63%	$26,417	15.84%	$28,395	16.98%	$30,373	18.11%	$32,647	19.40%

Common equity tier 1 risk-based capital (2)(3)	$30,645	18.68%	$41,529	24.91%	$43,556	26.05%	$45,583	27.18%	$47,914	28.47%
Common equity tier 1 risk-based requirement	10,663	6.50	10,837	6.50	10,869	6.50	10,901	6.50	10,938	6.50
Excess	$19,982	12.18%	$30,692	18.41%	$32,687	19.55%	$34,682	20.68%	$36,976	21.97%

Reconciliation of capital infused into Mineola Community Bank:
Net proceeds			$14,616		$17,291		$19,966		$23,042
Less: Common stock acquired by employee stock ownership plan			(2,488)		(2,920)		(3,352)		(3,849)
Less: Common stock acquired by stock-based incentive plans			(1,244)		(1,460)		(1,676)		(1,924)
Pro forma increase			$10,884		$12,911		$14,938		$17,269

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Mineola Community MHC at December 31, 2020 and the pro forma consolidated capitalization of Texas Community Bancshares after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Mineola Community MHC at December 31,	Texas Community Bancshares Pro Forma at December 31, 2020 Based Upon the Sale in the Offering at $10.00 per share of:
	2020	3,060,000 Shares	3,600,000 Shares	4,140,000 Shares	4,761,000 Shares (1)

	(Dollars in thousands)
Deposits (2)	$235,140	$235,140	$235,140	$235,140	$235,140
Borrowed funds	30,768	30,768	30,768	30,768	30,768
Total deposits and borrowed funds	$265,908	$265,908	$265,908	$265,908	$265,908

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 19,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)(4)	—	31	37	42	48
Additional paid-in capital (3)	—	29,200	34,544	39,889	46,036
Retained earnings (4)	31,811	31,811	31,811	31,811	31,811
Accumulated other comprehensive income	128	128	128	128	128
Stock contribution to charitable foundation	—	500	500	500	500
Less: After-tax expense of contribution to charitable foundation (5)	—	(454)	(454)	(454)	(454)
Less: Common stock held by employee stock ownership plan (6)	—	(2,488)	(2,920)	(3,352)	(3,849)
Less: Common stock to be acquired by stock-based benefit plans (7)	—	(1,244)	(1,460)	(1,676)	(1,924)
Total stockholders’ equity	$31,939	$57,484	$62,186	$66,888	$72,296
Total tangible stockholders’ equity (8)	$31,278	$56,823	$61,525	$66,227	$71,635

Pro Forma Shares Outstanding
Shares offered for sale	—	3,060,000	3,600,000	4,140,000	4,761,000
Shares issued to charitable foundation	—	50,000	50,000	50,000	50,000
Total shares outstanding	—	3,110,000	3,650,000	4,190,000	4,811,000

Total stockholders’ equity as a percentage of total assets	10.66%	17.68%	18.85%	19.99%	21.26%
Tangible stockholders’ equity as a percentage of tangible assets	10.46%	17.51%	18.69%	19.83%	21.11%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)	No effect has been given to the issuance of additional shares of Texas Community Bancshares common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation will be reserved for issuance upon the exercise of options under the plans.

(4)	The retained earnings of Mineola Community Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Savings Bank Regulation—Capital Distributions.”

(footnotes continue on following page)

(5)	Represents the expense of the contribution to the charitable foundation based on a 21% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable donations equal to 10% of our annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(6)	Assumes that 8% of the sum of shares sold in the offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from Texas Community Bancshares. The loan will be repaid principally from Mineola Community Bank’s contributions to the employee stock ownership plan. Since Texas Community Bancshares will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on the consolidated financial statements of Texas Community Bancshares. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)	Assumes a number of shares of common stock equal to 4% of the sum of shares of common stock to be sold in the offering and contributed to the charitable foundation will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Texas Community Bancshares. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the offering. Texas Community Bancshares will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

(8)	Total tangible stockholders’ equity, a non-GAAP financial measure, equals total stockholders’ equity minus core deposit intangible of $661,000 at December 31, 2020.

PRO FORMA DATA

The following tables summarize historical data of Mineola Community MHC and pro forma data of Texas Community Bancshares at and for the year ended December 31, 2020. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds disclosed in the tables are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 8% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation with a loan from Texas Community Bancshares. The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 20 years. Interest income that we earn on the loan will offset the interest paid by Mineola Community Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the loan over 20 years, net of historical expense for the period;

(iii)	our directors, executive officers, and their associates will purchase 357,500 shares of common stock;

(iv)	we will contribute $75,000 in cash and 50,000 shares of common stock to the charitable foundation;

(v)	we will pay Performance Trust a fee equal to 1.0% of the aggregate dollar amount of common stock sold in the subscription and community offerings, excluding common stock sold to our employee stock ownership and to our directors, executive officers and employees and their associates and excluding shares of common stock contributed to the charitable foundation; and

(vi)	total expenses of the offering, other than the fees and commissions to be paid to Performance Trust and other broker-dealers, will be $1.1 million.

We calculated pro forma consolidated net income for the period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 0.36% (0.28% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at December 31, 2020, which, in light of current market interest rates, we consider to reflect more accurately the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the sum of shares of common stock sold in the stock offering and contributed to the charitable foundation at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the sum of shares of common stock sold in the stock offering and contributed to the charitable foundation. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.69 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Mineola Community Bank, to fund a loan to the employee stock ownership plan, and to make the cash contribution to the charitable foundation. We will retain the remainder of the net proceeds from the stock offering for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the date on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Mineola Community Bank, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering – Liquidation Rights.”

At or for Year Ended December 31, 2020 Based on Sale at $10.00 Per Share of:
3,060,000 Shares	3,600,000 Shares	4,140,000 Shares	4,761,000 Shares (1)
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$30,600	$36,000	$41,400	$47,610
Market value of shares issued to charitable foundation	500	500	500	500
Pro forma market capitalization	$31,100	$36,500	$41,900	$48,110

Gross proceeds of offering	$30,600	$36,000	$41,400	$47,610
Expenses	(1,369)	(1,419)	(1,469)	(1,526)
Estimated net proceeds	29,231	34,581	39,931	46,084
Cash contribution to charitable foundation	(75)	(75)	(75)	(75)
Common stock purchased by employee stock ownership plan	(2,488)	(2,920)	(3,352)	(3,849)
Common stock purchased by stock-based benefit plans	(1,244)	(1,460)	(1,676)	(1,924)
Estimated net proceeds, as adjusted	$25,424	$30,126	$34,828	$40,236

For the Year Ended December 31, 2020
Consolidated net earnings:
Historical	$749	$749	$749	$749
Income on adjusted net proceeds	72	86	99	114
Employee stock ownership plan (2)	(98)	(115)	(132)	(152)
Stock awards (3)	(197)	(231)	(265)	(304)
Stock options (4)	(159)	(186)	(214)	(245)
Pro forma net income	$367	$303	$237	$162

Earnings per share (5):
Historical	$0.26	$0.22	$0.19	$0.17
Income on adjusted net proceeds	0.03	0.03	0.03	0.03
Employee stock ownership plan (2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock awards (3)	(0.07)	(0.07)	(0.07)	(0.07)
Stock options (4)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma earnings per share (5)	$0.13	$0.09	$0.06	$0.04

Offering price to pro forma net earnings per share	76.92	x	111.11	x	166.67	x	250.00	x
Number of shares used in earnings per share calculations	2,873,640	3,372,600	3,871,560	4,445,364

At December 31, 2020
Stockholders’ equity:
Historical	$31,939	$31,939	$31,939	$31,939
Estimated net proceeds	29,231	34,581	39,931	46,084
Shares issued to charitable foundation	500	500	500	500
After-tax cost of charitable foundation	(454)	(454)	(454)	(454)
Common stock purchased by employee stock ownership plan (2)	(2,488)	(2,920)	(3,352)	(3,849)
Common stock acquired by stock-based benefit plans (3)	(1,244)	(1,460)	(1,676)	(1,924)
Pro forma stockholders’ equity (6)	$57,484	$62,186	$66,888	$72,296
Intangible assets	$661	$661	$661	$661
Pro forma tangible stockholders’ equity (6)	$56,823	$61,525	$66,227	$71,635

Stockholders’ equity per share (7):
Historical	$10.27	$8.75	$7.62	$6.64
Estimated net proceeds	9.40	9.47	9.53	9.58
Shares issued to charitable foundation	0.16	0.14	0.12	0.10
After-tax cost of charitable foundation	(0.15)	(0.12)	(0.11)	(0.09)
Common stock purchased by employee stock ownership plan (2)	(0.80)	(0.80)	(0.80)	(0.80)
Common stock acquired by stock-based benefit plans (3)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (6) (7)	$18.48	$17.04	$15.96	$15.03
Intangible assets	$0.21	$0.18	$0.15	$0.14
Pro forma tangible stockholders’ equity per share (6) (7)	$18.27	$16.86	$15.81	$14.89

Offering price as percentage of pro forma stockholders’ equity per share	54.11%	58.69%	62.66%	66.53%
Offering price as percentage of pro forma tangible stockholders’ equity per share	54.73%	59.31%	63.25%	67.16%
Number of shares outstanding for pro forma book value per share calculations	3,110,000	3,650,000	4,190,000	4,811,000

(footnotes on following page)

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Assumes that 8% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Texas Community Bancshares. Mineola Community Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mineola Community Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation – Stock Compensation -- Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mineola Community bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective federal income tax rate of 21%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 12,440, 14,600, 16,760 and 19,244 shares were committed to be released during the year ended December 31, 2020 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(3)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering and contributed to the charitable foundation. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Texas Community Bancshares or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Texas Community Bancshares. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2020, and (iii) the plan expense reflects an effective federal income tax rate of 21%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the sum of shares sold in the offering and contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the sum of shares to be sold in the offering and contributed to the charitable foundation. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.69 for each option and that the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options using an effective federal income tax rate of 21%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 9.09%.

(5)	Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2, above. The number of shares of common stock actually sold may be more or less than the assumed amounts.

(6)	The retained earnings of Mineola Community Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering – Liquidation Rights” and “Supervision and Regulation – Savings Bank Regulation – Capital Distributions.”

(7)	Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) the number of shares to be contributed to the charitable foundation. The number of shares actually sold may be more or less than the assumed amounts.

COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded in connection with the conversion, a greater number of shares of common stock would be sold in the offering. At the minimum, midpoint, maximum, and adjusted maximum of the valuation range, the amount of the stock sold in the offering is $30.6 million, $36.0 million, $41.4 million and $47.6 million, respectively, with the charitable foundation, as compared to $31.1 million, $36.5 million, $41.9 million and $48.1 million, respectively, without the charitable foundation. However, due to the size of the contribution to the charitable foundation, Feldman Financial determined that the additional capital that would be received, assuming the offering occurs without the charitable foundation, was immaterial to the pro forma valuation; and accordingly, the valuation is unchanged with or without the charitable foundation.

For comparative purposes only, set forth below are certain pricing ratios, financial data and ratios at and for the year ended December 31, 2020, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, assuming the offering was completed at the beginning of the period, with and without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount	$30,600	$31,100	$36,000	$36,500	$41,400	$41,900	$47,610	$48,110
Pro forma market capitalization	31,100	31,100	36,500	36,500	41,900	41,900	48,110	48,110
Pro forma total assets	325,183	325,632	329,885	330,334	334,587	335,036	339,995	340,444
Pro forma total liabilities	267,699	267,699	267,699	267,699	267,699	267,699	267,699	267,699
Pro forma stockholders’ equity	57,484	57,933	62,186	62,635	66,888	67,337	72,296	72,745
Pro forma net income (1)	367	369	303	305	237	239	162	164
Pro forma stockholders’ equity per share	$18.48	$18.63	$17.04	$17.16	$15.96	$16.07	$15.03	$15.12
Pro forma net income per share	$0.13	$0.13	$0.09	$0.09	$0.06	$0.06	$0.04	$0.04

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	54.11%	53.68%	58.69%	58.28%	62.66%	62.23%	66.53%	66.14%
Offering price to pro forma net income per share	76.92 x	76.92 x	111.11 x	111.11 x	166.67 x	166.67 x	250.00 x	250.00	x
Offering price to pro forma assets per share	9.56%	9.55%	11.06%	11.05%	12.52%	12.51%	14.15%	14.13%

Pro forma financial ratios:
Return on assets	0.11%	0.11%	0.09%	0.09%	0.07%	0.07%	0.05%	0.05%
Return on equity	0.64%	0.64%	0.49%	0.49%	0.35%	0.35%	0.22%	0.22%
Equity to assets	17.68%	17.79%	18.85%	18.96%	19.99%	20.10%	21.26%	21.37%

(footnote on following page)

(1)	The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma income on assets and pro forma income on stockholders’ equity assuming the contribution to the charitable foundation was expensed during the year ended December 31, 2020 (dollars in thousands).

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
After-tax expense of stock and cash contribution to charitable foundation	$454		$454		$454		$454
Pro forma net loss	$(87)		$(151)		$(217)		$(292)
Pro forma net loss per share	$(0.03)		$(0.04)		$(0.06)		$(0.07)
Offering price to pro forma net loss per share	(333.33	x)	(250.00	x)	(166.67	x)	(142.86	x)
Pro forma loss as a percentage of assets	(0.03)%		(0.05)%		(0.06)%		(0.09)%
Pro forma loss as a percentage of stockholders’ equity	(0.15)%		(0.24)%		(0.32)%		(0.40)%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 is derived in part from the audited consolidated financial statements that appear elsewhere in this prospectus. You should read the information in this section in conjunction with the other business and financial information contained in this prospectus, including the consolidated financial statements and related notes of Mineola Community MHC appearing elsewhere in this prospectus.

Overview

Texas Community Bancshares will succeed to both Mineola Community MHC and Mineola Community Financial Group as the holding company for Mineola Community Bank upon the completion of the conversion and offering. Like Mineola Community MHC and Mineola Community Financial Group, Texas Community Bancshares will conduct its operations primarily through Mineola Community Bank.

Mineola Community Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank of Dallas, in residential real estate loans and commercial real estate loans and, to a lesser extent, commercial loans, construction and land loans, and consumer and other loans. Substantially all of Mineola Community Bank’s loans are fixed-rate loans. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises, state and municipal securities, and Federal Home Loan Bank stock. We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. Mineola Community Bank is subject to comprehensive regulation and examination by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation and is a member of the Federal Home Loan Bank system.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan and lease losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts, other service charges and fees, and income from bank owned life insurance. Non-interest expense currently consists primarily of expenses related to salaries and employee benefits, occupancy and equipment, data processing, contract services, director fees, and other expenses.

We invest in bank owned life insurance to provide us with a funding source to offset some costs of our benefit plan obligations. Bank owned life insurance provides us with non-interest income that is nontaxable. Federal regulations generally limit our investment in bank owned life insurance to 25% of our Tier 1 capital plus our allowance for loan and lease losses. At December 31, 2020, our investment in bank owned life insurance was $5.9 million, which was within this investment limit.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Impact of COVID-19 Pandemic

The COVID-19 pandemic has restricted the level of economic activity in our markets. In response to the pandemic, state governments, including Texas, have taken preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. These measures have dramatically increased unemployment in the United States and have negatively impacted many businesses, and thereby threatened the repayment ability of some of our borrowers.

The CARES Act included a number of provisions that affected us, including accounting relief for troubled debt restructurings (“TDRs”). The CARES Act also established the PPP through the SBA, which allowed us to lend money to small businesses to maintain employee payrolls through the crisis with guarantees from the SBA. Under this program, loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. In addition, the Federal Reserve Board took steps to bolster the economy by, among other things, reducing the federal funds rate and the discount-window borrowing rate to near zero.

We have implemented various consumer and commercial loan modification programs to provide our borrowers relief from the economic impacts of COVID-19. Based on guidance in the CARES Act, COVID-19 related modifications to loans that were current as of December 31, 2019 are exempt from TDR classification under accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the bank regulatory agencies issued interagency guidance stating that COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date are not TDRs.

During the year ended December 31, 2020, we had granted short-term payment deferrals on 44 mortgage loans and consumer loans, totaling approximately $7.2 million in aggregate principal amount, that were otherwise performing. As of December 31, 2020, all of these loans had returned to normal payment status. Additionally, during the year ended December 31, 2020, we granted short-term payment and interest deferrals on one commercial real estate loan totaling $1.2 million. This loan returned to normal payment status on April 1, 2021.

Given the unprecedented uncertainty and rapidly evolving economic effects and social impacts of the COVID-19 pandemic, the future direct and indirect impact on our business, results of operations and financial condition are highly uncertain. Should current economic conditions persist or continue to deteriorate, we expect that this macroeconomic environment will have a continued adverse effect on our business and results of operations, which could include, but not be limited to: decreased demand for our products and services, protracted periods of lower interest rates, increased non-interest expenses, including operational losses, and increased credit losses due to deterioration in the financial condition of our consumer and commercial borrowers, including declining asset and collateral values, which may continue to increase our provision for credit losses and net charge-offs.

For additional information, see “Risk Factors—Risks Related to the COVID-19 Pandemic—The economic impact of the COVID-19 pandemic could adversely affect our financial condition and results of operations.”

Business Strategy

Our current business strategy consists of the following:

•	Continue to serve our community as a community bank. Since our founding in 1934 we have operated as a community bank. Historically, our primary lending activity has been the origination of fixed-rate residential mortgage loans to individuals in our market area funded primarily by deposits gathered from individuals and businesses in our market area. We expect that this will continue to be the focus of our business for the foreseeable future. As part of our customer focus, we generally do not sell the loans we originate but retain them in our portfolio. When customers have questions regarding their loans, they are able to deal directly with us rather than another institution. At December 31, 2020, one- to four-family residential mortgage loans totaled $143.5 million, or 66.8% of total loans. This amount includes one- to four-family residential mortgage loans originated in the Dallas Metroplex. We have originated one- to four-family residential mortgage loans secured primarily by owner-occupied properties primarily located in the northern and eastern sections of the Dallas Metroplex. We began originating these loans in 2014, and continue to do so primarily through word-of-mouth referrals. At December 31, 2020, these loans amounted to $54.3 million.

•	Grow and diversify our loan portfolio prudently. There has been an influx of retirees and others from the Dallas metropolitan area into our market area. Our more rural market area offers a lower-cost of living and many recreational amenities, while being within easy reach of the cities of Dallas and Tyler and the urban amenities they offer. We believe this movement away from major cities like Dallas has been accelerated by the work-from-home trend that has arisen due to the COVID-19 pandemic. In 2018, we opened our branch office in Lindale, Texas, and acquired our branch office in Edgewood, Texas, from another bank. These offices are located in growth areas of our market area because of their closer proximity to Tyler and Dallas, respectively. The influx of population into our market area has provided opportunities for residential mortgage lending, construction and land lending, and commercial real estate lending. Although we intend to continue our historical focus on the origination of residential mortgage loans, we intend to prudently increase our commercial real estate lending and construction and land lending so as to continue to diversify our loan portfolio. In April 2021 we hired a new executive officer with commercial lending experience to augment our commercial lending expertise and activities. At December 31, 2020, commercial real estate loans amounted to $29.4 million, or 13.7% of total loans, and construction and land loans amounted to $22.8 million, or 10.6% of total loans.

Our commercial real estate loans and construction and land loans have higher credit risk than our residential mortgage loans. See “Risk Factors—Risks Related to our Lending Activities—Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations” and “Risk Factors—Risks Related to our Lending Activities—Our construction and land loans involve credit risks that could adversely affect our financial condition and results of operations”

•	Continue to grow core deposits. We consider our core deposits to include statement savings accounts, money market accounts, negotiable orders of withdrawal (NOW) accounts, other savings deposits and checking accounts. We will continue our efforts to increase our core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our interest rate spread and net interest margin. Core deposits totaled $159.4 million, or 67.8% of total deposits, as of December 31, 2020, compared to $129.9 million, or 63.6% of total deposits, as of December 31, 2019.

•	Continue to manage credit risk to maintain a low level of non-performing assets. Historically, we have been able to maintain a high level of asset quality. We believe strong asset quality remains a key to our long-term financial success. Our total non-performing assets to total assets ratio was 0.36% and 0.32% at December 31, 2020 and 2019, respectively. Our strategy for credit risk management continues to focus on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Furthermore, given the uncertainty surrounding the length and severity of the COVID-19 pandemic, management has established and will continue to use enhanced underwriting criteria for all loan types, with a particular focus on portfolio segments identified as having elevated risk.

•	Continue to support our customers and our local community. The COVID-19 pandemic has restricted the level of economic activity in our markets, resulting in dramatically increased unemployment and significant negative impacts on many businesses, thereby threatening the repayment ability of some of our borrowers. As we have done during prior economic downturns, we are taking actions to support our customers and our local community. For example, during the year ended December 31, 2020, we originated $5.5 million of small business loans under the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), created by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) that was signed into law in March 2020. Under the PPP, loan amounts may be forgiven if the borrower maintains employee payrolls and meets certain other requirements. During the year ended December 31, 2020, we also granted short-term payment deferrals on loans to assist customers during the COVID-19 pandemic, as described below.

•	Grow organically and through opportunistic acquisitions or branching. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities may include acquiring other financial institutions and/or establishing loan production offices, establishing new, or de novo, branch offices and/or acquiring branch offices, and the capital we are raising in the offering would help us fund any such opportunities that may arise. We have no current plans or intentions regarding any such expansion activities.

Summary of Significant Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared in conformity with U.S. GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be significant accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We determined not to take advantage of the benefits of this extended transition period.

The following represent our significant accounting policies:

Allowance for Loan and Lease Losses. The allowance for loan and lease losses is a reserve for estimated probable credit losses on individually evaluated loans determined to be impaired as well as estimated probable credit losses inherent in the loan portfolio. Actual credit losses, net of recoveries, are deducted from the allowance for loan and lease losses. Loans are charged off when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance for loan and lease losses. A provision for loan and lease losses, which is a charge against earnings, is recorded to bring the allowance for loan and lease losses to a level that, in management’s judgment, is adequate to absorb probable losses in the loan portfolio. Management’s evaluation process used to determine the appropriateness of the allowance for loan and lease losses is subject to the use of estimates, assumptions, and judgment. The evaluation process involves gathering and interpreting many qualitative and quantitative factors which could affect probable credit losses. Because interpretation and analysis involves judgment, current economic or business conditions can change, and future events are inherently difficult to predict, the anticipated amount of estimated loan losses and therefore the appropriateness of the allowance for loan and lease losses could change significantly.

The allocation methodology applied by Mineola Community Bank is designed to assess the appropriateness of the allowance for loan and lease losses and includes allocations for specifically identified impaired loans and loss factor allocations for all remaining loans, with a component primarily based on historical loss rates and a component primarily based on other qualitative factors. The methodology includes evaluation and consideration of several factors, such as, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or circumstances underlying the collectability of loans. Because each of the criteria used is subject to change, the allocation of the allowance for loan and lease losses is made for analytical purposes and is not necessarily indicative of the trend of future loan losses in any particular loan category. The total allowance is available to absorb losses from any segment of the loan portfolio. Management believes the allowance for loan and lease losses was adequate at December 31, 2020. The allowance analysis is reviewed by the board of directors on a quarterly basis in compliance with regulatory requirements. In addition, various regulatory agencies periodically review the allowance for loan and lease losses. As a result of such reviews, we may have to adjust our allowance for loan and lease losses. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan and lease losses as the process is the responsibility of Mineola Community Bank and any increase or decrease in the allowance is the responsibility of management.

Income Taxes. The assessment of income tax assets and liabilities involves the use of estimates, assumptions, interpretation, and judgment concerning certain accounting pronouncements and federal and state tax codes. There can be no assurance that future events, such as court decisions or positions of federal and state taxing authorities, will not differ from management’s current assessment, the impact of which could be significant to the results of operations and reported earnings.

Mineola Community MHC files consolidated federal income tax returns with Mineola Community Bank. Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax law rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income tax expense. Valuation allowances are established when it is more likely than not that a portion of the full amount of the deferred tax asset will not be realized. In assessing the ability to realize deferred tax assets, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. We may also recognize a liability for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the consolidated financial statements. Penalties related to unrecognized tax benefits are classified as income tax expense.

Comparison of Financial Condition at December 31, 2020 and December 31, 2019

Total Assets. Total assets were $299.6 million as of December 31, 2020, an increase of $32.1 million, or 12.0%, compared to total assets of $267.6 million at December 31, 2019. The increase was due primarily to a $36.0 million increase in loans receivable, net.

Cash and Due From Banks. Cash and due from banks increased $2.1 million, or 55.9%, to $6.0 million at December 31, 2020 from $3.8 million at December 31, 2019, primarily due to an increase in deposits, partially offset by purchases of investment securities available-for-sale and by use of cash to fund loan portfolio growth during the year.

Interest Bearing Deposits in Banks. Interest bearing deposits in banks were $14.0 million as of December 31, 2020, a decrease of $5.0 million, or 26.5%, when compared to interest bearing deposits in banks of $19.1 million at December 31, 2019. The decrease was due primarily to the maturity of certificates of deposit of $7.7 million.

Securities Available for Sale. Securities available for sale increased by $2.3 million, or 21.0%, to $13.0 million at December 31, 2020 from $10.7 million at December 31, 2019, primarily due to purchases of mortgage-backed securities of $5.2 million and a $173,000 increase in unrealized holding net gains, partially offset by principal repayments of $3.1 million.

Securities Held to Maturity. Securities held to maturity decreased by $4.9 million, or 12.4%, to $34.3 million at December 31, 2020 from $39.2 million at December 31, 2019, primarily due to purchases of mortgage-backed securities of $7.2 million, calls on municipal securities of $1.8 million, and principal paydowns of $10.3 million.

Loans Receivable, Net. Loans receivable, net, increased $36.0 million, or 20.3%, to $213.2 million at December 31, 2020 from $177.2 million at December 31, 2019. During the year ended December 31, 2020, loan originations totaled $123.3 million, including $67.0 million of one- to four-family residential mortgage loans of which $28.1 million were refinances. During the year ended December 31, 2020, one- to four-family residential mortgage loan originations included $29.4 million of one- to four-family residential mortgage loan originations secured by properties located in the northern and eastern sections of the Dallas Metroplex. Additionally, construction loan originations totaled $23.6 million during the year ended December 31, 2020. At December 31, 2020, $6.4 million of originated construction loans remained unfunded. Furthermore, $11.8 million of commercial real estate mortgage loans, $4.5 million of land loans, $5.6 million of commercial loans, and $4.1 million of consumer and other loans were originated during the year ended December 31, 2020. We originated 106 PPP loans, totaling $5.5 million, during the year ended December 31, 2020. At December 31, 2020, 68 PPP loans, totaling $4.1 million, remained outstanding. During the year ended December 31, 2020, loan principal repayments totaled $81.5 million.

The largest increases in our loan portfolio were in the one- to four-family residential mortgage loan and commercial real estate loan portfolios. The increase in these loan portfolios reflects our strategy to grow the balance sheet through originations of one- to four-family residential mortgage loans while also diversifying into higher yielding commercial real estate loans to improve net margins and manage interest rate risk. Currently, we hold all loans we originate in our portfolio. However, we have the option to sell selected, conforming 15-year and 30-year fixed rate one- to four-family residential mortgage loans into the secondary market on a servicing-retained basis, which would provide us a source of revenue from loan servicing income and gains on the sale of loans.

Deposits. Deposits increased $30.9 million, or 15.1%, to $235.1 million at December 31, 2020 from $204.2 million at December 31, 2019. Core deposits (defined as all deposits other than certificates of deposit) increased $29.5 million, or 22.7%, to $159.4 million at December 31, 2020 from $129.9 million at December 31, 2019, primarily as a result of a $21.0 million, or 30.5%, increase in demand deposits to $90.1 million on December 31, 2020 from $69.3 million on December 31, 2019. Certificates of deposit increased $1.4 million, or 1.9%, to $75.8 million at December 31, 2020 from $74.3 million at December 31, 2019. At December 31, 2020 and 2019, we had no brokered deposits. The increase in deposits during 2020 were larger than normal due to several factors, primarily as a result of excessive amounts of liquidity in the market provided through government stimulus in response to the COVID-19 pandemic. Furthermore, the volatility in the stock market and general economic uncertainty led consumers to deposit their funds in safer, insured deposit accounts.

Advances from the Federal Home Loan Bank. Advances from the Federal Home Loan Bank decreased by $374,000, or 1.2%, to $30.8 million at December 31, 2020 from $31.1 million at December 31, 2019, primarily due to maturing advances of $3.2 million with a weighted average cost of 1.61% and amortizing principal payments of $2.2 million. This was offset by the purchase of two amortizing advances totaling $5 million at a weighted average cost of 1.09%.

Total Members’ Equity. Total members’ equity increased $885,000, or 2.9%, to $31.9 million at December 31, 2020 from $31.1 million at December 31, 2019, due to net income of $749,000 for the year ended December 31, 2020 and an increase in other comprehensive income of $136,000 related to net changes in unrealized holding gains/losses in the available-for-sale securities portfolio.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans are included in the computation of average balances. Average yields for loans (excluding PPP loans) include loan fees of $583,000 and $281,000 for the years ended December 31, 2020 and 2019, respectively. Average yield for PPP loans include $212,000 in loan fees for the year ended December 31, 2020. We have not recorded deferred loan fees, as we have determined them to be immaterial.

	For the Years Ended December 31,
	2020			2019
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
			(Dollars in thousands)
Interest-earning assets:
Loans (excluding PPP loans)	$193,765	$9,372	4.84%	$170,502	$8,402	4.93%
Allowance for loan and lease losses	(1,205)			(1,026)
PPP loans	3,422	248	7.25%	—	—	—
Securities	48,777	898	1.84%	49,749	1,061	2.13%
Restricted stock	2,008	38	1.89%	1,962	60	3.06%
Interest bearing deposits in banks	15,791	241	1.53%	18,420	466	2.53%
Federal funds sold	1,866	5	0.27%	1,702	36	2.12%
Total interest-earning assets	264,424	10,802	4.09%	241,309	10,025	4.15%
Noninterest-earning assets	20,082			17,628
Total assets	$284,506			$258,937

Interest-bearing liabilities:
Interest-bearing demand deposits	$49,345	177	0.36%	$42,564	163	0.38%
Regular savings and other deposits	52,223	238	0.46%	45,333	251	0.55%
Money market deposits	10,862	87	0.80%	10,571	158	1.49%
Certificates of deposit	74,935	1,304	1.74%	78,386	1,473	1.88%
Total interest-bearing deposits	187,365	1,806	0.96%	176,854	2,045	1.16%
Advances from the Federal Home Loan Bank	32,738	691	2.11%	24,413	585	2.40%
Other liabilities	332	11	3.31%	309	12	3.88%
Total interest-bearing liabilities	220,435	2,508	1.14%	201,576	2,642	1.31%
Noninterest-bearing demand deposits	29,183			24,072
Other noninterest-bearing liabilities	3,005			2,689
Total liabilities	252,623			228,337
Total members’ equity	31,883			30,600
Total liabilities and members’ equity	$284,506			$258,937
Net interest income		$8,294			$7,383
Net interest rate spread (1)			2.95%			2.84%
Net interest-earning assets (2)	$43,989			$39,733
Net interest margin (3)			3.14%			3.06%
Average interest-earning assets to interest-bearing liabilities			119.96%			119.71%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following tables present the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by current year volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Years Ended December 31, 2020 vs. 2019
	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)
	(In thousands)
Interest-earning assets:
Loans (excluding PPP loans)	$1,146	$(176)	$970
PPP loans	248	—	248
Securities	(21)	(142)	(163)
Restricted stock	1	(23)	(22)
Interest bearing deposits in banks	(67)	(158)	(225)
Federal funds sold and other	3	(34)	(31)
Total interest-earning assets	1,310	(533)	777

Interest-bearing liabilities:
Interest-bearing demand deposits	26	(12)	14
Regular savings and other deposits	38	(51)	(13)
Money market deposits	4	(75)	(71)
Certificates of deposit	(65)	(104)	(169)
Total deposits	3	(242)	(239)
Advances from the Federal Home Loan Bank	199	(93)	106
Other interest-bearing liabilities	1	(2)	(1)
Total interest-bearing liabilities	203	(337)	(134)

Change in net interest income	$1,107	$(196)	$911

Comparison of Operating Results for the Years Ended December 31, 2020 and December 31, 2019

Net Income. Net income was $749,000 for the year ended December 31, 2020, compared to net income of $1.1 million for the year ended December 31, 2019, a decrease of $308,000, or 29.2%. The decrease was primarily due to a $68,000 decrease in non-interest income and $863,000 increase in non-interest expense, partially offset by a $586,000 increase in net interest income after provision for loan and lease losses.

Interest Income. Interest income increased $777,000, or 7.8%, to $10.8 million for the year ended December 31, 2020 from $10.0 million for the year ended December 31, 2019, primarily due to a $970,000 increase in interest and fees on loans, net of PPP loans. The increase in interest and fees on loans, net of PPP loans, was primarily due to an increase of $23.3 million in the average balance of the loan portfolio to $193.8 million for the year ended December 31, 2020 from $170.5 million for the year ended December 31, 2019, partially offset by a $440,000, or 27.1%, decrease in interest and dividend income on investments and deposits with banks to $1.2 million for the year ended December 31, 2020 from $1.6 million for the year ended December 31, 2019. The weighted average yield for the loan portfolio, net of PPP loans, decreased by nine basis points from 4.93% for the year ended December 31, 2019 to 4.84% for the year ended December 31, 2020, primarily due to the decrease in market interest rates caused by the Federal Reserve Board interest rate reduction in March 2020 in response to the COVID-19 pandemic. PPP loans contributed an additional $248,000 in interest and fees for the year ended December 31, 2020.

Average interest-earning assets increased $23.1 million, to $264.4 million for the year ended December 31, 2020 from $241.3 million for the year ended December 31, 2019. The yield on interest earning-assets decreased six basis points to 4.09% for the year ended December 31, 2020 from 4.15% for the year ended December 31, 2019.

Interest Expense. Total interest expense decreased $134,000, or 5.0%, to $2.5 million for the year ended December 31, 2020 from $2.6 million for the year ended December 31, 2019. Interest expense on deposit accounts decreased $239,000, or 11.7%, to $1.8 million for the year ended December 31, 2020 from $2.0 million for the year ended December 31, 2019, primarily due to an increase in the average balance of interest-bearing deposits to $187.4 million for the year ended December 31, 2020 from $176.9 million for the year ended December 31, 2019. This increase in average balance was more than offset by a decrease in the weighted average rate on interest-bearing deposits to 0.96% for the year ended December 31, 2020 from 1.16% for the year ended December 31, 2019.

Interest expense on Federal Home Loan Bank advances increased $106,000, or 18.1%, to $691,000 for the year ended December 31, 2020 from $585,000 for the year ended December 31, 2019. The average balance of Federal Home Loan Bank advances increased $8.3 million, or 34.1%, to $32.7 million for the year ended December 31, 2020 from $24.4 million for the year ended December 31, 2019. The increase in the average balance was primarily due to the use of advances to fund loan originations.

Net Interest Income. Net interest income increased $911,000, or 12.3%, to $8.3 million for the year ended December 31, 2020 from $7.4 million for the year ended December 31, 2019, primarily due to a $23.1 million increase in the average balance of interest-earning assets during the year ended December 31, 2020, together with an increase in the interest rate spread to 2.95% for the year ended December 31, 2020 from 2.84% for the year ended December 31, 2019 and an increase in the net interest margin to 3.14% for the year ended December 31, 2020 from 3.06% for the year ended December 31, 2019. The increase in the interest rate spread and the net interest margin was primarily due to the increase in the average balance of interest-earning assets to $264.4 million for the year ended December 31, 2020 from $241.3 million for the year ended December 31, 2019 and a decrease in the weighted average rate paid on interest-bearing liabilities to 1.14% for the year ended December 31, 2020 from 1.31% for the year ended December 31, 2019, partially offset by an increase in the average balances on interest-bearing liabilities and a decrease in yields on interest-earning assets.

Provision for Loan and Lease Losses. Based on management’s analysis of the adequacy of allowance for loan and lease losses, a provision of $484,000 was recorded for the year ended December 31, 2020, compared to a provision of $160,000 for the year ended December 31, 2019. The $324,000, or 203.3%, increase in the provision was primarily due to loan portfolio growth and a $200,000 specific provision for one loan relationship, with an outstanding balance of $566,000 at December 31, 2020, that migrated to the doubtful classification.

Noninterest Income. Noninterest income remained relatively flat, decreasing $68,000, or 4.2%, to $1.6 million for the year ended December 31, 2020. A $68,000 decrease in gains on the sale of securities, a $96,000 decrease in gains on sale of foreclosed assets and a $40,000 decrease in service charges on deposit accounts were partially offset by a $117,000 increase in income from other service charges and fees.

Noninterest Expense. Noninterest expense increased $863,000, or 11.4%, to $8.4 million for the year ended December 31, 2020 from $7.6 million for the year ended December 31, 2019, primarily due to increases in salaries and employee benefits, data processing, and other expenses. Salary and employee benefit expenses, including director fees, increased by $451,000, or 9.5%, due to normal salary increases, an increase in the cost of insurance benefits, and a $100,000 increase in loan officer incentive expenses due to increased loan production. Data processing expense increased by $155,000 primarily due to additional products and an increase in the number of loan and deposit accounts, and was partially offset by a $48,000 decrease in contract services due to changing the service provider for our card services. Other expenses increased by $308,000 primarily due to an $89,000 expense for the Small Town Strong program that we started to help local small businesses pay rent and utility expenses at the onset of the COVID-19 pandemic, $30,000 in expenses for cleaning supplies, sanitizing, modifying customer areas, employee testing and other expenses specifically related to the pandemic, and $84,000 in professional fees.

Income Tax Expense. Income tax expense decreased by $37,000, or 16.3%, to $193,000 for the year ended December 31, 2020 from $230,000 for the year ended December 31, 2019. The effective tax rate was 20.5% and 17.9% for the years ended December 31, 2020 and 2019, respectively. The increase in the effective tax rate was primarily due to an increase in non-deductible tax items in 2020 as compared to 2019.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Risk Management and Interest Rate Risk Management Officer is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk:

•	maintaining capital levels that exceed the thresholds for well-capitalized status under federal regulations;

•	maintaining a high level of liquidity;

•	growing our volume of core deposit accounts;

•	managing our investment securities portfolio so as to reduce the average maturity and effective life of the portfolio;

•	managing our borrowings from the Federal Home Loan Bank of Dallas by using amortizing advances to as to reduce the average maturities of the borrowings; and

•	continuing to diversify our loan portfolio by adding more commercial-related loans, which typically have shorter maturities and/or balloon payments.

By following these strategies, we believe that we are better positioned to react to increases and decreases in market interest rates.

We have not engaged in hedging activities, such as engaging in futures or options. We do not anticipate entering into similar transactions in the future.

Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model.  Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings.  We estimate what our net interest income would be for a 12-month period.  We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by 200 and 400 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The tables below set forth the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2020
Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
400	$7,176	(8.12)%
300	7,425	(4.93)%
200	7,676	(1.71)%
100	7,838	0.36%
Level	7,810	—
(100)	7,924	1.46%
(200)	7,940	1.66%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at December 31, 2020, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would experience a 1.71% decrease in net interest income, and in the event of an instantaneous 200 basis point decrease in interest rates, we would experience a 1.66% increase in net interest income.

Net Economic Value. We also compute amounts by which the net present value of our assets and liabilities (net economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value.  The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by 200 and 400 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The tables below set forth the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2020
				EVE as a Percentage of Present Value of Assets (3)
		Estimated Increase			Increase
Change in Interest	Estimated	(Decrease) in EVE			(Decrease)
Rates (basis points) (1)	EVE (2)	Amount	Percent	EVE Ratio (4)	(basis points)
(Dollars in thousands)
400	$34,355	$(1,926)	(10.35)%	12.34%	3
300	36,281	(1,560)	(5.32)%	12.64%	33
200	37,841	(898)	(1.25)%	12.79%	48
100	38,739	418	1.09%	12.74%	43
Level	38,321	—	—%	12.31%	—
(100)	37,185	(1,136)	(2.96)%	11.72%	(59)
(200)	41,866	4,701	9.30%	12.96%	65

(1)	Assumes an immediate uniform change in interest rates at all maturities.

(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2020, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would experience a 1.25% decrease in EVE, and in the event of an instantaneous 200 basis point decrease in interest rates, we would experience a 9.3% increase in EVE.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The net interest income and net economic value tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates, and actual results may differ.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, mortgage servicing rights, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from maturities of securities. We are also able to borrow from the Federal Home Loan Bank of Dallas. At December 31, 2020, we had outstanding advances of $30.8 million from the Federal Home Loan Bank of Dallas. At December 31, 2020, we had unused borrowing capacity of $84.0 million with the Federal Home Loan Bank of Dallas. In addition, at December 31, 2020, we had a $10.0 million line of credit with Texas Independent Bankers Bank and a $5.0 million line of credit with First Horizon Bank. At December 31, 2020, there was no outstanding balance under either of these facilities.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. For additional information, see the consolidated statements of cash flows for the years ended December 31, 2020 and 2019 included as part of the consolidated financial statements appearing elsewhere in this prospectus.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At December 31, 2020, Mineola Community Bank exceeded all of its regulatory capital requirements, and was categorized as well-capitalized at that date. Management is not aware of any conditions or events since the most recent notification of well-capitalized status that would change our category. See Note 16 of the notes to consolidated financial statements.

The net proceeds from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the offering, as well as other factors associated with the offering, our return on equity will be adversely affected following the offering. See “Historical and Pro Forma Regulatory Capital Compliance” and “Risk Factors—Risks Related to the Offering—Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock.”

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit, unused lines of credit and swap transactions. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. At December 31, 2020, we had outstanding commitments to originate loans of $22.4 million. We anticipate that we will have sufficient funds available to meet our current lending commitments. Time deposits that are scheduled to mature in less than one year from December 31, 2020 totaled $45.2 million. Management expects that a substantial portion of these time deposits will be retained. However, if a substantial portion of these time deposits is not retained, we may utilize advances from the Federal Home Loan Bank of Dallas or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

See Note 20 to the notes to the consolidated financial statements for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The consolidated financial statements and related data presented in this prospectus have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF TEXAS COMMUNITY BANCSHARES

Texas Community Bancshares is a Maryland corporation that was organized in March 2021. Upon completion of the conversion, it will become the holding company of Mineola Community Bank and will succeed to all of the business and operations of Mineola Community MHC and Mineola Community Financial Group, each of which will cease to exist upon completion of the conversion. Upon completion of the conversion and offering, Texas Community Bancshares will own all of the issued and outstanding capital stock of Mineola Community Bank. We intend to contribute at least 50% of the net offering proceeds to Mineola Community Bank, to fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering, and fund the cash component of the contribution to the charitable foundation. Texas Community Bancshares will retain the remainder of the net offering proceeds. We intend to use and invest those proceeds as discussed under “How We Intend to Use the Proceeds from the Offering.” The executive offices of Texas Community Bancshares are located at 215 West Broad Street, Mineola, TX 75773, and its telephone number is (903) 569-2602.

After the conversion and the offering are completed, Texas Community Bancshares, as the holding company of Mineola Community Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies. We currently have no understandings or agreements to acquire other financial institutions or financial services companies, although we may determine to do so in the future.

Following the conversion and offering, our cash flow will depend on earnings from the investment of the net offering proceeds and from any dividends we receive from Mineola Community Bank. Mineola Community Bank is subject to regulatory limitations on the amount of dividends that it may pay. Initially, Texas Community Bancshares will not own or lease any property, but instead will pay a fee to Mineola Community Bank for the use of its premises, furniture and equipment. The officers of Texas Community Bancshares will be persons who are the current officers of Mineola Community Bank. We will use, however, the support staff of Mineola Community Bank from time to time. We will pay a fee to Mineola Community Bank for the time devoted to Texas Community Bancshares by employees of Mineola Community Bank; however, these individuals will not be separately compensated by Texas Community Bancshares. Texas Community Bancshares may hire additional employees, as appropriate, to the extent it expands its business in the future.

Texas Community Bancshares will be a bank holding company and subject to comprehensive regulation by the Federal Reserve Board.

BUSINESS OF MINEOLA COMMUNITY BANK, S.S.B.

Mineola Community Bank is a Texas-chartered stock savings bank headquartered in Mineola, Texas. In 2008, Mineola Community Bank converted from the mutual to the stock form of ownership in connection with its reorganization into the mutual holding company structure.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank of Dallas, in residential real estate loans and commercial real estate loans and, to a lesser extent, commercial loans, construction and land loans, and consumer and other loans. Substantially all of Mineola Community Bank’s loans are fixed-rate loans. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises, state and municipal securities, and Federal Home Loan Bank stock. We offer a variety of deposit accounts, including checking accounts, savings accounts and certificate of deposit accounts. Mineola Community Bank is subject to comprehensive regulation and examination by the Texas Department of Savings and Mortgage lending and the Federal Deposit Insurance Corporation and is a member of the Federal Home Loan Bank system.

Mineola Community Bank is subject to comprehensive regulation and examination by the Texas Department of Savings and Mortgage Lending and by the Federal Deposit Insurance Corporation. Mineola Community Bank is a member of the Federal Home Loan Bank system. Our website address is www.mineolacb.com. Information on our website is not considered a part of this prospectus.

Market Area

We consider Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County, and contiguous areas, as our primary market area for originating loans and gathering deposits. Our main office and five branch offices are located in these counties. Our branch office in Winnsboro, Texas, is in Wood County, but the Winnsboro city limits also lie within Franklin County and Hopkins County.

Mineola, Texas, located in Wood County, is approximately 80 miles east of Dallas, Texas, and approximately 35 miles north of Tyler, Texas, two notable population centers. Our Edgewood branch office, located in Van Zandt County, is approximately 50 miles east of Dallas and our Lindale branch office, located in Smith County, is approximately 20 miles north of Tyler. The Tyler metropolitan area is a growing regional economic center with a large, diversified employment base spread across varied economic sectors. Tyler Junior College and The University of Texas at Tyler are located in Tyler.

Mineola has become an attractive, lower-cost of living, retirement area for residents of the Dallas area. There are major hospital facilities located in Tyler and numerous recreational facilities located in the vicinity of Mineola including well-known bass fishing lakes, golf courses, and other recreational facilities, all of which have contributed to the influx of population. The work-from-home trend that has arisen due to the COVID-19 pandemic has also contributed to area’s population growth.

Major employers in our primary market area include Morton Salt Company (which operates a salt mine in Grand Saline, TX), Sanderson Farms, Inc. (which operates a poultry feed mill in Mineola), local school districts, local governments, Walmart, Inc., Exxon Mobil Corporation, hospitals and other healthcare facilities, and numerous small manufacturing firms. Although there is some oil exploration business in Wood County, the economy of primary market area is not heavily dependent on it.

According to published statistics, the 2021 estimated populations of Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County is approximately 11,000, 38,000, 236,000, 57,000 and 46,000, respectively. The 2021 to 2026 estimated population growth rates in Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County are 0.6%, 1.0%, 1.2%, 1.1% and 1.1%, respectively, compared to 1.3% statewide and 0.6% nationwide. Estimated 2021 median household incomes in Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County is approximately $60,608, $57,317, $62,538, $59,221 and $52,787, respectively, compared to $65,383 statewide and $67,761 nationwide. The 2021 to 2026 estimated median household income growth rates for Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County are 1.5%, 1.2%, 1.8%, 1.7% and 1.0%, respectively, compared to 1.3% statewide and 1.7% nationwide. Estimated 2021 per capita incomes for Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County $32,188, $29,030, are approximately $32,348, $30,068 and $29,963, respectively, compared to $33,701 statewide and $37,689 nationwide. The 2021 to 2026 estimated per capita income growth rates for Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County are 1.6%, 1.5%, 2.0%, 2.0% and 1.2%, respectively, compared to 1.6% statewide and 2.1% nationwide. The December 2020 unemployment rates for Franklin County, Hopkins County, Smith County, Van Zandt County and Wood County are 6.3%, 5.3%, 6.4%, 6.0% and 6.6%, respectively, compared to 7.1% statewide and 6.5% nationwide.

Competition

We face intense competition within our local market area both in making loans and attracting deposits. Our market area has a high concentration of financial institutions that include money center banks, regional banks, community banks and credit unions. We compete for loans with banks, savings institutions, mortgage brokers, consumer finance companies and credit unions. We compete for deposits with banks, savings institutions, credit unions, money market funds, brokerage firms, mutual funds and insurance companies. As of June 30, 2020 (the most recent date for which data is available), our deposit market share in Smith County was 0.6% (24th among 24 Federal Deposit Insurance Corporation-insured institutions with offices in the county), 8.4% in Van Zandt County (6th among 8 Federal Deposit Insurance Corporation-insured institutions with offices in the county) and 15.4% in Wood County (3rd among 7 Federal Deposit Insurance Corporation-insured institutions with offices in the county). These are the counties in which our offices are located.

Lending Activities

General. Our historical lending activity consists primarily of originating one- to four-family residential mortgage loans, commercial real estate loans, and construction and land loans. To a substantially lesser extent, we originate agricultural loans, commercial loans, and consumer and other loans. Substantially all of the loans we originate are fixed rate loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. In addition to the loans disclosed in the table below, we had loans in process of $6.8 million and $7.0 million at December 31, 2020 and December 31, 2019, respectively. We had no loans held for sale at December 31, 2020 and December 31, 2019, respectively.

	At December 31,
	2020		2019
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$143,463	66.78%	$127,733	71.62%
Multi-family	383	0.18	411	0.23
Construction & land	22,795	10.61	15,602	8.75
Commercial	29,403	13.69	20,417	11.45
Farmland	5,616	2.61	5,140	2.88
Agriculture loans	358	0.17	722	0.40
Commercial loans	4,593	2.14	3,978	2.23
Consumer and other	4,149	1.93	4,352	2.44
PPP loans	4,072	1.89	—	—
Total loans	214,832	100.00%	178,355	100.00%
Less:
Net deferred loan fees	—		—
Allowance for losses	1,561		1,104
Total loans, net	$213,271		$177,251

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at December 31, 2020. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Because the tables present contractual maturities and do not reflect repricing or the effect of prepayments, actual maturities may differ.

	One- to Four-Family Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Construction and Land	Farmland
	(In thousands)
Amounts due in:
One year or less	$1,197	$—	$5,553	$17,033	$316
After one year through five years	8,160	102	9,248	2,209	3,534
After five years through 15 years	31,549	281	13,597	3,160	1,159
After 15 years	102,557	—	1,005	393	607
Total	$143,463	$383	$29,403	$22,795	$5,616

	Commercial	Agriculture	Consumer	PPP	Other	Total
	(In thousands)
Amounts due in:
One year or less	$1,826	$305	$1,192	$—	$108	$27,530
After one year through five years	2,031	53	2,636	4,072	160	32,062
After five years through 15 years	736	—	32	—	21	155,240
After 15 years	—	—	—	—	—	—
Total	$4,593	$358	$3,860	$4,072	$289	$214,832

The following table sets forth our fixed and adjustable-rate loans at December 31, 2020 that are contractually due after December 31, 2021.

	Due After December 31, 2021
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$142,266	$—	$142,266
Multi-family	383	—	383
Commercial	23,502	348	23,850
Construction and land	5,762	—	5,762
Farmland	5,300	—	5,300
Agriculture loans	53	—	53
Commercial loans	2,767	—	2,767
Consumer loans	2,668	—	2,668
Other	188	—	188
PPP loans	4,072	—	4,072
Total loans	$186,961	$348	$187,309

One- to Four-Family Residential Real Estate Lending. At December 31, 2020, we had $143.5 million of loans secured by one- to four-family real estate, or 66.8% of total loans. The significant majority of our one- to four-family residential real estate loans are secured by properties located in our primary market area.

We have also originated residential mortgage loans secured by owner-occupied properties located in the northern and eastern sections of the Dallas Metroplex. We began originating these loans in 2014, and continue to do so primarily through word-of-mouth referrals. These are generally jumbo loans with low loan-to-value ratios, generally in the range of 60% to 75%. At December 31, 2020, these loans amounted to $54.3 million, of which $35.5 million were jumbo loans and $18.8 million were conventional loans.

Our one- to four-family residential real estate loans are generally underwritten to Fannie Mae guidelines. Substantially all of our residential mortgage loans are fixed-rate loans. Residential mortgage loans are generally originated with 6-year or 10-year balloon terms based on 15-, 20- or 30-year amortization schedules. We generally limit the loan-to-value ratios of our one- to four-family residential mortgage loans to 80% (or 90% with private mortgage insurance) of the purchase price or appraised value, whichever is lower.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not currently offer “subprime loans” on one- to four-family residential real estate loans (i.e., generally loans to borrowers with credit scores less than 620).

Commercial Real Estate Loans. At December 31, 2020, we had $29.4 million in commercial real estate loans, or 13.7% of total loans. Our commercial real estate loans are secured primarily by owner-occupied properties. Substantially all of our commercial real estate loans are fixed-rate balloon loans with a two-year initial term and with a 10- to 15-year amortization period. The maximum loan-to-value ratio of our commercial real estate loans is generally 80%.

At December 31, 2020, we had 10 loans secured by churches totaling $3.9 million, nine loans secured by restaurant/fast food restaurant properties totaling $3.0 million, and one loan secured by a hotel property totaling $1.2 million. At December 31, 2020, all of these loans were performing according to their original terms.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property, and the debt service coverage ratio (the ratio of net operating income to debt service). Generally, we require that the debt service coverage ratio be at least 1.15x. The significant majority of our commercial real estate loans are appraised by outside independent appraisers approved by the board of directors. Personal guarantees are generally obtained from the principals of commercial real estate borrowers.

At December 31, 2020, our largest commercial real estate loan relationship consisted of three loans totaling $7.7 million (after the sale of a $2.2 million participation interest), which are secured by self-storage facilities. At December 31, 2020, all of these loans were performing according to their original terms.

Construction and Land Loans. At December 31, 2020, we had $22.8 million in construction and land loans, or 10.6% of total loans. We make construction loans, primarily to individuals for the construction of their primary residences and to contractors and builders of single-family homes. We also make a limited amount of land loans to complement our construction lending activities, as such loans are generally secured by lots that will be used for residential development. Land loans also include loans secured by land purchased for investment purposes. At December 31, 2020, our construction loans totaled $16.8 million, or 7.8% of our total loan portfolio, in addition to $6.0 million of land loans. At December 31, 2020, $7.6 million of our single-family construction loans were to individuals and $9.2 million were to builders.

Our construction loans are primarily secured by properties in our primary market area. We have also developed long-term relationships with a few builders in the northern and eastern sections of the Dallas Metroplex and continue to provide them with financing for some of their residential construction. At December 31, 2020, $3.4 million of our single family construction loans were originated to these builders.

While we may originate loans to builders whether or not the collateral property underlying the loan is under contract for sale, we consider each project carefully in light of current residential real estate market conditions. Construction loans originated to builders where there is no contract for sale for the underlying completed home at the time of origination are referred to as speculative construction loans. We actively monitor the number of unsold homes in our construction loan portfolio and local housing markets to attempt to maintain an appropriate balance between home sales and new loan originations. We generally will limit the maximum number of speculative units (units that are not pre-sold) approved for each builder, typically starting with one speculative loan per builder until we develop a relationship with the builder. At December 31, 2020, speculative construction loans totaled $8.8 million.

Our construction loans are fixed rate interest-only loans that provide for the payment of interest during the construction phase, which is usually up to 12 months. At the end of the construction phase, the loan may convert to a permanent mortgage loan or may be paid in full.

Construction loans generally can be made with a maximum loan-to-value ratio of 75% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

At December 31, 2020, our largest construction loan was for $1.9 million, all of which was outstanding. This loan was performing according to its original terms at December 31, 2020.

Commercial Loans. At December 31, 2020, commercial loans were $4.6 million, or 2.1% of total loans. This amount excludes loans originated under the PPP, which are described below.

We make commercial loans primarily to small businesses in our market area. These loans are generally secured by business assets, such as equipment and accounts receivable. Commercial loans are made with fixed-interest rates and for terms generally up to 60 months. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment.

The CARES Act established the PPP through the SBA, which allowed us to lend money to small businesses to maintain employee payrolls through the COVID-19 crisis with guarantees from the SBA. PPP loans may be forgiven if the borrower maintains employee payrolls and meet certain other requirements. PPP loans have a fixed interest rate of 1.00% per annum and a maturity date of either two or five years. PPP loans totaled $4.1 million, or 1.9% of total loans, at December 31, 2020. We are not participating in the current round of PPP financing.

At December 31, 2020, our largest commercial loan totaled $385,000 and is secured by municipal water system equipment. At December 31, 2020, this loan was performing according to its original terms.

Consumer and Other Loans. At December 31, 2020, consumer and other loans were $4.1 million, or 1.9% of total loans. Our consumer loan portfolio generally consists of loans secured predominately by used automobiles, recreational vehicles, all-terrain vehicles and boats, as well as share loans secured by a deposit account at Mineola Community Bank.

Loan Underwriting Risks

Commercial Real Estate Loans. Loans secured by commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide quarterly, semi-annual or annual financial statements, depending on the size of the loan, on commercial real estate loans. In reaching a decision on whether to make a commercial real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have an aggregate debt service ratio, including the guarantor’s cash flows and the borrower’s other projects, of at least 1.15x. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

If we foreclose on a commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

Commercial Loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans and agricultural loan are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flows of the borrower’s business, and the collateral securing these loans may fluctuate in value. Our commercial loans are originated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Collateral for commercial loans typically consists of accounts receivable, inventory or equipment. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial loans and agricultural loans may depend substantially on the success of the business or farm itself, respectively.

Construction and Land Loans. Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations.

Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. In addition, speculative construction loans, which are loans made to home builders who, at the time of loan origination, have not yet secured an end buyer for the home under construction, typically carry higher risks than those associated with traditional construction loans. These increased risks arise because of the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, in addition to the risks associated with traditional construction loans, speculative construction loans carry the added risk that the builder will have to pay the property taxes and other carrying costs of the property until an end buyer is found. Land loans have substantially similar risks to speculative construction loans.

Balloon Loans. Although balloon mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they reprice at the end of the term, the ability of the borrower to renew or repay the loan and the marketability of the underlying collateral may be adversely affected if real estate values decline before the expiration of the term of the loan or in a rising interest rate environment.

Consumer and Other Loans. Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Originations, Purchases and Sales of Loans

Lending activities are conducted by our salaried loan personnel operating at our main and branch office locations. All loans originated by us are underwritten pursuant to our policies and procedures. We originate fixed-rate loans. We originate real estate and other loans through our loan officers, marketing efforts, our customer base, walk-in customers and referrals from real estate brokers, builders and attorneys.

In addition, from time to time, we may purchase or sell participation interests in loans. We underwrite our participation interest in the loan that we are purchasing according to our own underwriting criteria and procedures. At December 31, 2020, we had no commitments to fund loan participation interests. At December 31, 2020, we had one purchased participation of $1.2 million, secured by a hotel. At December 31, 2020, we had one loan, secured by self-storage facilities, for which we had sold a $2.2 million participation interest.

We generally do not originate loans for sale. At December 31, 2020, we had no loans held for sale.

Loan Approval Procedures and Authority

Pursuant to Texas law, Mineola Community Bank is permitted to make loans to any one borrower or a group of related borrowers equal to 25% of unimpaired capital and unimpaired surplus plus an additional 15% of unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. At December 31, 2020, based on this limitation, Mineola Community Bank’s loans-to-one-borrower limit was approximately $7.7 million. Notwithstanding this legal limit, Mineola Community Bank had an in-house limit of $2.0 million at December 31, 2020. At December 31, 2020, our largest loan relationship with one borrower had a net outstanding balance of $7.7 million, after the sale of a $2.2 million participation interest. This loan relationship is secured by self-storage facilities, and was performing according to its original terms at December 31, 2020.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

All loan approval amounts are based on the aggregate loans (total credit exposure), including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Individual loan officer approval authorities range up to $200,000. Our Loan Committee has approval authority up to $500,000. Our Executive Committee has approval authority up to $2.0 million. Our Board of Directors must approve all loans greater than or equal to $2.0 million. These loan approval authorities are established by our loan policy.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Asset Quality

Delinquency Procedures. When a loan payment becomes 15 days past due, we contact the customer by mailing a late notice, and loan officers may contact their customers. If a loan payment becomes 30 days past due, we mail an additional late notice and a loan-specific letter written by a collection representative, and we also place telephone calls to the borrower. These loan collection efforts continue until a loan becomes 90 days past due, at which point we would refer the loan for foreclosure proceedings unless management determines that it is in the best interest of Mineola Community Bank to work further with the borrower to arrange a workout plan. The foreclosure process would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.

Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis.  Management determines that a loan is impaired or non-performing when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent.  When a loan is determined to be impaired, the measurement of the loan in the allowance for loan and lease losses is based on present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned.  The real estate owned is recorded at the lower of carrying amount or fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan and lease losses, or, if the existing allowance is inadequate, charged to expense of the current period. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

A loan is classified as a troubled debt restructuring if, for economic or legal reasons related to the borrower’s financial difficulties, we grant a concession to the borrower that we would not otherwise consider. This usually includes a modification of loan terms, such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date and possibly a partial forgiveness of the principal amount due. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six consecutive months.

Under the CARES Act, COVID-19 related modifications to loans that were current as of December 31, 2019 are exempt from troubled debt restructuring classification under U.S. GAAP. In addition, the bank regulatory agencies have issued interagency guidance stating that COVID-19 related short-term modifications (i.e., six months or less) for loans that were current as of the loan modification program implementation date are not troubled debt restructurings. As of December 31, 2020, we had granted short-term deferrals on 44 mortgage loans and consumer loans that were otherwise performing, totaling approximately $7.2 million. Additionally, during the year ended December 31, 2020, we granted short-term payment and interest deferrals on one commercial real estate loan totaling $1.2 million. This loan returned to normal payment status on April 1, 2021.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	At December 31,
	2020			2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family residential	$344	$—	$396	$333	$125	$358
Multi-family	—	—	—	—	—	—
Commercial	—	—	—	—	50	—
Construction and land	286	—	—	650	305	880
Farmland	—	340	—	—	—	—
Agriculture loans	—	—	—	—	—	—
Commercial loans	75	—	—	40	—	—
Consumer loans	7	1	—	42	6	7
PPP loans	—	—	—	—	—	—
Total	$712	$341	$396	$1,065	$486	$1,245

Non-Performing Assets. The following table sets forth information regarding our non-performing assets. There are no non-accruing troubled debt restructurings included in non-accrual loans as of December 31, 2020 and December 31, 2019, respectively. No PPP loans were considered non-performing at December 31, 2020.

	At December 31,
	2020	2019
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$529	$516
Multi-family	—	—
Commercial	—	—
Construction and land	—	—
Farmland	310	335
Agriculture loans	—	—
Commercial loans	31	—
Consumer loans	3	7
Total non-accrual loans	$873	$858
Accruing loans past due 90 days or more	—	880
Real estate owned:
One- to four-family residential	—	—
Multi-family	—	—
Commercial	—	—
Construction and land	—	—
Bank owned property held for sale	209	—
Total real estate owned	209	—
Total non-performing assets	$1,082	$1,738
Total accruing troubled debt restructured loans	433	449
Total non-performing loans to total loans	0.41%	0.48%
Total non-accruing loans to total loans	0.41%	0.48%
Total non-performing assets to total assets	0.36%	0.32%

Classified Assets. Federal regulations provide for the classification of loans and other assets as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, such that additional general or specific loss allowances may be required.

In connection with the filing of our periodic reports with the Federal Deposit Insurance Corporation and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

On the basis of this review of our assets, our classified and special mention assets at the dates indicated were as follows:

	At December 31,
	2020	2019
	(In thousands)
Substandard assets	$3,863	$4,362
Doubtful assets	566	49
Loss assets	—	—
Total classified assets	$4,429	$4,411
Special mention assets	$666	$2,332
Foreclosed real estate and other assets	$209	$—

Allowance for Loan and Lease Losses

The allowance for loan and lease losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan and lease losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan and lease losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

As an integral part of their examination process, the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation will periodically review our allowance for loan and lease losses, and as a result of such reviews, we may have to adjust our allowance for loan and lease losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan and lease losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

The following table sets forth activity in our allowance for loan and lease losses for the periods indicated.

	At or For the Years Ended December 31,
	2020	2019
	(Dollars in thousands)
Allowance for loan and lease losses at beginning of year	$1,104	$973
Provision for loan and lease losses	477	161
Charge-offs:
Real estate loans:
One- to four-family residential	—	—
Multi-family	—	—
Commercial	—	—
Construction and land	—	—
Agriculture loans	—	—
Commercial loans	—	—
Consumer loans	11	11
Consumer Other – Overdrafts	9	20
PPP loans	—	—
Total charge-offs	20	31
Recoveries:
Real estate loans:
One- to four-family residential	—	—
Multi-family	—	—
Commercial	—	—
Construction and loan	—	—
Agriculture loans	—	—
Commercial loans	—	—
Consumer loans	—	1
PPP loans	—	—
Total recoveries	—	1
Net (charge-offs) recoveries	(20)	(30)
Allowance for loan and lease losses at end of year	$1,561	$1,104
Allowance for loan and lease losses to non-performing loans	178.81%	128.67%
Allowance for loan and lease losses to total loans outstanding at the end of the year	0.73%	0.62%
Net (charge-offs) recoveries to average loans outstanding during the year	(0.01)%	(0.02)%

Allocation of Allowance for Loan and Lease Losses. The following tables set forth the allowance for loan and lease losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan and lease losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At December 31,
	2020			2019
	Allowance for Loan and Lease Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan and Lease Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential & multi-family	$737	47%	67%	$672	61%	73%
Commercial	219	14%	13%	95	9%	11%
Construction and land	195	12%	11%	153	14%	9%
Farmland	20	1%	2%	17	2%	3%
Agriculture loans	2	—	1%	3	—	—
Commercial loans	339	23%	2%	128	12%	2%
Consumer loans	27	2%	2%	33	2%	2%
Other	6	—	—	3	—	—
PPP loans	16	1%	2%	—	—	—
Total allocated allowance	$1,561	100%	100%	$1,104	100%	100%
Unallocated	—			—
Total	$1,561			$1,104

Investment Activities

General. The goals of our investment policy is to maximize portfolio yield over the long term in a manner that is consistent with minimizing risk, meeting liquidity needs, meeting pledging requirements, and meeting asset/liability management and interest rate risk strategies. Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.

Our investment policy was adopted by the board of directors and is reviewed annually by the board of directors. All investment decisions are made by our Asset/Liability Committee according to board-approved policies. An investment schedule detailing the investment portfolio is reviewed at least monthly by the board of directors.

Our current investment policy permits, with certain limitations, investments in: U.S. Treasury securities; securities issued by the U.S. government and its agencies or government sponsored enterprises including mortgage-backed securities and collateralized mortgage obligations issued by Fannie Mae, Ginnie Mae, and Freddie Mac; corporate and municipal bonds; certificates of deposit in other financial institutions; federal funds and money market funds.

At December 31, 2020, our investment portfolio consisted of securities and obligations issued by U.S. government-sponsored enterprises as well as state and municipal securities. At December 31, 2020, we also owned $1.9 million of Federal Home Loan Bank of Dallas stock. As a member of Federal Home Loan Bank of Dallas, we are required to purchase stock in the Federal Home Loan Bank of Dallas, which is carried at cost and classified as a restricted investment.

As of December 31, 2020 and 2019, all of our investment securities are carried at fair value through accumulated other comprehensive income.

For additional information regarding our investment securities portfolio, see Note 2 to the notes to consolidated financial statements.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including savings accounts, checking accounts, certificates of deposit and individual retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and the favorable image of Mineola Community Bank in the community to attract and retain local deposits. We also seek to obtain deposits from our commercial loan customers.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

	At December 31,
	2020			2019
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Noninterest-bearing demand deposits	$31,439	13.4%	—%	$24,128	11.8%	—%
Interest-bearing demand deposits	58,695	25.0%	0.36%	45,072	22.1%	0.38%
Regular savings deposits and other deposits	59,140	25.2%	0.46%	49,103	24.0%	0.55%
Money market deposits	10,104	4.3%	0.80%	11,590	5.7%	1.49%
Certificates of deposit	75,762	32.1%	1.74%	74,331	36.4%	1.88%
Total	$235,140	100.0%		$204,224	100.0%

At December 31, 2020 and 2019, the aggregate amount of uninsured deposits (which are deposits in amounts greater than $250,000, which is the maximum amount for federal deposit insurance) was $19.2 million and $13.8 million, respectively. At December 31, 2020 and 2019, the aggregate amount of all our uninsured certificates of deposit was $3.2 million and $2.3 million, respectively. At December 31, 2020 and December 31, 2019, we had no deposits that were uninsured for any reason other than being in excess of the maximum amount for federal deposit insurance.

The following table sets forth the maturity of our uninsured certificates of deposit at December 31, 2020.

At December 31, 2020
(In thousands)
Maturity Period:
Three months or less	$1,198
Over three through six months	477
Over six through twelve months	193
Over twelve months	1,327
Total	$3,195

Borrowings. At December 31, 2020, we had outstanding advances of $30.8 million from the Federal Home Loan Bank of Dallas. At December 31, 2020, we had unused borrowing capacity of $84.0 million with the Federal Home Loan Bank of Dallas. For further information regarding our borrowings from the Federal Home Loan Bank of Dallas, see note 9 of the notes to consolidated financial statements.

Subsidiary Activities

Upon completion of the conversion and offering, Mineola Community Bank will be the sole and wholly-owned subsidiary of Texas Community Bancshares. Mineola Community Bank has one subsidiary, which it wholly owns: Mineola Financial Service Corporation. Mineola Financial Service Corporation, which is currently inactive, is a Texas corporation that was formed in the 1980s to engage in real estate activities during that time.

Personnel

As of December 31, 2020, we had 61 full-time employees and three part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees.

Properties

We conduct our operations from our main office in Mineola, Texas, and from five branch offices located in Grand Saline, Texas (Van Zandt County), Winnsboro, Texas (Wood County), Mineola, Texas (Wood County), Lindale, Texas (Smith County) and Edgewood, Texas (Van Zandt County). At December 31, 2020, the net book value of our premises and equipment was $6.4 million. We are in the process of expanding and upgrading our Lindale office facility to better serve our customers in this growing area.

Legal Proceedings

Periodically, we are involved in claims and lawsuits, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

SUPERVISION AND REGULATION

General

As a Texas-chartered savings bank, Mineola Community Bank is subject to examination and regulation by the Texas Department of Savings and Mortgage Lending, and is also subject to examination by the Federal Deposit Insurance Corporation as deposit insurer. The state and federal system of regulation and supervision establishes a comprehensive framework of activities in which Mineola Community Bank may engage and is intended primarily for the protection of depositors and the Federal Deposit Insurance Corporation’s Deposit Insurance Fund, and not for the protection of security holders. Mineola Community Bank also is a member of and owns stock in the Federal Home Loan Bank of Dallas, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; provide oversight for the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Mineola Community Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Mineola Community Bank must comply with consumer protection regulations issued by the Consumer Financial Protection Bureau, as enforced by the Federal Deposit Insurance Corporation. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

Following the conversion and offering, Texas Community Bancshares will be a bank holding company and will be required to comply with the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Additionally, the Federal Reserve Board may directly examine the subsidiaries of a bank holding company, including Mineola Community Bank. Texas Community Bancshares will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Texas Department of Savings and Mortgage Lending, the Consumer Financial Protection Bureau, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Securities and Exchange Commission or Congress, could have a material adverse impact on the operations and financial performance of Texas Community Bancshares and Mineola Community Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Mineola Community Bank and Texas Community Bancshares. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Mineola Community Bank and Texas Community Bancshares.

Savings Bank Regulation

Business Activities. As a Texas-chartered savings bank, Mineola Community Bank is subject to supervision and regulation by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation. The Texas Department of Savings and Mortgage Lending supervises and regulates all areas of Mineola Community Bank’s operations including, without limitation, the making of loans, the issuance of securities, the conduct of corporate affairs, the satisfaction of capital adequacy requirements, the payment of dividends, and the establishment or closing of banking offices. The Texas Department of Savings and Mortgage Lending also conducts examinations of state savings banks and generally conducts joint examinations with the Federal Deposit Insurance Corporation. The Texas Department of Savings and Mortgage Lending charges assessments and fees which recover the costs of examining state savings banks, processing applications and other filings and covering direct and indirect expenses in regulating state savings banks. The Texas Department of Savings and Mortgage Lending also has certain enforcement powers over Mineola Community Bank.

The Federal Deposit Insurance Corporation is Mineola Community Bank’s primary federal regulator, which periodically examines Mineola Community Bank’s operations and financial condition and compliance with federal consumer protection laws. In addition, Mineola Community Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law, and it has certain enforcement powers over the Bank.

Mineola Community Bank is empowered by statute, subject to the limitations contained in those statutes, to take and pay interest on savings and time deposits, to accept demand deposits, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and in debt obligations of banks and corporations and to provide various other banking services for the benefit of Mineola Community Bank’s customers. Various state consumer laws and regulations also affect the operations of Mineola Community Bank, including state usury laws and consumer credit laws.

Texas law further provides that, subject to the limitations established by rule of the Texas Finance Commission, a Texas savings bank may make any loan or investment or engage in any activity permitted under state law for a bank or savings and loan association or under federal law for a federal savings and loan association, savings bank or national bank if such institution’s principal office is located in Texas. This provision is commonly referred to as the “Expansion of Powers” provision of the Texas Finance Code applicable to state savings banks.

Under federal law, a Texas state savings bank is a state bank. The Federal Deposit Insurance Corporation Improvement Act of 1991 provides that no state bank or any subsidiary of a state bank may engage as a principal in any activity not permitted for national banks, unless the institution complies with applicable capital requirements and the Federal Deposit Insurance Corporation determines that the activity poses no significant risk to the Deposit Insurance Fund.

Texas state-chartered savings banks are required to maintain at least 50% of their portfolio assets in qualified thrift investments as defined by in federal law and other assets determined by the Commissioner of the Texas Department of Savings and Mortgage Lending under rules adopted by the Texas Finance Commission, to be substantially equivalent to qualified thrift investments or which further residential lending or community development.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

In determining the amount of risk-weighted assets for calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and related surplus and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the Federal Deposit Insurance Corporation takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

Federal law required the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish a “community bank leverage ratio” of between 8% and 10% for institutions with assets of less than $10 billion. Institutions with capital complying with the ratio and otherwise meeting the specified requirements and electing the alternative framework are considered to comply with the applicable regulatory capital requirements, including the risk-based requirements. The community bank leverage ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. An institution that temporarily ceases to meet any qualifying criteria is provided with a two-quarter grace period to regain compliance. Failure to meet the qualifying criteria within the grace period or maintain a leverage ratio of 8% or greater requires the institution to comply with the generally applicable regulatory capital requirements.

The CARES Act lowered the community bank leverage ratio to 8%, with federal regulation making the reduced ratio effective April 23, 2020. Another rule was issued to transition back to the 9% community bank leverage ratio by increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

At December 31, 2020, Mineola Community Bank had opted into the community bank leverage ratio framework and its capital exceeded all applicable requirements.

Loans-to-One Borrower. Because of the availability of the savings bank expansion of powers language in the Texas Finance Code, savings banks have flexibility in the calculation of their applicable lending limit. The lending limit applicable to state banks in Texas is broader than the limit applicable to national banks. The Texas Finance Code adopts the lending limit applicable to federal savings associations under federal law for state savings banks, however, Texas savings bank are permitted under the expansion of power authority to adopt the legal lending limit applicable to national banks or state banks. Generally (subject to certain exceptions) the lending limit for loans to one person for national banks and state banks is 15% of unimpaired capital and unimpaired surplus plus an additional 10% of unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. The lending limit for state banks in Texas is generally 25% of unimpaired capital and unimpaired surplus plus an additional 15% of unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. The adoption of the lending limit for national banks or state banks must incorporate the limitations applicable to the standard adopted. Mineola Community Bank has adopted the lending limit applicable to state banks or 25% of unimpaired capital and unimpaired surplus plus an additional 15% of unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. At December 31, 2020, Mineola Community Bank was in compliance with the loans-to-one borrower limitations.

Capital Distributions. The Federal Deposit Insurance Act generally provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. Unless the approval of the Federal Deposit Insurance Corporation is obtained, Mineola Community Bank may not declare or pay a dividend if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of its net income during the current calendar year and the retained net income of the prior two calendar years. Under Texas law, Mineola Community Bank is permitted to declare and pay a dividend on capital stock only out of current or retained income.

Community Reinvestment Act and Fair Lending Laws. All insured depository institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. The Federal Deposit Insurance Corporation is required to assess Mineola Community Bank’s record of compliance with the Community Reinvestment Act. An institution’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Federal Deposit Insurance Corporation, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the Federal Deposit Insurance Corporation to publicly disclose their rating. Mineola Community Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. An insured depository institution’s authority to engage in transactions with its affiliates is generally limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as Mineola Community Bank. Texas Community Bancshares will be an affiliate of Mineola Community Bank because of its control of Mineola Community Bank. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Mineola Community Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Mineola Community Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Mineola Community Bank’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Federal Deposit Insurance Corporation has primary enforcement responsibility over state savings banks and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a state savings bank. Formal enforcement action by the Federal Deposit Insurance Corporation may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for the insured depository institutions they supervise. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, compensation and benefits, and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Branching. Federal law permits insured state banks to engage in interstate branching if the laws of the state where the new banking office is to be established would permit the establishment of the banking office if it were chartered by a bank in such state. Under current Texas law, Mineola Community Bank can establish a branch in Texas or in any other state. All branch applications require prior approval of the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation. Finally, Mineola Community Bank may also establish banking offices in other states by merging with banks or by purchasing banking offices of other banks in other states, subject to certain restrictions.

Prompt Corrective Action. Federal law requires, among other things, that federal banking agencies take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the Federal Deposit Insurance Corporation’s regulations stablish five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under applicable regulations, an institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced final rule establishing an elective “community bank leverage ratio” regulatory capital framework provides that a qualifying institution whose capital exceeds the community bank leverage ratio and opts to use that framework will be considered “well-capitalized” for purposes of prompt corrective action.

At December 31, 2020, Mineola Community Bank met the criteria for being considered “well capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the Federal Deposit Insurance Corporation insures deposits at Federal Deposit Insurance Corporation-insured financial institutions such as Mineola Community Bank, generally up to a maximum of $250,000 per separately insured depositor. The Federal Deposit Insurance Corporation charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the Federal Deposit Insurance Corporation’s risk-based assessment system, institutions deemed less risky of failure pay lower assessments. Assessments for institutions of less than $10 billion of assets are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years.

In June 2020, the Federal Deposit Insurance Corporation issued a final rule that mitigates the deposit insurance assessment effects of participating in in certain COVID-19 liquidity facilities. The Federal Deposit Insurance Corporation will generally remove the effect of PPP lending in calculating an institution’s deposit insurance assessment. The final rule also provides an offset to an institution’s total assessment amount for the increase in its assessment base attributable to participation in the PPP.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of Mineola Community Bank. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. Mineola Community Bank does not know of any practice, condition or violation that may lead to termination of its deposit insurance.

Privacy Regulations. Federal regulations generally require that Mineola Community Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Mineola Community Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Mineola Community Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

USA PATRIOT Act. Mineola Community Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies and imposes affirmative obligations on financial institutions, such as enhanced recordkeeping and customer identification requirements.

Prohibitions Against Tying Arrangements. State savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted for by Mineola Community Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Mineola Community Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Home Loan Bank System

Mineola Community Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in their Federal Home Loan Bank. Mineola Community Bank complied with this requirement at December 31, 2020. Based on redemption provisions of the Federal Home Loan Bank of Dallas, the stock has no quoted market value and is carried at cost. Mineola Community Bank reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Dallas stock. At December 31, 2020, no impairment had been recognized.

Holding Company Regulation

Upon completion of the conversion, Texas Community Bancshares will be a bank holding company within the meaning of Bank Holding Company of 1956, as amended. As such, Texas Community Bancshares will be registered with the Federal Reserve Board and be subject to regulations, examinations, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board will have enforcement authority over Texas Community Bancshares and its non-savings bank subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Mineola Community Bank.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act of 1999 authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

Bank holding companies with less than $3 billion in consolidated assets are exempt from consolidated regulatory capital requirements unless the Federal Reserve Board determines otherwise in particular cases.

By law, holding companies, including bank holding companies, must act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued supervisory policies regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of Texas Community Bancshares to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Change in Control Regulations

Under the Change in Bank Control Act, no person or group of persons may acquire “control” of a bank holding company, such as Texas Community Bancshares, unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. There is a presumption of control upon the acquisition of 10% or more of a class of voting stock if the holding company involved has its shares registered under the Securities Exchange Act of 1934, or, of the holding company involved does now have its shares registered under the Securities Exchange Act of 1934, if no other persons will own, control or hold the power to vote a greater percentage of that class of voting security after the acquisition.

The Federal Reserve Board has adopted a final rule, effective September 30, 2020, that revises its framework for determining whether a company, under the Bank Holding Company Act, has a “controlling influence” over a bank holding company.

Federal Securities Laws

The common stock of Texas Community Bancshares will be registered with the Securities and Exchange Commission after the conversion and stock offering. Texas Community Bancshares will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration, under the Securities Act of 1933, of shares of common stock to be issued in the initial public offering of Texas Community Bancshares does not cover the subsequent resale of those shares. Shares of common stock purchased by persons who are not affiliates of Texas Community Bancshares may be resold without registration. Shares purchased by an affiliate of Texas Community Bancshares will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Texas Community Bancshares meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Texas Community Bancshares that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Texas Community Bancshares, or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Emerging Growth Company Status

Texas Community Bancshares will be an emerging growth company. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies. These exemptions include, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Texas Community Bancshares also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. We have also elected not to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company.

Texas Community Bancshares will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year. We expect to lose our status as an emerging growth company effective December 31, 2026, which is the end of the fifth year after the expected completion date of the conversion and offering.

TAXATION

Mineola Community MHC, Mineola Community Financial Group and Mineola Community Bank are, and Texas Community Bancshares will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Mineola Community MHC, Mineola Community Financial Group, Texas Community Bancshares or Mineola Community Bank.

Our federal and state tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. Mineola Community MHC, Mineola Community Financial Group and Mineola Community Bank currently report income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their federal income tax returns. They file a consolidated federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions. For taxable years beginning after 1995, Mineola Community Bank has been subject to the same bad debt reserve rules as commercial banks. It currently utilizes the specific charge-off method under Section 582(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Alternative Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.” The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income. Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Tax Cuts and Jobs Act repealed the alternative minimum tax for income generated after January 1, 2018. At December 31, 2020, Mineola Community MHC had no minimum tax credit carryovers.

Net Operating Loss Carryovers. As a result of the Tax Cuts and Jobs Act generally, a financial institution may carry net operating losses forward indefinitely. At December 31, 2020, Mineola Community MHC had no federal net operating loss carryforwards.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At December 31, 2020, Mineola Community MHC had no capital loss carryovers.

Corporate Dividends. Mineola Community MHC may generally exclude from its income 100% of dividends received from Mineola Community Financial Group, and Mineola Community Financial Group may generally exclude from its income 100% of dividends received from Mineola Community Bank, as a member of the same affiliated group of corporations.

State Taxation

Texas State Taxation. Texas Community Bancshares and Mineola Community Bank will file a combined annual report and pay franchise tax to the state of Texas.

Maryland State Taxation. As a Maryland business corporation, Texas Community Bancshares is required to file an annual report with and pay franchise taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Texas Community Bancshares are the same persons who are currently the directors of Mineola Community Bank except that Eric S. Anderson is a director of Mineola Community Bank but not of Texas Community Bancshares. In addition, each executive officer of Texas Community Bancshares is also an executive officer of Mineola Community Bank. Texas Community Bancshares and Mineola Community Bank expect to maintain this shared management structure until there is a business reason to establish separate management structures.

Our Directors

Directors of Texas Community Bancshares serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The directors of Mineola Community Bank are also elected on the same staggered basis. The following table sets forth for each director of Texas Community Bancshares, his or her name, his or her age at December 31, 2020, the year in which he or she began serving as a director of Mineola Community Bank, and the year when his or current term as a director of Texas Community Bancshares expires.

Name (1)	Position(s)	Age	Director Since	Current Term Expires
Clifton D. Bradshaw	Director	60	2007	2022
James B. Harder	Director	77	1983	2023
James H. Herlocker, III	Chairman, President and Chief Executive Officer	68	1996	2023
Sheree A. Mize	Corporate Secretary	63	2001	2024
Mark A. Pickens	Director	62	2019	2022
Jerry Presswood	Director	81	2007	2024
Kerry Nan Saucier	Director	69	2007	2023
Johnny Sherrill	Director	53	2017	2024
Robert L. Smith, III	Director	68	1995	2022
Glen Thurman	Director	61	2013	2024

(1)	The mailing address for each individual is 215 West Broad Street, Mineola, TX 75773.

The business experience for the past five years of each director is set forth below. Each individual’s biography also contains information regarding his experience, qualifications, attributes or skills that caused the board of directors to determine that he should serve as a director. Unless otherwise indicated, each individual has held his position for the past five years.

Clifton D. Bradshaw is a veterinarian and the owner of Lake Country Animal Clinic. Mr. Bradshaw opened his veterinary clinic in Mineola in 1989. He has a degree in Veterinary Medicine from Texas A&M University.

Mr. Bradshaw provides us with extensive knowledge of Mineola Community Bank and its operations. Mr. Bradshaw served as an Advisory Board Member of Mineola Community Bank beginning in 2000 before being appointed as a director. He also brings extensive knowledge of the agriculture business to the Board of Directors.

James B. Harder is a self-employed online auto dealer and business consultant. Mr. Harder serves on several community boards and advises local businesses with his business knowledge.

As the longest serving director, Mr. Harder provides the Board of Directors with extensive institutional knowledge of Mineola Community Bank.

James H. Herlocker, III is the Chairman, President and Chief Executive Officer of Texas Community Bancshares and Mineola Community Bank. He has been employed by Mineola Community Bank since 1978 and has served as its President and Chief Executive Officer since 1996.

Mr. Herlocker’s extensive knowledge of the banking industry and strong leadership skills provide us with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Sheree A. Mize has been employed by Mineola Community bank since 1977 and serves as Corporate Secretary of Texas Community Bancshares and Mineola Community Bank. She joined Mineola Community Bank in 1977 and has held several positions during her tenure, giving her valuable knowledge of bank operations.

Mrs. Mize provides us with extensive knowledge of the local community and years of experience in the banking industry.

Mark A. Pickens served as President and Chief Executive Officer of the First National Bank of Edgewood from 1996 to 2017. In 2017, the First National Bank of Edgewood was sold and the name was changed to Maple Mark Bank. Mineola Community Bank acquired the Edgewood branch from Maple Mark Bank on December 31, 2018 and Mr. Pickens began his employment with Mineola Community Bank at that time. He retired as an employee on May 31, 2019. After his retirement, he became a director of Mineola Community Bank.

Mr. Pickens’s extensive knowledge of the banking industry and strong leadership skills provide us with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Jerry Presswood, now retired, owned a sporting equipment company. His business sold sporting equipment in the state of Texas and contiguous states. He also has experience in home building.

Mr. Presswood provides us with extensive knowledge of Mineola Community Bank and its operations. He also brings the knowledge of operating a small business and the understanding of how to make a business successful.

Kerry Nan Saucier, now retired, served as a junior high school principal and was an educator for 39 years. She started with the bank in 2004 as an advisory director and became a director in September 2007. She has served on numerous civic boards.

Ms. Saucier provides us with extensive knowledge and insight of a regulatory environment through her years as a school administrator. She also has extensive knowledge and name recognition with thousands of students from her school tenure. She remains a well-respected and influential community leader.

Johnny Sherrill retired and sold his interest in Sherrill Construction, a commercial construction business he started in 2005. He is now a consultant for the company. Mr. Sherrill has interests in the storage building industry and home building. He became an advisory director in 2009 before becoming a director of Mineola Community Bank in 2017.

Mr. Sherrill provides us with extensive knowledge of construction and the building business in general. He has a wealth of knowledge through his connections with many people in the construction industry, as well as the retail business market, in the North Texas area.

Robert L. Smith, III owns and operates Bob Smith Auto Sales, an automobile dealership. He has a long history of community involvement, including serving as a director and/or officer of several community organizations among them the Meredith Foundation, Kiwanis International, Mineola Masonic Lodge, Mineola Economic Development Corporation, Mineola Chamber of Commerce.

Mr. Smith provides us with extensive knowledge of Mineola Community Bank and its operations. He understands investing from his tenure with the Meredith Foundation and that experience is beneficial to Mineola Community Bank.

Glen Thurman is a self-employed residential builder and developer and the owner of Glen Thurman Builder. He has successfully developed several large tracts in Mineola to residential subdivisions. He currently has a home development project in the beginning stages that includes plans for over 60 homes, and he is building some of the homes in the project. Mr. Thurman is an entrepreneur.

Mr. Thurman provides us with extensive knowledge of the construction and development business. He has wealth of knowledge from a builder’s perspective of the opportunities within our local market. He was appointed an advisory director in 2007 before becoming a director of Mineola Community Bank.

Executive Officers Who are Not Directors

Eric S. Anderson, age 58, has served as Executive Vice President – Commercial Lending since April 2021. From February 2012 until joining Mineola Community Bank he served as Regional President – Dallas/Ft. Worth Market for Spirit of Texas Bank, SSB. Before then he served, from November 2006 to September 2011, as Market President (Cities of Rowlett and Garland) with American National Bank of Texas and, from April 2004 to November 2006, as City Executive – Market President (Hunt and Rockwall Counties) with JPMorgan Chase Bank, N.A.

Terri Baucum, age 47, has served as Senior Vice President and Chief Lending Officer since 2012. She supervises the lending activities of Mineola Community Bank including underwriting, compliance and loan administration. She has been employed with Mineola Community Bank since 1999. Ms. Baucum has over 29 years of banking experience, the majority of which has consisted of the various aspects of mortgage lending.

Haskell Strange, age 54, has served as Senior Vice President and Chief Operating Officer since 2004. He has over 20 years of experience in information technology. He supervises Mineola Community Bank’s operations and information technology, and also assists in deposit compliance, human resources, and marketing.

Julie Sharff, CPA, age 54, has served as Chief Financial Officer since 2004 and has been employed by Mineola Community Bank since 1997 in various areas of management. She is responsible for finance and accounting functions, including financial reporting, risk analysis and presentation, as well as auditor and regulatory relations and reporting. Before entering banking, she practiced public accounting for five years.

Brittany Bessonett, age 44, has served as Senior Vice President and Marketing Director since 2017 when she began her employment with Mineola Community Bank. Before then, she was employed with D&B Auto in the accounting and auto finance area.

Kraig Yarbrough, age 57, has served as Senior Vice President since 2018 when he began his employment with Mineola Community Bank. He is responsible for risk management and interest rate risk management and reporting. Before he came to Mineola Community Bank he was self-employed as a registered investment advisor.

Sofia Gurrusquieta, age 27, has served as the Compliance Officer, BSA Officer and CRA Officer since 2017. From 2015 to 2017, she served as Assistant Compliance Officer and Assistant BSA Officer. She has been employed with Mineola Community Bank since 2012.

Board Independence

The board of directors has determined that each of our directors, except for Mr. Herlocker, Ms. Mize and Mr. Pickens, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Herlocker and Ms. Mize are not independent because they are employed by us. Mr. Pickens is not independent because he was employed by us during the last three years. In determining the independence of our directors, the board of directors considered relationships between Mineola Community Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of loans and deposit accounts that our directors maintain at Mineola Community Bank.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Mineola Community Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. At December 31, 2020, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Mineola Community Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2020, and were made in compliance with federal banking regulations.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2020, the boards of directors of Mineola Community MHC, Mineola Community Financial Group and Mineola Community Bank met six, six and 15 times, respectively. The board of directors of Texas Community Bancshares intends to establish a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which will operate under a written charter that will govern the committee’s composition, responsibilities and operations.

The Audit Committee is expected to consist of Directors Harder (Chair), Bradshaw, Pickens and Presswood. The Compensation Committee is expected to consist of Directors Smith (Chair), Saucier, Sherrill and Thurman. The Nominating and Corporate Governance is expected to consist of Directors Harder, Sherrill, Smith and Thurman (Chair).

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Texas Community Bancshares will adopt several written policies to govern the activities of both Texas Community Bancshares and Mineola Community Bank including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including an audit committee, the charter for which will be available on our website;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Executive Compensation

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2020. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary	Non-equity Incentive Plan Compensation (1)	All Other Compensation (2)	Total
James H. Herlocker, III Chairman, President and Chief Executive Officer	2020	$198,000	$45,870	$99,205	$343,075

Julie Sharff Chief Financial Officer	2020	$115,800	$24,511	$50,475	$190,786

Terri Baucum Senior Vice President and Chief Lending Officer	2020	$100,800	$21,336	$36,079	$158,215

(1)	Represents incentive compensation paid to executives based on (i) the net income of Mineola Community Bank and (ii) their tenure with Mineola Community Bank.

(2)	The compensation represented by the amounts in the “All Other Compensation” column for the Named Executive Officers is detailed in the following table:

	401(k) Plan Matching Contributions	Deferred Compensation Plan	Automobile Allowance	Club Dues	Life Insurance Premiums	Director Fees (3)	Total All Other Compensation
James H. Herlocker, III	$12,194	$58,084	$6,000	$1,041	$1,086	$20,800	$99,205

Julie Sharff	$7,016	$30,369	$—	$—	$90	$13,000	$50,475

Terri Baucum	$6,107	$29,914	$—	$—	$58	—	$36,079

(3)	Ms. Sharff serves as an advisory director of Mineola Community Bank.

Employment Agreements. Mineola Community Bank has entered into an employment agreement with Mr. Herlocker, Ms. Sharff and Ms. Baucum. The employment agreements have terms of three years for Mr. Herlocker, one year for Ms. Sharff and two years for Ms. Baucum. The initial term of the employment agreements will extend automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again either three years, two years or one year, as applicable, unless either Mineola Community Bank or the executive give notice to the other party of non-renewal. At least 30 days before each anniversary date of the employment agreement, the disinterested members of the board of directors of Mineola Community Bank will conduct a comprehensive evaluation and review of the executive’s performance for purposes of determining whether or not to renew the employment agreements. Notwithstanding the foregoing, in the event Texas Community Bancshares or Mineola Community Bank enters into a transaction that would constitute a change in control, as defined under the employment agreements, the term of the agreements would automatically extend so that they would expire no less than two years following the effective date of the change in control.

The employment agreement specifies the base salaries of Mr. Herlocker, Ms. Sharff and Ms. Baucum, which initially will be $250,000, $118,600 and $106,800, respectively. The Board of Directors of Mineola Community Bank or the Compensation Committee may increase, but not decrease, the executives’ base salaries. In addition to base salary, the agreements provide that the executives will participate in any bonus plan or arrangement of Mineola Community Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. The executives are also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Mineola Community Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his or her duties with Mineola Community Bank. Mr. Herlocker is also provided with an annual automobile allowance of $6,000. Mineola Community Bank will reimburse Mr. Herlocker for annual membership dues at a local country club and will reimburse Ms. Sharff for annual dues at the local Lions Club.

Mineola Community Bank may terminate the employment of any executive, or the executives may resign from their employment, at any time with or without good reason. Under the employment agreements with Mr. Herlocker and Ms. Baucum, in the event Mineola Community Bank terminates the executive’s employment without cause or the executive voluntary resigns for “good reason” (i.e., a “qualifying termination event”), Mineola Community Bank will pay the executive a severance payment equal to the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before his or her date of termination) he or she would have received during the remaining term of the employment agreement. In the case of Ms. Sharff, the severance payment would equal one times the sum of (i) her base salary and (ii) her highest annual cash bonus earned during the three prior calendar years. In addition, the executives will be reimbursed for their monthly COBRA premium payments for up to 18 months in the case of Messrs. Herlocker and Ms. Baucum and 12 months in the case of Ms. Sharff.

If a qualifying termination event occurs at or within two years following a change in control of Texas Community Bancshares or Mineola Community Bank, the executive would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times (in the case of Mr. Herlocker), two times (in the case of Ms. Baucum) or one time (in the case of Ms. Sharff) the sum of (i) his or her base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned by the executive for the year in which the change in control occurs or any of the three prior calendar years. In addition, the executives will be reimbursed for their monthly COBRA premium payments for up to 18 months in the case of Mr. Herlocker and Ms. Baucum and 12 months in the case of Ms. Sharff.

The employment agreement terminates upon the executive’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), the executive will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his or her employment agreement.

Deferred Incentive Compensation Plan. Mineola Community Bank maintains the Mineola Community Bank Deferred Incentive Compensation Plan (the “Deferred Incentive Plan”) for the benefit of certain employees who have been selected by the Board of Directors to participate in the Deferred Incentive Plan. Each of the named executive officers participates in the Deferred Incentive Plan. Under the Deferred Incentive Plan, within 90 days of the end of each year, Mineola Community Bank makes contributions to the accounts of participants. Interest is credited to participants’ accounts based on the rate of return on equity of Mineola Community Bank. Participants vest in the annual contributions at the rate of 20% per year. Each year, Mineola Community Bank will distribute to each participant 20% of the contributions made on behalf of the participant for each of the five years preceding the year of the distribution. Upon a participant’s separation from service at or after attaining age 65, the participant will receive the full amount of his or her deferral account under the plan. If a participant voluntarily separates from service before attaining age 65 or if the participant’s employment is terminated for cause (as defined in the plan), he or she will forfeit any unpaid benefits. If the participant experiences a disability before attaining age 65, he or she will receive his or her full deferral balance (regardless of any vesting criteria). Upon a change in control, each participant will receive his or her full deferral balance (regardless of any vesting criteria). If a participant dies before a separation from service, his or her beneficiary will receive the participant’s full deferral account balance (without regard to any vesting criteria). In the event the participant dies after he or she has begun to receive payments under the plan, his or her beneficiary will receive the participant’s full deferral account balance (without regard to any vesting criteria). Distributions under the Deferred Incentive Plan are made in a lump sum within 90 days of the event triggering the distribution. Any amounts payable under the Deferred Incentive Plan that would be an excess parachute payment for purposes of Code Section 280G will be reduce to the extent necessary to avoid the amount being treated as an excess parachute payment.

Split-Dollar Life Insurance. Mineola Community Bank maintains the Mineola Community Bank Split Dollar Life Insurance Plan, in which each of the named executive officers and Ms. Mize participate. Mineola Community Bank purchased life insurance policies on the life of each executive in an amount sufficient to provide for the benefits under the plan. The executive has the right to designate the beneficiary who will receive his or her share of the proceeds payable upon his or her death. The policies are owned by Mineola Community Bank, which paid the premium due on the policies. Under the policy agreement, Ms. Mize, Ms. Sharff, and Ms. Baucum’s respective named beneficiary, would receive $100,000, or the net death benefit upon the death of the insured, and Mineola Community Bank is entitled to the remaining death benefit under the following scenarios. The death occurred before separation from service, or after separation from service occurring after attaining the age of 65, or after separation from service when the sum of the participant’s age and years of service with Mineola Community Bank equals or exceeds 90. In accordance with Mr. Herlocker’s amended bank owned life insurance plan participation agreement in 2019, if he dies before separation from service and before attaining age 76, the proceeds of the policy are divided between Mr. Herlocker’s beneficiary, who is entitled to the lesser of (i) $400,000 or (ii) the net death benefit, and Mineola Community Bank, which is entitled to the remainder of the death benefit. If Mr. Herlocker dies after a separation from service or after attaining age 76, the portion of the policy paid to the executive’s beneficiary will equal the lesser of (i) $150,000 or (ii) the net death benefit. If death of the participant occurs outside of these parameters, the participant’s beneficiary will not be entitled to any benefit, the entire death benefit will go Mineola Community Bank.

401(k) Plan. Mineola Community Bank maintains the Mineola Community Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Mineola Community Bank. Eligible employees who are at least 19 years of age will become participants for purposes of making elective deferrals and receiving safe-harbor matching contributions as of the first day of the first month following the date they complete 60 consecutive days of employment with Mineola Community.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code, to the extent that amount does not exceed 90% of their compensation. For 2021, the salary deferral contribution limit is $19,500, provided, however, that a participant over age 50 may contribute an additional $6,500 to the 401(k) Plan for a total of $26,000. In addition to salary deferral contributions, Mineola Community Bank may make discretionary matching contributions and other discretionary employer contributions. A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 20% per year of service, beginning after one year of service, so that a participant will be fully vested after completing six years of credited service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Mineola Community Bank intends to allow participants in the 401(k) Plan to use up to 100% of their account balances in the 401(k) Plan to subscribe for stock in the offering. Expense recognized in connection with the 401(k) Plan totaled approximately $158,037 for the fiscal year ended December 31, 2020.

Employee Stock Ownership Plan. In connection with the conversion and offering, Mineola Community Bank has adopted an employee stock ownership plan for eligible employees. The named executive officers will be eligible to participate in the employee stock ownership plan just like other eligible employees of Mineola Community Bank. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the conversion and offering or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 19.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the sum of the number of shares of common stock of Texas Community Bancshares sold in the offering and contributed to the charitable foundation. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Texas Community Bancshares equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Mineola Community Bank’s contributions to the employee stock ownership plan and any dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service with Mineola Community Bank, at the rate of 20% per year of service, beginning after one year of service, so that a participant will be fully vested after completing six years of credited service. Participants who were employed by Mineola Community Bank immediately before the conversion and offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement age, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon their separation from service in accordance with the terms of the plan document. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Mineola Community Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Texas Community Bancshares.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2020 certain information as to the total remuneration we paid to our directors other than Mr. Herlocker. His compensation for his service as a director are disclosed in the previous table.

Name	Fees Earned or Paid in Cash ($)	Nonequity Incentive Plan Compensation ($) (1)	All Other Compensation ($)		Total ($)
Clifton D. Bradshaw	20,800	—	—		20,800
James B. Harder	20,800	—	—		20,800
Mark Pickens	20,800	—	30,800	(2)	51,600
Jerry Presswood	20,800	—	—		20,800
Kerry Nan Saucier	20,800	—	—		20,800
Johnny Sherrill	20,800	—	—		20,800
Robert L. Smith, III	20,800	—	—		20,800
Glen Thurman	20,800	—	—		20,800
Sheree Mize	20,800	28,857	165,374	(3)	215,031

(1)	Represents incentive compensation paid to Ms. Mize based on (i) the net income of Mineola Community Bank and (ii) her tenure as an employee with Mineola Community Bank.

(2)	Represents payments pursuant to a previously entered into non-compete agreement.

(3)	Ms. Mize also serves as an employee of Mineola Community Bank in the capacity as Corporate Secretary. This amount represents $124,560 paid as salary, $7,671 received as matching contributions under the 401(k) Plan, $32,985 contributed on her behalf to the Deferred Incentive Compensation Plan, and $158 attributable to the taxable value of life insurance provided to her by Mineola Community Bank.

Director Fees. Directors of Mineola Community Bank receive a monthly fee of $2,000. No additional fees are paid for attending meetings of the Board of Directors or meetings of its committees.

Each individual who serves as a director of Mineola Community Bank also serves as a director of Texas Community Bancshares. Initially, he or she will receive director fees only in his or her capacity as a director of Mineola Community Bank. Following the completion of the conversion and offering, Texas Community Bancshares may also determine to pay director fees but no such determination has been made at this time.

Employment Agreement with Ms. Mize. Mineola Community Bank has entered into an employment agreement with Ms. Mize. The employment agreement has a term of one year. The initial term of the employment agreement will extend automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again one year, unless either Mineola Community Bank or Ms. Mize give notice to the other party of non-renewal. At least 30 days before each anniversary date of the employment agreement, the disinterested members of the board of directors of Mineola Community Bank will conduct a comprehensive evaluation and review of Ms. Mize’s performance for purposes of determining whether to take action to stop the renewal of the employment agreement. Notwithstanding the foregoing, in the event Texas Community Bancshares or Mineola Community Bank enters into a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement would automatically extend so that it would expire no less than two years following the effective date of the change in control.

The employment agreement specifies the base salary of Ms. Mize, which will initially be $118,800. The Board of Directors of Mineola Community Bank or the Compensation Committee may increase, but not decrease, the Ms. Mize’s base salary. In addition to base salary, the employment agreement provides that Ms. Mize will participate in any bonus plan or arrangement of Mineola Community Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Ms. Mize is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Mineola Community Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties with Mineola Community Bank.

Mineola Community Bank may terminate Ms. Mize’s employment, or Ms. Mize may resign from her employment, at any time with or without good reason. Under the employment agreement, in the event Mineola Community Bank terminates her employment without cause or she voluntarily resigns for “good reason” (i.e., a “qualifying termination event”), Mineola Community Bank will pay her a severance payment equal to one times the sum of (i) her base salary and (ii) her highest annual cash bonus earned during the previous three prior calendar years. In addition, Ms. Mize will be reimbursed for her monthly COBRA premium payments for up to 12 months.

If a qualifying termination event occurs at or within two years following a change in control of Texas Community Bancshares or Mineola Community Bank, Ms. Mize would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to one times the sum of (i) her base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned by her for the year in which the change in control occurs or any of the three prior calendar years. In addition, Ms. Mize will be reimbursed for her monthly COBRA premium payments for up to 12 months.

The employment agreement terminates upon the Ms. Mize’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), Ms. Mize will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in her employment agreement.

Compensation Agreement with Mr. Smith. Mineola Community Bank entered into a Compensation Agreement with Mr. Smith on January 1, 1996. Under the Compensation Agreement, since Mr. Smith has served more than 10 years on the board of directors, Mineola Community Bank will pay Mr. Smith a total of $270,000, commencing in 2021. The payments will be made at the rate of $1,500 per month for a period of 180 months. The cost of the plan has been shared between Mr. Smith and the bank. If Mr. Smith dies before receiving all payments under the agreement, the bank will continue to make the monthly payments to Mr. Smith’s beneficiary until all payments have been made under the agreement. There is a bank owned life insurance policy with Nassau Life Insurance on Mr. Smith to offset the cost of the plan that has a death benefit balance of $186,981 as of December 31, 2020.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the offering, and, if adopted within 12 months after the offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are established more than 12 months after the offering, stockholders must approve the plans by a majority of votes cast. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the sum of shares sold in the offering and contributed to the charitable foundation.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the sum of shares sold in the offering and contributed to the charitable foundation, unless Mineola Community Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the sum of shares sold in the offering and contributed to the charitable foundation;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Texas Community Bancshares or Mineola Community Bank; and

•	our executive officers or directors must exercise or forfeit their options if Mineola Community Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of the common stock of Texas Community Bancshares at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	124,400 Shares Awarded at Minimum of Offering Range	146,000 Shares Awarded at Midpoint of Offering Range	167,600 Shares Awarded at Maximum of Offering Range	192,440 Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)
$8.00	$995	$1,168	$1,341	$1,540
10.00	1,244	1,460	1,676	1,924
12.00	1,493	1,752	2,011	2,309
14.00	1,742	2,044	2,346	2,694

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of Texas Community Bancshares at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	311,000 Options at Minimum of Offering Range	365,000 Options at Midpoint of Offering Range	419,000 Options at Maximum of Offering Range	481,100 Options at Adjusted Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$8.00	$2.15	$669	$785	$901	$1,034
10.00	2.69	837	982	1,127	1,294
12.00	3.23	1,005	1,179	1,353	1,554
14.00	3.77	1,172	1,376	1,580	1,814

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of our directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. If the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 offering price per share and on the same terms as other purchasers in the offering. The table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

Name and Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent of Outstanding Shares at Minimum of Offering Range (2)
Clifton D. Bradshaw, Director	12,500	$125,000		*
James B. Harder, Director	4,000	40,000		*
Sheree Mize, Director	5,000	50,000		*
Mark Pickens, Director	25,000	250,000		*
Jerry Presswood, Director	2,500	25,000		*
Kerry Nan Saucier, Director	5,000	50,000		*
Johnny Sherrill, Director	50,000	500,000	1.6
Robert L. Smith, III, Director	25,000	250,000		*
Glen Thurman, Director	50,000	500,000	1.6
James H. Herlocker, III, Chairman, President and Chief Executive Officer	50,000	500,000	1.6
Eric S. Anderson, Executive Vice President – Commercial Lending	20,000	200,000		*
Terri Baucum, Senior Vice President and Chief Loan Officer	1,500	15,000		*
Haskell Strange, Senior Vice President and Chief Operating Officer	4,000	40,000		*
Julie Sharff, Chief Financial Officer	50,000	500,000	1.6
Brittany Bessonett, Senior Vice President and Marketing Director	1,500	15,000		*
Kraig Yarbrough, Senior Vice President	50,000	500,000	1.6
Sofia Gurrusquieta, Compliance Officer, BSA Officer and CRA Officer	1,500	15,000		*
All directors and executive officers as a group (17 persons)	357,500	$3,575,000	11.5%

*	Less than 1.0%.

(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household and/or by the named individual’s associates.

(2)	Includes shares to be sold to the public and contributed to the charitable foundation.

THE CONVERSION AND OFFERING

The boards of directors of Mineola Community MHC and Mineola Community Financial Group have approved the plan of conversion. The plan of conversion must also be approved by Mineola Community MHC, the sole stockholder of Mineola Community Financial Group, and by the members of Mineola Community MHC (i.e., eligible depositors and borrowers of Mineola Community Bank). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending with respect to the conversion and with respect to Texas Community Bancshares becoming the holding company for Mineola Community Bank. We have also filed an application with the Texas Department of Savings and Mortgage Lending with respect to amendments to Mineola Community Bank’s articles of incorporation. The approvals of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending are required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Texas Department of Savings and Mortgage Lending does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form of organization. Mineola Community MHC will be merged with and into Mineola Community Financial Group and, as a result, Mineola Community MHC will cease to exist. Mineola Community Financial Group, which owns 100% of the outstanding common stock of Mineola Community Bank, will merge with and into a new Maryland corporation named Texas Community Bancshares and, as a result, Mineola Community Financial Group will cease to exist. As part of the conversion, Mineola Community MHC’s 100% ownership interest in Mineola Community Financial Group will be offered for sale in the stock offering. When the conversion and offering is completed, Texas Community Bancshares will own all of the outstanding common stock of Mineola Community Bank and public stockholders will own all of the outstanding common stock of Texas Community Bancshares. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

We intend to retain between $12.1 million and $16.5 million of the net proceeds of the offering and to contribute between $14.6 million and $20.0 million of the net proceeds to Mineola Community Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders, and other members (qualifying depositors and borrowers of Mineola Community Bank). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons (including trusts of natural persons) residing in the Texas Counties of Franklin, Hopkins, Smith, Van Zandt, and Wood.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which Performance Trust will be sole manager. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Texas Community Bancshares. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Mineola Community Bank. The plan of conversion is also filed as an exhibit to Mineola Community MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our primary reasons for undertaking the conversion and offering are to:

•	Enhance our regulatory capital position to support growth and help mitigate interest rate risk. A strong capital position is essential to achieving our long-term growth objectives. Although Mineola Community Bank exceeds all regulatory capital requirements in order to categorized as well-capitalized under regulatory guidelines, the proceeds from the offering will materially enhance and strengthen our capital position, will enable us to support our planned growth, and help to mitigate interest rate risk.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure gives us greater flexibility to access the capital markets to support our growth through possible future equity and debt offerings. We have no current plans, agreements or understandings regarding any additional equity or debt offerings.

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure mergers and acquisitions of other financial institutions or business lines as opportunities arise.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Mineola Community MHC (i.e., eligible depositors and borrowers of Mineola Community Bank) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Mineola Community MHC will also be approving the merger of Mineola Community MHC with and into Mineola Community Financial Group. The affirmative vote of Mineola Community MHC, the sole stockholder of Mineola Community Financial Group, also is required to approve the plan of conversion. We have received the approvals of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending with respect to the conversion and with respect to Texas Community Bancshares becoming the holding company for Mineola Community Bank. The Texas Department of Savings and Mortgage Lending has also approved an amendment to Mineola Community Bank’s articles of incorporation to establish a liquidation account. The approvals of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending are required before we can consummate the conversion and issue shares of common stock.

Effects of Conversion

Continuity. The conversion will not affect the normal business of Mineola Community Bank of accepting deposits and making loans. Mineola Community Bank will continue to be a Texas-chartered savings bank and will continue to be regulated by the Texas Department of Savings and Mortgage Lending and the Federal Deposit Insurance Corporation. After the conversion, Mineola Community Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Mineola Community Bank serving at the time of the conversion will be the directors of Texas Community Bancshares upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Mineola Community Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates and other evidence of their accounts.

Effect on Loans. No loan outstanding from Mineola Community Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Depositors. Depositors and borrowers of Mineola Community Bank are members of, and have voting rights in, Mineola Community MHC, as to all matters requiring a vote of members. Upon completion of the conversion, depositors and borrowers will no longer have voting rights. All voting rights in Mineola Community Bank will be vested in Texas Community Bancshares as the sole stockholder of Mineola Community Bank. The stockholders of Texas Community Bancshares will possess exclusive voting rights with respect to the common stock of Texas Community Bancshares.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the Texas income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank, eligible account holders, supplemental eligible account holders, or other members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Mineola Community Bank has both a deposit account in Mineola Community Bank and a pro rata ownership interest in the net worth of Mineola Community MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in a complete liquidation of Mineola Community MHC and Mineola Community Bank; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account before the completion of the offering receives a pro rata ownership interest in Mineola Community MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Mineola Community MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Mineola Community MHC and Mineola Community Bank are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Mineola Community MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by Texas Community Bancshares and Mineola Community Bank in an aggregate amount equal to (i) Mineola Community MHC’s ownership interest in Mineola Community Financial Group’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of Mineola Community MHC as of the date of the latest statement of financial condition of Mineola Community MHC before the consummation of the conversion (excluding its ownership of Mineola Community Financial Group). Texas Community Bancshares and Mineola Community Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Mineola Community Bank after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Mineola Community Bank a liquidation interest in the residual net worth, if any, of Texas Community Bancshares or Mineola Community Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Texas Community Bancshares and Mineola Community Bank or (b) Mineola Community Bank. See “—Liquidation Rights.”

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest-bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest-bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion transaction.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Feldman Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, Feldman Financial will receive a fee of $47,500, as well as payment for reimbursable expenses not to exceed $5,000 without the prior authorization of Mineola Community Bank. During the past three years, we have not retained Feldman Financial for any services. We have agreed to indemnify Feldman Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to Feldman Financial by us or by an intentional omission by us to state a material fact in the information provided, except where Feldman Financial has been negligent or at fault.

The independent valuation was prepared by Feldman Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Mineola Community MHC. Feldman Financial also considered the following factors, among others:

•	the present results and financial condition of Mineola Community MHC and the projected results and financial condition of Texas Community Bancshares;

•	the economic and demographic conditions in Mineola Community Bank’s existing market area;

•	certain historical, financial and other information relating to Mineola Community MHC;

•	a comparative evaluation of the operating and financial characteristics of Mineola Community MHC with those of publicly traded savings institutions;

•	the effect of the conversion and offering on the stockholders’ equity and earnings potential of Texas Community Bancshares;

•	the proposed dividend policy of Texas Community Bancshares; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that Feldman Financial considered comparable to Texas Community Bancshares under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Texas Community Bancshares also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, Feldman Financial limited the peer group to companies to the following two selection criteria: (i) total assets less than $1.0 billion, (ii) positive earnings, (iii) tangible equity-to-tangible assets ratios of greater than 4.5%, and (iv) non-performing assets-to-total assets ratios of less than 2.0%.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Feldman Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. Feldman Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive core earnings.

In applying each of the valuation methods, Feldman Financial considered adjustments to the pro forma market value based on a comparison of Texas Community Bancshares with the peer group. Feldman Financial made downward adjustments for earnings prospects and for marketing of the issue. Feldman Financial made no adjustments for financial condition, market area, management, dividend payments, liquidity of the issue, subscription interest, and effect of banking regulations and regulatory reform.

The downward adjustment for earnings prospects took into consideration our less favorable efficiency ratio and lower profitability ratios relative to the peer group measures. The downward adjustment for marketing of the issue took into consideration the volatile stock market conditions in both the overall market and the market for bank and thrift stocks and the heightened uncertainty associated with the new issue market in the prevailing stock market environment, including the new issue market for Texas Community Bancshares.

Included in Feldman Financial’s independent valuation were certain assumptions as to the pro forma earnings of Texas Community Bancshares after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.28% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of February 26, 2021, the estimated pro forma market value of Texas Community Bancshares was $36.5 million (inclusive of the shares to be contributed to the charitable foundation valued at $500,000 based on the offering price of $10.00 per share). Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $31.1 million and a maximum of $41.9 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Texas Community Bancshares common stock to be sold in the offering. The number of shares offered will be equal to the aggregate offering price of the shares divided by the $10.00 price per share. Based on the valuation range and the $10.00 offering price per share, the minimum of the offering range is 3,060,000 shares, the midpoint of the offering range is 3,600,000 shares and the maximum of the offering range is 4,140,000 shares.

The board of directors of Texas Community Bancshares reviewed the independent valuation and, in particular, considered the following:

•	Mineola Community MHC’s financial condition and results of operations at and for the years ended December 31, 2020 and 2019;

•	a comparison of financial performance ratios of Mineola Community MHC to those of other financial institutions of similar size; and

•	market conditions generally and in particular for financial institutions.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Feldman Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approvals of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, as a result of subsequent developments in the financial condition of Mineola Community MHC or Mineola Community Bank or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Texas Community Bancshares to less than $31.1 million or more than $48.1 million, the updated appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to the registration statement of Texas Community Bancshares.

The following table presents a summary of selected pricing ratios for Texas Community Bancshares (on a pro forma basis) at and for the twelve months ended December 31, 2020, and for the peer group companies based on earnings and other information at and for the twelve months ended December 31, 2020, with stock prices at February 26, 2021, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 35.8% on a price-to-book value basis, a discount of 36.7% on a price-to-tangible book value basis and a premium of 367.6% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Texas Community Bancshares (pro forma basis, assuming completion of the conversion and offering)
Adjusted Maximum	250.00	x	66.53%	67.16%
Maximum	166.67	x	62.66%	63.25%
Midpoint	111.11	x	58.69%	59.31%
Minimum	76.92	x	54.11%	54.73%

Valuation of peer group companies, all of which are fully converted (historical basis)
Averages	23.76	x	91.45%	93.75%
Medians	12.66	x	90.20%	97.18%

(1)	Price-to-earnings multiples calculated by Feldman Financial in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Feldman Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did Feldman Financial independently value our assets or liabilities. The independent valuation considers Mineola Community Bank as a going concern and should not be considered as an indication of the liquidation value of Mineola Community Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $47.6 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 4,761,000 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued if the offering range is increased to up to 4,761,000 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $47.6 million and a corresponding increase in the offering range to more than 4,761,000 shares, or a decrease in the minimum of the valuation range to less than $30.6 million and a corresponding decrease in the offering range to fewer than 3,060,000 shares, then we will promptly return, with interest at 0.10% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond June 29, 2023, which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and the pro forma earnings and stockholders’ equity of Texas Community Bancshares on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and the pro forma earnings and stockholders’ equity of Texas Community Bancshares on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Feldman Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Mineola Community Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2019 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his, her or its total allocation equal to the lesser of 100 shares or the number of shares for which he, she or it subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his, her or its Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest at the close of business on December 31, 2019. If there is an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. If there is an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Mineola Community Bank or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding December 31, 2019.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Mineola Community Bank’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the sum of shares of common stock sold in the offering and contributed to the charitable foundation, although our employee stock ownership plan intends to purchase 8% of the sum shares of common stock sold in the offering and contributed to the charitable foundation. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Mineola Community Bank with a Qualifying Deposit at the close of business on March 31, 2021, who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his, her or its total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he, she or it subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his, her or its Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at the close of business on March 31, 2021. If there is an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor or borrower of Mineola Community Bank at the close of business on April 30, 2021 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his, her or its total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he, she or it subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he, she or it has an ownership interest at the close of business on April 30, 2021. If there is an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 4:00 p.m., Central time, on June 17, 2021, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, if necessary. Subscription rights will expire whether or not each account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 3,060,000 shares have not been sold in the offering by August 2, 2021 and the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending have not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.10% per annum, for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending grant an extension beyond August 2, 2021, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. If there is a community offering, shares would be offered with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the Texas counties of Franklin, Hopkins, Smith, Van Zandt, and Wood; and

(ii)	Other members of the general public.

Subscribers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Texas counties of Franklin, Hopkins, Smith, Van Zandt, and Wood, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond August 2, 2021, in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, Performance Trust will serve as sole manager. In such capacity, Performance Trust may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither Performance Trust nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Performance Trust has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Texas Community Bancshares, for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Mineola Community Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of such unsubscribed shares. The Federal Reserve Board, the Texas Department of Savings and Mortgage Lending and the Financial Industry Regulatory Authority must approve any such arrangement.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the sum of shares of common stock issued in the offering and contributed to the charitable foundation, including shares issued if the offering range is increased by up to 15%;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of common stock in all categories of the offering combined; and

(iv)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Mineola Community Bank and their associates, in the aggregate, may not exceed 30% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Mineola Community MHC and of Mineola Community MHC, the sole stockholder of Mineola Community Financial Group, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited if the purchase limitation is increased will be given the opportunity to increase their orders up to the then applicable revised limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

If the offering range is increased to up to 4,761,000 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	to fill the subscriptions of our tax-qualified employee benefit plans, specifically our employee stock ownership plan, for up to 10% of the total number of shares of common stock sold in the offering and issued to the charitable foundation;

(ii)	if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in the Texas counties of Franklin, Hopkins, Smith, Van Zandt and, Wood, and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization (other than Mineola Community Bank, Mineola Community Financial Group, Texas Community Bancshares or Mineola Community MHC, or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Mineola Community Financial Group or Mineola Community Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of Texas Community Bancshares or Mineola Community Bank and except as described below. Any purchases made by any associate of Texas Community Bancshares or Mineola Community Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Texas Community Bancshares.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Performance Trust, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Performance Trust will assist us on a best efforts basis in the subscription and community offerings by:

•	consulting with us on the marketing implications of the plan of conversion;

•	reviewing with us the pro forma financial impact of the offering, based upon the independent appraisal;

•	reviewing with us all offering documents, including the prospectus, stock order form and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting in the design and implementation of a marketing strategy for the offering;

•	assisting us in scheduling and preparing meetings with potential investors and/or other broker-dealers, if necessary; and

•	providing such other general advice and assistance as may be reasonably requested to promote the successful completion of the offering.

For these services, Performance Trust has received a non-refundable management fee of $25,000, which shall be credited to the fees payable at the closing of the offering, and will receive at the closing of the offering a fee of 1.00% of the aggregate purchase price of the shares of common stock sold in the subscription and community offerings, excluding shares purchased by or on behalf of: (i) any employee benefit plan or trust of Texas Community Bancshares or Mineola Community Bank established for the benefit of its directors, officers and employees; (ii) any charitable foundation established by Texas Community Bancshares or Mineola Community Bank (or any shares contributed to a charitable foundation); and (iii) any director, officer or employee of Texas Community Bancshares or Mineola Community Bank or members of their immediate families (whether directly or through a personal trust), which for these purposes means parents, spouses, children and grandchildren. The management fee, to the extent actually paid at or before closing, will be credited against the offering fee.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of 5.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to Performance Trust and any other broker-dealers included in the syndicated community offering.

Expenses. Performance Trust also will be reimbursed for its reasonable out-of-pocket expenses, not to exceed $15,000, and for the fees and expenses of its legal counsel, not to exceed $100,000. If the plan of conversion is terminated or if Performance Trust’s engagement is terminated in accordance with the provisions of the agency agreement, Performance Trust will receive reimbursement of its reasonable out-of-pocket expenses. Performance Trust shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination.

Stock Information Center Management

In addition to engaging Performance Trust to assist in the marketing of our shares of common stock, we have also engaged Performance Trust as our stock information center manager in connection with the conversion and the subscription and community offerings. In its role as stock information center manager, Performance Trust will assist us by:

•	coordinating vote solicitation and the special meetings of members and stockholders;

•	designing stock order forms;

•	organization and supervision of the Stock Information Center; and

•	providing employee training.

For these services Performance Trust will receive fees totaling $20,000, of which $10,000 has been paid as of the date of this prospectus. These fees can be increased by up to $5,000 if there are unusual or additional items or duplication of service required as a result of a material change in the regulations or the plan of conversion or a material delay or other similar events. Performance Trust will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $15,000.

Indemnity

We will indemnify Performance Trust against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Performance Trust’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Mineola Community Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Performance Trust. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 4:00 p.m., Central time, on June 17, 2021, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond August 2, 2021 would require the Federal Reserve Board’s and the Texas Department of Savings and Mortgage Lending’s approvals. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.10% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.10% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the June 17, 2021 expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We will not accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 4:00 p.m., Central time, on June 17, 2021. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver your stock order form to our Stock Information Center, which is located at Mineola Community Bank’s main office located at 215 West Broad Street, Mineola, Texas. The Stock Information Center will be open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will not be open on bank holidays. Hand-delivered stock order forms will be accepted only at this location. We will not accept hand-delivered stock order forms at our other offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Mineola Community Bank, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Texas Community Bancshares, Inc. Do not remit cash; or

(ii)	authorization of withdrawal of available funds from your Mineola Community Bank deposit account(s).

Appropriate means for designating withdrawals from deposit account(s) at Mineola Community Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Mineola Community Bank and will earn interest at 0.10% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit cash, any type of third-party checks (including those payable to you and endorsed over to Texas Community Bancshares) or a Mineola Community Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Mineola Community Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Mineola Community Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, if we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by August 2, 2021. If the subscription and community offerings are extended past August 2, 2021, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.10% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Mineola Community Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or Texas Community Bancshares to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at Mineola Community Bank or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Mineola Community Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Mineola Community Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Mineola Community Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, but in no event less than two weeks before the June 17, 2021 offering deadline. You may select the independent trustee or custodian of your choice. However, processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held or the independent trustee or custodian you select. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. You may not be able to sell the shares of common stock that you purchased until a statement reflecting your ownership of shares of common stock is available and delivered to you, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit or loan account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except if a named eligible depositor dies. Taking either of these actions may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, call our Stock Information Center at (903) 369-1000. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Central time, and will be closed on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that Mineola Community MHC is liquidated before the conversion, all claims of creditors of Mineola Community MHC would be paid first. Thereafter, if there were any assets of Mineola Community MHC remaining, these assets would first be distributed to depositors of Mineola Community Bank pro rata based on the value of their accounts at Mineola Community Bank.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by Texas Community Bancshares for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Mineola Community MHC’s ownership interest in Mineola Community Financial Group’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Mineola Community MHC as of the date of the latest statement of financial condition of Mineola Community MHC before the consummation of the conversion (excluding its ownership of Mineola Community Financial Group). The plan of conversion also provides for the establishment of a parallel liquidation account in Mineola Community Bank to support the Texas Community Bancshares liquidation account if Texas Community Bancshares does not have sufficient assets to fund its obligations under the Texas Community Bancshares liquidation account.

In the unlikely event that Mineola Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established by Texas Community Bancshares, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Mineola Community Bank or Texas Community Bancshares above that amount.

The liquidation account established by Texas Community Bancshares is intended to provide qualifying depositors of Mineola Community Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Mineola Community MHC) after the conversion in the event of a complete liquidation of Texas Community Bancshares and Mineola Community Bank or a liquidation solely of Mineola Community Bank. Specifically, in the unlikely event that either (i) Mineola Community Bank or (ii) Texas Community Bancshares and Mineola Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on December 31, 2019 and March 31, 2021 of their interests in the liquidation account maintained by Texas Community Bancshares. Also, in a complete liquidation of both entities, or of Mineola Community Bank only, when Texas Community Bancshares has insufficient assets (other than the stock of Mineola Community Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Mineola Community Bank has positive net worth, then Mineola Community Bank shall immediately make a distribution to fund the remaining obligations of Texas Community Bancshares under the liquidation account. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Texas Community Bancshares as adjusted periodically pursuant to the plan of conversion and federal regulations. If Texas Community Bancshares is completely liquidated or sold apart from a sale or liquidation of Mineola Community Bank, then the Texas Community Bancshares liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Mineola Community Bank liquidation account, subject to the same rights and terms as the Texas Community Bancshares liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, Texas Community Bancshares will transfer, or, upon the prior written approval of the Federal Reserve Board, and the Texas Department of Savings and Mortgage Lending may transfer the liquidation account and the depositors’ interests in such account to Mineola Community Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Mineola Community Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Texas Community Bancshares or Mineola Community Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Mineola Community Bank as of the close of business on December 31, 2019 or March 31, 2021, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on December 31, 2019 or March 31, 2021, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Mineola Community Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account at the close of business on December 31, 2019 or March 31, 2021, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account will be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank, Texas Community Bancshares, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. If there is a disagreement, there can be no assurance that Texas Community Bancshares or Mineola Community Bank would prevail in a judicial proceeding.

Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank and Texas Community Bancshares have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of Mineola Community MHC with and into Mineola Community Financial Group will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Mineola Community MHC for liquidation interests in Mineola Community Financial Group will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Mineola Community MHC, Community First, Eligible Account Holders or Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Mineola Community MHC to Mineola Community Financial Group and the assumption by Mineola Community Financial Group of Mineola Community MHC’s liabilities, if any, in constructive exchange for liquidation interests in Mineola Community Financial Group.

4.	The basis of the assets of Mineola Community MHC and the holding period of the assets to be received by Mineola Community Financial Group will be the same as the basis and holding period of such assets in Mineola Community MHC immediately before the exchange.

5.	The merger of Mineola Community Financial Group with and into Texas Community Bancshares will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Mineola Community Financial Group nor Texas Community Bancshares will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Mineola Community Financial Group and the holding period of such assets to be received by Texas Community Bancshares will be the same as the basis and holding period of such assets in Mineola Community Financial Group immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Mineola Community Financial Group for interests in the liquidation account in Texas Community Bancshares.

8.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Mineola Community Financial Group for interests in the liquidation account established in Texas Community Bancshares will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Texas Community Bancshares common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Texas Community Bancshares common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

10.	It is more likely than not that at the effective date of the conversion the fair market value of the benefit provided by the liquidation account of Mineola Community Bank supporting the payment of the Texas Community Bancshares liquidation account in the event either Mineola Community Bank (or Texas Community Bancshares and Mineola Community Bank) were to liquidate after the conversion (including a liquidation of Mineola Community Bank or of Mineola Community Bank and Texas Community Bancshares following a purchase and assumption transaction with a credit union) when Texas Community Bancshares lacks sufficient net assets to pay the liquidation account distribution due is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the distribution to them of such rights in the Mineola Community Bank liquidation account as of the effective date of the conversion.

11.	It is more likely than not that the basis of the shares of Texas Community Bancshares common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price.

12.	The holding period of the Texas Community Bancshares common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

13.	No gain or loss will be recognized by Texas Community Bancshares on the receipt of money in exchange for Texas Community Bancshares common stock sold in the offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Mineola Community MHC, Mineola Community Financial Group, Mineola Community Bank, Texas Community Bancshares, and to persons receiving subscription rights. With respect to opinions 9 and 11 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that Feldman Financial has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 10 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Mineola Community Bank are reduced; (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (v) the Mineola Community Bank liquidation account payment obligation arises only if Texas Community Bancshares lacks sufficient assets to fund the liquidation account or if Mineola Community Bank (or Mineola Community Bank and Texas Community Bancshares) enters into a transaction to transfer Mineola Community Bank’s assets and liabilities to a credit union.

In addition, we have received a letter from Feldman Financial stating its belief that the benefit provided by the Mineola Community Bank liquidation account supporting the payment of the liquidation account if (i) Texas Community Bancshares lacks sufficient net assets or (ii) Mineola Community Bank (or Mineola Community Bank and Texas Community Bancshares) enters into a transaction to transfer Mineola Community Bank’s assets and liabilities to a credit union, does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Mineola Community Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed the opinion may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the conversion.

We have also received an opinion from BKD, LLP that indicates there will be no Texas franchise tax implications as Texas follows the provisions of Section 368 of the Internal Revenue Code and that there should be no other state tax implications because the conversion is not a taxable transaction for Texas sales or property tax purposes.

The opinions of Luse Gorman, PC and BKD, LLP have been filed with the Securities and Exchange Commission as exhibits to the registration statement of Texas Community Bancshares.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Mineola Community Bank, Mineola Community Financial Group, Texas Community Bancshares or Mineola Community MHC generally may not be sold for a period of one year following the closing of the conversion, except if the individual dies. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Texas Community Bancshares also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any stock option or restricted stock plans.

TCBS FOUNDATION, INC.

General

In furtherance of our commitment to the communities in our market area, the plan of conversion provides that we will establish a new charitable foundation, TCBS Foundation, Inc., as a non-stock, nonprofit Delaware corporation in connection with the conversion and offering. The charitable foundation will be funded with cash and shares of our common stock, as further described below. By further enhancing our visibility and reputation in the communities within our market area, we believe that the charitable foundation will enhance the long-term value of Mineola Community Bank’s community banking franchise. The conversion and offering present us with a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation. The establishment and funding of the charitable foundation is subject to regulatory approval and approval by the members of Mineola Community MHC.

Purpose of the Charitable Foundation

In connection with the closing of the conversion and offering, we intend to contribute to the charitable foundation $75,000 in cash and 50,000 shares of our common stock, for an aggregate contribution of $575,000 based on the $10.00 per share offering price.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Funding the charitable foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the offering is completed because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with Mineola Community Bank, thereby forming a partnership within the communities in which Mineola Community Bank operates.

Structure of the Charitable Foundation

The charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the charitable foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of Director Saucier and six other individuals. We are required to select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making. As of the date of this prospectus, we have not selected the individual to serve as the director to satisfy these requirements. For five years after the conversion and offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Mineola Community Bank’s directors.

The board of directors of the charitable foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, the directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The charitable foundation’s place of business will be located at our administrative offices. The board of directors of the charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and applicable banking regulations governing transactions between Mineola Community Bank and the charitable foundation.

The charitable foundation will receive working capital from the initial cash contribution and:

(i)	any dividends that may be paid on our shares of common stock in the future to the extent that it continues to own shares of our common stock;

(ii)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; and

(iii)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. As long as the charitable foundation files an application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether the charitable foundation’s tax-exempt status will be affected by the regulatory requirement that all shares of our common stock held by it must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

We believe that our contribution of shares of our common stock to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that the charitable foundation is required to pay us for such stock. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to the charitable foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1%. The charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The charitable foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

The Federal Reserve Board requires that, before our board of directors adopted the plan of conversion, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of conversion.

The Federal Reserve Board will generally not object if a well-capitalized savings association contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in an offering. Mineola Community Bank qualifies as a well-capitalized savings association for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

The Federal Reserve Board imposes the following additional requirements on the establishment of the charitable foundation:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	the Federal Reserve Board may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•	the charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

RESTRICTIONS ON ACQUISITION OF TEXAS COMMUNITY BANCSHARES

Although the board of directors of Texas Community Bancshares is unaware of any effort that might be made to obtain control of Texas Community Bancshares after the conversion and offering, the board of directors believes that it is appropriate to include certain provisions as part of the articles of incorporation of Texas Community Bancshares to protect the interests of Texas Community Bancshares and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Texas Community Bancshares or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, the articles of incorporation and bylaws of Texas Community Bancshares, and certain regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. The articles of incorporation and bylaws of Texas Community Bancshares are included as part of Mineola Community MHC’s application for conversion filed with the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending and with the registration statement filed by Texas Community Bancshares with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of Texas Community Bancshares

Maryland law, as well as the articles of incorporation and bylaws of Texas Community Bancshares, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Texas Community Bancshares more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Mineola Community Bank, restrictions based upon prior legal or regulatory violations and a residency requirement. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chairperson, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that no record owner of any of the outstanding common stock of Texas Community Bancshares that is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding common stock of Texas Community Bancshares entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion and offering, Texas Community Bancshares will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Texas Community Bancshares.” The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Texas Community Bancshares is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of Texas Community Bancshares that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Texas Community Bancshares. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Texas Community Bancshares;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by Texas Community Bancshares;

(xi)	the limitation of liability of officers and directors to Texas Community Bancshares for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)       the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the directors of Texas Community Bancshares or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

The provisions requiring the affirmative vote of 80% of the total votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of Texas Community Bancshares in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law, which permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Evaluation of Offers. The articles of incorporation of Texas Community Bancshares provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Texas Community Bancshares (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Texas Community Bancshares and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon the stockholders of Texas Community Bancshares, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Texas Community Bancshares and its subsidiaries and on the communities in which Texas Community Bancshares and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Texas Community Bancshares;

•	whether a more favorable price could be obtained for the stock of Texas Community Bancshares or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Texas Community Bancshares and its subsidiaries;

•	the future value of the stock or any other securities of Texas Community Bancshares the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Texas Community Bancshares to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Purpose and Anti-Takeover Effects of the Articles of Incorporation and Bylaws of Texas Community Bancshares. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of Texas Community Bancshares and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Texas Community Bancshares and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Texas Community Bancshares and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Texas Community Bancshares and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of the articles of incorporation and bylaws of Texas Community Bancshares, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Maryland Corporate Law

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Texas Community Bancshares and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of the voting stock of Texas Community Bancshares after the date on which Texas Community Bancshares had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Texas Community Bancshares at any time after the date on which Texas Community Bancshares had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Texas Community Bancshares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Texas Community Bancshares and an interested stockholder generally must be recommended by the board of directors of Texas Community Bancshares and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Texas Community Bancshares, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Texas Community Bancshares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the common stockholders of Texas Community Bancshares receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Control Share Acquisitions. The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(i)        one-tenth or more but less than one-third;

(ii)       one-third or more but less than a majority; or

(iii)      a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions for shares acquired through descent or distribution, in satisfaction of a pledge or in a merger, consolidation or share exchange to which the corporation is a party. The control share acquisition statute applies to any Maryland corporation with 100 or more beneficial owners of its stock other than a close corporation or an investment company.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except for those which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the control shares, at the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, if voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The foregoing provisions may be modified by a Maryland corporation’s charter or bylaws. Although the bylaws of Texas Community Bancshares provide that the Maryland Control Share Acquisition law are inapplicable to acquisitions of common stock of Texas Community Bancshares, this bylaw provision may be repealed at any time by a majority vote of the whole board of directors, in whole or in part, at any time, whether before or after a control share acquisition and may be applied to any prior or subsequent control share acquisition.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, a federal law, no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Texas Community Bancshares, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

The Federal Reserve Board has adopted a final rule, effective September 30, 2020, that revises its framework for determining whether a company, under the Bank Holding Company Act, has a “controlling influence” over a bank or savings and loan holding company.

DESCRIPTION OF CAPITAL STOCK OF TEXAS COMMUNITY BANCSHARES

General

Texas Community Bancshares is authorized to issue 19,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Texas Community Bancshares currently expects to issue in the offering up to 4,761,000 shares of common stock, at the adjusted maximum of the offering range, and contribute 50,000 shares of common stock to the charitable foundation. Texas Community Bancshares will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Texas Community Bancshares may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if the assets of Texas Community Bancshares are less than the amount necessary to satisfy the requirement set forth above, Texas Community Bancshares may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Texas Community Bancshares is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce the assets of Texas Community Bancshares below the then-adjusted balance of its liquidation account. The holders of common stock of Texas Community Bancshares will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Texas Community Bancshares issues shares of preferred stock, the holders of shares of preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering, the holders of common stock of Texas Community Bancshares will have exclusive voting rights in Texas Community Bancshares. They will elect the board of directors of Texas Community Bancshares and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of common stock, however of Texas Community Bancshares, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Texas Community Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

As a Texas-chartered stock savings bank, corporate powers and control of Mineola Community Bank are vested in its board of directors, who elect the officers of Mineola Community Bank and who fill any vacancies on the board of directors. Voting rights of Mineola Community Bank are vested exclusively in the owners of the shares of capital stock of Mineola Community Bank, which will be Texas Community Bancshares, and voted at the direction of the board of directors of Texas Community Bancshares. Consequently, the holders of the common stock of Texas Community Bancshares will not have direct control of Mineola Community Bank.

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of Mineola Community Bank, Texas Community Bancshares, as the holder of 100% of Mineola Community Bank’s capital stock, would be entitled to receive all assets of Mineola Community Bank available for distribution, after payment or provision for payment of all debts and liabilities of Mineola Community Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of Texas Community Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Texas Community Bancshares available for distribution. If preferred stock is issued, the holders of shares of preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Texas Community Bancshares will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of authorized shares of preferred stock of Texas Community Bancshares will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

The articles of incorporation of Texas Community Bancshares provide that, unless Texas Community Bancshares consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Texas Community Bancshares, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Texas Community Bancshares to Texas Community Bancshares or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Texas Community Bancshares shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Texas Community Bancshares and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

TRANSFER AGENT

The transfer agent and registrar for the common stock of Texas Community Bancshares is Pacific Stock Transfer Company, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Mineola Community MHC as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been included in this prospectus and in the registration statement in reliance upon the report of BKD, LLP, an independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Feldman Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Texas Community Bancshares upon completion of the conversion and offering and of its letters with respect to subscription rights and the liquidation accounts.

CHANGE IN AUDITOR

On October 15, 2020, Mineola Community MHC dismissed Eide Bailly LLP and engaged BKD, LLP as its independent registered public accounting firm. This change in auditors was approved by Mineola Community MHC’s Audit Committee. BKD, LLP was engaged to audit the consolidated financial statements of Mineola Community MHC in accordance with auditing standards of the Public Company Accounting Oversight Board for the years ended December 31, 2019 and 2020.

Before the engagement of BKD, LLP, Mineola Community MHC did not consult with BKD, LLP regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by BKD, LLP on Mineola Community MHC’s consolidated financial statements, and BKD, LLP did not provide any written or oral advice that was an important factor considered by Mineola Community MHC in reaching a decision as to any such accounting, auditing or financial reporting issue, and Mineola Community MHC did not consult with BKD, LLP regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The report of Eide Bailly LLP on its audit of the consolidated financial statements of Mineola Community MHC for the year ended December 31, 2019, performed under AICPA auditing standards, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of the consolidated financial statements of Mineola Community MHC for the year ended December 31, 2019, performed under AICPA standards, there were no disagreements with Eide Bailly LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly LLP, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Mineola Community MHC provided Eide Bailly LLP with a copy of this disclosure before its filing with the Securities and Exchange Commission and requested that Eide Bailly LLP furnish Mineola Community MHC with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter is filed as an exhibit to the registration statement of Texas Community Bancshares, of which this prospectus is a part.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Texas Community Bancshares, Mineola Community MHC, Mineola Community Financial Group and Mineola Community Bank, has issued to Mineola Community Bancshares its opinion regarding the legality of the common stock and has issued to Texas Community Bancshares, Mineola Community MHC, Mineola Community Financial Group and Mineola Community Bank its opinion regarding the federal income tax consequences of the conversion. BKD, LLP, Houston, Texas, has provided an opinion to us regarding the Texas income tax consequences of the conversion. Certain legal matters will be passed upon for Performance Trust and, if there is a syndicated community offering, for any other co-managers, by Goodwin Procter LLP, Washington, DC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Texas Community Bancshares has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge through the Securities and Exchange Commission’s web site (www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Texas Community Bancshares. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Mineola Community MHC has filed an application for conversion with the Federal Reserve Board and the Texas Department of Savings and Mortgage Lending, and Texas Community Bancshares has filed a bank holding company application with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact the Federal Reserve Bank of Dallas at (214) 922-6786. To obtain a copy of the applications filed with the Texas Department of Savings and Mortgage Lending, you may contact the Texas Department of Savings and Mortgage Lending at (512) 475-1350. The plan of conversion is available for inspection, upon request, at each office of Mineola Community Bank.

In connection with the conversion and offering, Texas Community Bancshares will register its common stock under Section 12 of the Securities Exchange Act of 1934 and, upon such registration, Texas Community Bancshares and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Texas Community Bancshares has undertaken that it will not terminate such registration for a period of at least three years following the completion of the conversion and offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF MINEOLA COMMUNITY MUTUAL HOLDING COMPANY

*     *     *

Separate financial statements for Texas Community Bancshares have not been included in this prospectus because it has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

Report of Independent Registered Public Accounting Firm

Audit Committee and Board of Directors

Mineola Community Mutual Holding Company
and Subsidiaries

Mineola, Texas

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Mineola Community Mutual Holding Company and Subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, members' equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

Audit Committee and Board of Directors

Mineola Community Mutual Holding Company

and Subsidiaries

We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, in 2020 the Company adopted new accounting guidance Accounting Standards Update No. 2016-02, Leases (Topic 842). Our opinion is not modified with respect to this matter.

BKD, LLP

We have served as the Company's auditor since 2020.

Houston, Texas

February 25, 2021

Mineola Community Mutual Holding Company and Subsidiaries

Consolidated Statements of Financial Condition

December 31, 2020 and 2019

	2020	2019
Assets
Cash and due from banks	$5,968,175	$3,828,907
Federal funds sold	2,105,000	1,701,000
Cash and cash equivalents	8,073,175	5,529,907
Interest bearing deposits in banks	14,014,861	19,059,651
Securities available for sale	12,966,164	10,714,973
Securities held to maturity (fair value approximates $34,969,078 in 2020 and $39,197,652 in 2019)	34,327,997	39,179,107
Loans receivable, net of allowance for loan and lease losses of $1,561,101 in 2020 and $1,103,599 in 2019	213,239,232	177,202,177
Net investment in direct financing leases	31,998	49,689
Accrued interest receivable	963,096	837,821
Premises and equipment	6,382,873	6,084,149
Bank-owned life insurance	5,908,393	5,787,431
Foreclosed assets	209,181	-
Restricted investments carried at cost	2,023,633	1,993,933
Core deposit intangible	661,417	793,704
Mortgage servicing rights, net	11,881	16,293
Deferred income taxes	246,739	152,219
Other assets	577,333	157,784
	$299,637,973	$267,558,838
Liabilities and Members' Equity
Liabilities
Noninterest bearing	$31,439,331	$24,128,148
Interest bearing	203,700,613	180,096,115
Total deposits	235,139,944	204,224,263
Advances from Federal Home Loan Bank	30,768,095	31,141,918
Accrued expenses and other liabilities	1,790,851	1,138,884
Total liabilities	267,698,890	236,505,065
Members' Equity
Retained earnings	31,810,769	31,061,872
Accumulated other comprehensive income (loss)	128,314	(8,099)
Total members' equity	31,939,083	31,053,773
	$299,637,973	$267,558,838

See Notes to Consolidated Financial Statements

Mineola Community Mutual Holding Company and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2020 and 2019

	2020	2019
Interest Income
Loans, including fees	$9,619,875	$8,402,280
Debt securities
Taxable	730,619	876,576
Non taxable	167,581	184,583
Dividends on restricted investments	38,041	59,471
Federal funds sold	5,064	35,982
Deposits with banks	241,201	465,860
Total interest income	10,802,381	10,024,752
Interest Expense
Deposits	1,805,901	2,044,589
Advances from Federal Home Loan Bank	691,277	585,240
Other	11,434	11,983
Total interest expense	2,508,612	2,641,812
Net Interest Income	8,293,769	7,382,940
Provision for Loan and Lease Losses	484,410	159,692
Net Interest Income After Provision for Loan and Lease Losses	7,809,359	7,223,248
Noninterest Income
Service charges on deposit accounts	561,508	601,865
Other service charges and fees	845,498	728,851
Net gain on securities transactions	-	68,030
Net gain on sale of foreclosed assets	-	96,360
Appreciation on bank-owned life insurance	120,962	102,707
Other income	28,817	27,260
Total noninterest income	1,556,785	1,625,073
Noninterest Expenses
Salaries and employee benefits	4,912,548	4,477,793
Occupancy and equipment expense	706,386	708,463
Data processing	870,516	715,278
Contract services	472,167	520,204
Director fees	268,000	252,000
Amortization expense	132,287	132,287
Other expense	1,062,374	754,774
Total noninterest expenses	8,424,278	7,560,799
Income Before Income Taxes	941,866	1,287,522
Income Tax Expense	192,969	230,421
Net Income	$748,897	$1,057,101

See Notes to Consolidated Financial Statements

Mineola Community Mutual Holding Company and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2020 and 2019

	2020	2019
Net Income	$748,897	$1,057,101
Other items of comprehensive income
Change in unrealized appreciation on investment securities available for sale, before tax	172,675	295,344
Total other items of comprehensive income	172,675	295,344
Other Comprehensive Income Before Tax	921,572	1,352,445
Income tax expense related to other items of comprehensive income	(36,262)	(62,024)
Comprehensive Income	$885,310	$1,290,421

See Notes to Consolidated Financial Statements

Mineola Community Mutual Holding Company and Subsidiaries

Consolidated Statements of Members’ Equity

Years Ended December 31, 2020 and 2019

		Accumulated
		Other	Total
	Retained	Comprehensive	Members'
	Earnings	Income (Loss)	Equity
Balance at January 1, 2019	$30,004,771	$(241,419)	$29,763,352
Net income for 2019	1,057,101	-	1,057,101
Net changes in unrealized depreciation on available for sale securities, less tax expense of $62,024	-	233,320	233,320
Balance at December 31, 2019	31,061,872	(8,099)	31,053,773
Net income for 2020	748,897	-	748,897
Net changes in unrealized appreciation on available for sale securities, less tax expense of $36,262	-	136,413	136,413
Balance at December 31, 2020	$31,810,769	$128,314	$31,939,083

See Notes to Consolidated Financial Statements

Mineola Community Mutual Holding Company and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Operating Activities
Net income	$748,897	$1,057,101
Adjustments to reconcile net income to net cash from operating activities
Provision for loan and lease losses	484,410	159,692
Net amortization of securities	387,502	294,316
Depreciation and amortization	430,489	424,300
Net gain on securities transactions	-	(68,030)
Net gain on sale of foreclosed assets	-	(96,360)
Appreciation on bank-owned life insurance	(120,962)	(102,707)
Deferred income tax	(130,782)	143,359
Net change in
Accrued interest receivable	(125,275)	(70,357)
Mortgage servicing rights	4,412	7,153
Other assets	(419,549)	68,213
Accrued expenses and other liabilities	651,967	280,877
Net Cash from Operating Activities	1,911,109	2,097,557
Investing Activities
Net change in interest bearing deposits in banks	5,044,790	(5,221,038)
Activity in available for sale securities
Purchases	(25,154,193)	(9,212,673)
Sales	-	84,457
Maturities, prepayments and calls	22,989,711	12,776,151
Activity in held to maturity securities
Purchases	(7,243,042)	(7,435,055)
Sales	-	302,498
Maturities, prepayments and calls	11,792,616	7,037,590
Proceeds from sales of restricted investments	-	56,000
Purchases of restricted investments	(29,700)	(51,200)
Loan originations and principal collections, net	(36,521,465)	(18,799,246)
Net decrease in net investment in direct financing leases	17,691	16,890
Purchase of new bank-owned life insurance policy	-	(1,000,000)
Proceeds from sales of foreclosed assets	-	120,000
Additions to premises and equipment	(806,107)	(73,150)
Net Cash used for Investing Activities	(29,909,699)	(21,398,776)
Financing Activities
Net increase in deposits	30,915,681	6,562,838
Long-term advances from FHLB and other borrowings	5,000,000	18,200,000
Payments on long-term FHLB and other borrowings	(5,373,823)	(10,596,976)
Net Cash from Financing Activities	30,541,858	14,165,862
Net Change in Cash and Cash Equivalents	2,543,268	(5,135,357)
Cash and Cash Equivalents at Beginning of Year	5,529,907	10,665,264
Cash and Cash Equivalents at End of Year	$8,073,175	$5,529,907

See Notes to Consolidated Financial Statements

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 1 - Summary of Significant Accounting Policies

Nature of Operations

Mineola Community Mutual Holding Company (the Company) is a Texas state-chartered mutual holding company owned by its members. The Company wholly owns Mineola Community Financial Group, Inc. (MCFGI), which is a Delaware corporation. MCFGI wholly owns Mineola Community Bank, S.S.B. (the Bank), which is a Texas corporation. The Bank wholly owns Mineola Financial Services Corporation, which is a Texas corporation.

Members of the Company are all holders of deposit accounts and borrowers of the Bank. Each member is allowed one vote per every $100 or fraction thereof on account up to a maximum of 1,000 votes.

The Bank's primary source of revenue is providing loans and banking services to consumers and commercial customers in Mineola, Texas and the surrounding area and the Dallas Fort Worth Metroplex. The accounting and reporting policies of the Company conform with U.S. generally accepted accounting principles and to general practices of the banking industry. Policies and practices which materially affect the determination of financial position, results of operations and cash flows are summarized as follows.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing consolidated financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan and lease losses.

Significant Group Concentration of Credit Risk

Most of the Company's activities are with customers located within the Wood, Smith, and Van Zandt County areas and the Dallas Fort Worth Metroplex. Note 2 discusses the types of securities in which the Company invests. Note 3 discusses the types of lending in which the Company engages. Approximately 94% and 95% of the loan balance at December 31, 2020 and 2019, respectively, is secured by real estate. The Company does not have any other significant concentrations to any one industry or customer.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, balances due from banks and federal funds sold, all of which mature within ninety days.

The Company is required to maintain average balances on hand or with the Federal Reserve Bank. As of December 31, 2020 and 2019, the Company was not required to maintain any amounts in excess of required reserves.

Balances in transaction accounts at other financial institutions may exceed amounts covered by federal deposit insurance. Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents. At December 31, 2020 and 2019, the Company had $1,047,935 and $4,001,779, respectively, that exceeded amounts covered by federal deposit insurance.

Interest Bearing Deposits in Banks

Interest bearing deposits in banks mature within one year and are carried at cost.

Debt Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Debt securities not classified as held to maturity are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary, if any, are reflected in earnings as realized losses. In determining whether other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Investments in other restricted stock are carried at cost. Any changes to the cost basis of these investments are recorded in the statements of income. These investments are reviewed annually to determine if an impairment charge is necessary.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) evaluation by the Company of (a) its intent to sell a debt security prior to recovery and (b) whether it is more likely than not the Company will have to sell the debt security prior to recovery.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

As of December 31, 2020 and 2019, no impairment charges were recorded for any impairment.

Federal Home Loan Bank Stock

The Company's investment in Federal Home Loan Bank (FHLB) stock is a restricted investment carried at cost ($100 per share par value), which approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding FHLB advances. The Company may request redemption at par value of any stock in excess of the amount it is required to hold. Stock redemptions are made at the discretion of FHLB. For the year ended December 31, 2020, there were no sales and no purchases. For the year ended December 31, 2019, there were proceeds from sales of $56,000 for a gain of $55,000 and no purchases.

Loans and Leases

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by loans secured by real estate throughout the Wood, Smith, and Van Zandt Counties and the Dallas Fort Worth Metroplex area. The ability of the Company’s debtors to honor their contracts is dependent upon the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off which are measured at historical cost are generally reported at their outstanding unpaid principal balances net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Interest income is accrued on the unpaid principal balance. The deferral of all loan origination fees and origination costs is quantified annually. In 2020 and 2019, management determined the deferral of these fees and costs to be immaterial to the consolidated financial statements. Unearned income is amortized to interest income using a level yield methodology.

The Company makes disclosures of loans and other financing receivables and the related allowance in accordance with Accounting Standards Codification (ASC) Topic 310, Receivables. The accounting guidance defines a portfolio segment as the level at which an entity develops and documents a systematic methodology to determine the allowance for credit losses, and a class of financing receivables as the level of disaggregation of portfolio segments based on the initial measurement attributes, risk characteristics and methods for assessing risk. The Company’s portfolio segments are real estate, agriculture, commercial, and consumer. The classes of financing receivables within the real estate segment are Construction and Land, Farmland, 1-4 Residential and Multifamily, and Commercial Real Estate. The remaining portfolio segments contain a single class of financing receivables. Under this accounting guidance, the allowance is presented by portfolio segment.

Allowance for Loan and Lease Losses

The allowance for credit losses, which includes the allowance for loan and lease losses and the reserve for unfunded lending commitments, represents management’s estimate of probable losses inherent in the Company’s lending activities. The allowance for loan and lease losses does not include amounts related to the accrued interest receivable as any accrued interest receivable is reversed when a loan is placed on nonaccrual status.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The allowance for loan and lease losses represents the estimated probable credit losses in funded consumer and commercial loans while the reserve for unfunded lending commitments, including standby letters of credit and binding unfunded loan commitments, represents estimated probable credit losses on these unfunded credit instruments based on utilization assumptions. Credit exposures deemed to be uncollectible are charged against these accounts. Cash recovered on previously charged off amounts is recorded as a recovery to these accounts.

Management evaluates the adequacy of the allowance for credit losses based on the combined total of these two components. The Company performs periodic and systematic detailed reviews of its lending portfolios to identify credit risks and assess the overall collectability of those portfolios. The allowance on certain homogenous loan portfolios is based on aggregated portfolio segment evaluations. Loss forecast models are utilized for these portfolios which consider a variety of factors including, but not limited to, historical loss experience, estimated defaults or foreclosures based on portfolio trends, delinquencies, bankruptcies, economic conditions and credit scores.

The Company’s real estate portfolio segment is comprised primarily of homogenous loans secured by residential and commercial real estate. The amount of losses incurred in the homogenous loan pools is estimated based upon how many of the loans will default and the loss in the event of default. Using modeling methodologies, the Company estimates how many of the homogenous loans will default based on the individual loans’ attributes aggregated into pools of homogenous loans with similar attributes. The attributes that are most significant to the probability of default and are used to estimate default include the loan-to-value, borrower credit score, months since origination, geography, and present collection status. The estimate is based on the Company’s historical experience with the loan portfolio. The estimate is adjusted to reflect an assessment of environmental factors that are not reflected in the historical data, such as changes in real estate values, local and national economies, underwriting standards and the regulatory environment.

The allowance on the remaining portfolio segments (agriculture, commercial, and consumer) is calculated using loss rates delineated by risk rating and product type. Factors considered when assessing loss rates include the value of the underlying collateral, the industry of the obligor, the obligor’s liquidity and other financial and qualitative factors. These statistical models are updated regularly for changes in economic and business conditions. Included in the analysis of these loan portfolios are reserves which are maintained to cover uncertainties that affect the Company’s estimate of probable losses including economic uncertainty and large single defaults.

Nonperforming loans are reviewed in accordance with applicable accounting guidance on impaired loans and troubled debt restructurings (TDRs). If necessary, a specific allowance is established for these loans if they are deemed to be impaired. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower, including the length of delay, the reason for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

For such loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of the loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject of a restructuring agreement.

In addition to the allowance for loan and lease losses, the Company also estimates probable losses related to unfunded lending commitments, such as letters of credit and financial guarantees, and binding unfunded loan commitments. Unfunded lending commitments are subject to individual reviews and are analyzed and segregated by risk according to the Company’s internal risk rating scale. These risk classifications, in conjunction with an analysis of historical loss experience, utilization assumptions, current economic conditions, performance trends within the portfolio and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments.

The allowance for loan and lease losses related to the loan portfolio is reported as a part of loans in the consolidated statements of condition whereas the reserve for unfunded lending commitments is reported on the consolidated statements of condition in accrued expenses and other liabilities. Provisions for credit losses related to the loan portfolio and unfunded lending commitments is reported separately in the consolidated statements of income.

Nonperforming Loans, Charge-Offs and Delinquencies

Nonperforming loans generally include loans that have been placed on nonaccrual status including nonaccrual loans whose contractual terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

The entire balance of a loan is contractually delinquent if the minimum payment is not received by the specified due date on the customer’s billing statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

The outstanding balance of real estate secured loans, including all classes of financing receivables within the real estate portfolio segment, that is in excess of the estimated property value, less estimated costs to sell, is charged off no later than the end of the month in which the account becomes 180 days past due. The estimated property value, less costs to sell, is determined utilizing appraisals or broker price opinions of the fair value of the collateral.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The outstanding balance of loans within the remaining loan segments (agriculture, commercial, and consumer) are charged off no later than the end of the month in which the account becomes 120 days past due. For secured loans, accounts are written down to the collateral value.

The fair value of the collateral is estimated by management based on current financial information, inspections, and appraisals. For unsecured loans, the outstanding balance is written off.

Loans within all portfolio segments are generally placed on nonaccrual status and classified as nonperforming at 90 days past due. Accrued interest receivable is reversed when a loan is placed on nonaccrual status. Interest collections on non-accruing loans for which the ultimate collectability of principal is uncertain are applied as principal reductions; otherwise, such collections are credited to interest income when received. These loans may be restored to accrual status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection.

Loans whose contractual terms have been modified in a TDR and are current at the time of the restructuring remain on accrual status if there is demonstrated performance prior to the restructuring and repayment in full under the restructured terms is expected. Otherwise, the loans are placed on nonaccrual status and reported as nonperforming until there is sustained repayment performance for a reasonable period, generally six months. TDRs that are on accrual status are reported as performing TDRs through the end of the calendar year in which the restructuring occurred or the year in which the loans are returned to accrual status. In addition, if accruing TDRs bear less than a market rate of interest at the time of modification, they are reported as performing TDRs throughout the remaining lives of the loans.

The allowance for loan and lease losses is established as losses are estimated to have occurred through a provision for loan and lease losses charged to earnings. Loan and lease losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan and lease losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans and leases in light of historical experience, the nature and volume of the loan and lease portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

Troubled Debt Restructured Loans

A TDR loan is a loan which the Company, for reasons related to a borrower's financial difficulties, grants a concession to the borrower that the Company would not otherwise consider. The loan terms which have been modified or restructured due to a borrower's financial difficulty include, but are not limited to, a reduction in the stated interest rate; an extension of the maturity at an interest rate below current market; a reduction in the face amount of the debt; a reduction in the accrued interest; or re-aging, extensions, deferrals, renewals and rewrites. A TDR loan would generally be considered impaired.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Derivative Loan Commitments

Mortgage loan commitments that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance (FASB ASC 815, Derivatives and Hedging). Loan commitments that are derivatives are recognized at fair value on the consolidated statements of condition in other assets and other liabilities with changes in their fair values recorded in noninterest income.

Forward Loan Sale Commitments

The Company carefully evaluates all loan sales agreements to determine whether they meet the definition of a derivative under Financial Accounting Standards Board (FASB) ASC 815 as facts and circumstances may differ significantly. If agreements qualify, to protect against the price risk inherent in derivative loan commitments, the Company uses "best efforts" forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Accordingly, forward loan sale commitments are recognized at fair value on the consolidated statements of condition in other assets and liabilities with changes in their fair values recorded in other noninterest income.

The Company estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Cash Surrender Value of Bank-owned Life Insurance

Life insurance policies are initially recorded at cost at the date of purchase. Subsequent to purchase, the policies are periodically adjusted for changes in cash surrender value. The adjustment to cash surrender value increases or decreases the carrying value of the policies and is recorded as income or expense on the consolidated statements of income.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated costs to sell at the date of foreclosure. All write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan and lease losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or estimated fair value less costs to sell.

Impairment losses on property to be held and used are measured at the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs related to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of the property to the lower of its cost or fair value less costs to sell.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 7 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line or accelerated method with useful lives ranging from 3 to 20 years.

Mortgage Servicing Rights

Mortgage servicing rights are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Mortgage servicing rights are capitalized and amortized into income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Mortgage servicing rights are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined by using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

Intangible Assets

Intangible assets with a finite life consist of a core deposit intangible and is are carried at cost less accumulated amortization. The Company amortizes the cost of the identifiable intangible asset on a straight-line basis over the expected period of benefit, which is seven years.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Income Taxes

The Company’s income tax expense consists of the following components: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not some portion or all of a deferred tax asset will not be realized. The Company recognizes interest accrued on and penalties related to unrecognized tax benefits in tax expense.

During the years ended December 31, 2020 and 2019 the Company recognized no interest and penalties. Based on management’s analysis, the Company did not have any uncertain tax positions at December 31, 2020 and 2019.

The Company files income tax returns in the U.S. federal jurisdiction and the State of Texas.

Advertising

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2020 and 2019 amounted to $47,469 and $58,220, respectively.

Revenue Policies

As of January 1, 2019, the Company adopted the provisions of FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial assets, such as foreclosed assets. The majority of the Company’s revenues come from interest income and other sources, including loans, leases, and securities, that are outside the scope of Topic 606. The Company’s services that fall within the scope of Topic 606 are presented within Non-Interest Income and are recognized as revenue as the Company satisfies its obligation to the customer. Services within the scope of Topic 606 include service charges on deposits, interchange income, and the sale of foreclosed assets.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

A description of the Company’s revenue streams accounted for under Topic 606 follows:

Service Charges on Deposit Accounts: The Company earns fees from its deposit customers for transaction-based, account-maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Account maintenance fees, which related primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Interchange Income: The Company earns interchange fees from debit/credit cardholder transactions conducted through the Visa/MasterCard/Other payment network. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Gains (Losses) on Sales of Foreclosed Assets: The Company records a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of a foreclosed asset to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on sale if a significant financing component is present.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains on securities available-for-sale.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Adoption of Accounting Standards Codification Topic 842

Effective January 1, 2020, the Company adopted the new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842). The Company elected to apply the guidance as of January 1, 2020, the beginning of the adoption period. The comparative financial information and disclosures presented are in accordance with the legacy standard, ASC 840. The standard requires the recognition of right-of-use assets and lease liabilities for lease contracts with terms greater than 12 months. Operating lease costs are recognized in the income statement as a single lease cost and finance lease costs are recognized in two components, interest expense and amortization expense. The Company has elected the package of practical expedients permitted in ASC Topic 842. Accordingly, the Company accounted for its existing leases as either finance or operating leases under the new guidance, without reassessing (a) whether the contracts contain a lease under ASC Topic 842, (b) whether classification of the operating leases would be different in accordance with ASC Topic 842, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in ASC Topic 842 at lease commencement.

As a result of the adoption of the new lease accounting guidance, the Company recognized, on January 1, 2020, the beginning of the adoption period, an operating lease liability of $513,844, and an operating right-of-use asset of $513,844. The adoption of the new standard did not materially impact the Company’s statements of income or statements of cash flows. See Note 7 for further disclosure of the Company’s lease contracts.

Note 2 - Debt Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	December 31, 2020
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale	Cost	Gains	Losses	Value
Debt Securities
Residential mortgage-backed	$11,936,141	$202,240	$(76,308)	$12,062,073
State and municipal	867,600	36,781	(290)	904,091
Total securities available for sale	$12,803,741	$239,021	$(76,598)	$12,966,164

Held to Maturity
Residential mortgage-backed	$28,407,135	$650,705	$(49,314)	$29,008,526
State and municipal	5,920,862	39,690	-	5,960,552
Total securities held to maturity	$34,327,997	$690,395	$(49,314)	$34,969,078

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

	December 31, 2019
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
Available for Sale	Cost	Gains	Losses	Value
Debt Securities
Residential mortgage-backed	$9,848,023	$15,845	$(53,934)	$9,809,934
State and municipal	877,202	31,390	(3,553)	905,039
Total securities available for sale	$10,725,225	$47,235	$(57,487)	$10,714,973

Held to Maturity
Residential mortgage-backed	$31,422,927	$125,014	$(112,921)	$31,435,020
State and municipal	7,756,180	30,932	(24,480)	7,762,632
Total securities held to maturity	$39,179,107	$155,946	$(137,401)	$39,197,652

During the year ended December 31, 2020, the Bank had no sales of available for sale securities or held to maturity securities. During the year ended December 31, 2019, the Bank had proceeds from sales of $84,457 for a gain of $4,502 on available for sale securities, and proceeds from sales of $302,498 for a gain of $8,657 on held to maturity securities. The Company had collected more than 85% of the principal of all of the held to maturity securities sold.

At December 31, 2020 and 2019, securities with a carrying value of $2,680,448 and $2,247,864, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2020, follows:

	Available for Sale		Held to Maturity
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due in one year	$-	$-	$600,000	$601,526
Due from one to five years	351,698	373,513	2,818,144	2,848,991
Due in five to ten years	515,902	530,578	1,346,179	1,351,259
After ten years	-	-	1,156,539	1,158,776
Residential mortgage-backed	11,936,141	12,062,073	28,407,135	29,008,526
Total	$12,803,741	$12,966,164	$34,327,997	$34,969,078

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	December 31, 2020
	Less than 12 months		12 months or longer
		Gross		Gross
	Fair	Unrealized	Fair	Unrealized
Category (number of securities)	Value	Losses	Value	Losses
Residential mortgage-backed (5)	$8,298,196	$(125,622)	$-	$-
State and municipal (1)	-	-	202,130	(290)
Total	$8,298,196	$(125,622)	$202,130	$(290)

	December 31, 2019
	Less than 12 months		12 months or longer
		Gross		Gross
	Fair	Unrealized	Fair	Unrealized
Category (number of securities)	Value	Losses	Value	Losses
Residential mortgage-backed (26)	$6,963,112	$(35,272)	$13,905,430	$(131,583)
State and municipal (9)	1,971,228	(12,742)	2,710,956	(15,291)
Total	$8,934,340	$(48,014)	$16,616,386	$(146,874)

Mortgage-Backed securities

The unrealized losses on the Company’s investment in mortgage-backed securities were caused by interest rate increases and increases in prepayment speeds. The Company purchased those investments at a discount relative to their face amount, and the contractual cash flows of those investments are guaranteed by agencies of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company’s investments. Because the decline in market value is attributable to changes in interest rates and increases in prepayment speeds and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2020 and 2019.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

State and Municipal

The unrealized losses on the Company’s investment in state and municipal securities were caused by interest rate increases. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company’s investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2020 and 2019.

Note 3 - Loans and Leases

A summary of the balances of loans and leases follows:

	December 31,
	2020	2019
Real estate	$201,660,711	$169,303,901
Agriculture	358,171	721,661
Commercial	8,664,606	3,977,937
Consumer and other	4,148,843	4,351,966
Subtotal	214,832,331	178,355,465
Less allowance for loan and lease losses	(1,561,101)	(1,103,599)
Loans and leases, net	$213,271,230	$177,251,866

Paycheck Protection Program (PPP) Loans

In March 2020, the United States government passed legislation designed to help the nation’s economy recover from the coronavirus disease 2019 (“COVID-19”) pandemic. This legislation is called the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) which provides economy-wide financial stimulus in the form of financial aid to individuals, businesses, nonprofit entities, states and municipalities. The CARES Act temporarily added a new product titled the “Paycheck Protection Program” (PPP) to the U.S. Small Business Administration’s loan program. The CARES Act permits the SBA to guarantee 100 percent of these loans and also provides for forgiveness of up to the full principal amount of these loans. As of December 31, 2020, the Company originated $5,484,223 in PPP loans of which $1,412,587 had been forgiven. Additionally, the Company recognized $212,054 of PPP loan fees in interest income during the year ended December 31, 2020.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following tables set forth information regarding the activity in the allowance for loan and lease losses for the years ended December 31, 2020 and 2019 (in thousands):

	December 31, 2020
				Consumer
	Real estate	Agriculture	Commercial	and Other	Total
Allowance for loan and lease losses:
Beginning balance	$937	$3	$128	$36	$1,104
Charge-offs	-	-	-	(20)	(20)
Recoveries	-	-	-	-	-
Provision	234	(1)	227	17	477

Ending balance	$1,171	$2	$355	$33	$1,561

Ending balance allocated to loans and leases individually evaluated for impairment	$8	$-	$300	$-	$308

Ending balance allocated to loans and leases collectively evaluated for impairment	$1,163	$2	$55	$33	$1,253

Loans and leases receivable

Loans and leases individually evaluated for impairment	$2,488	$-	$622	$2	$3,112

Loans and leases collectively evaluated for impairment	199,172	358	8,043	4,147	211,720

Ending balance	$201,660	$358	$8,665	$4,149	$214,832

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

	December 31, 2019
				Consumer
	Real estate	Agriculture	Commercial	and Other	Total
Allowance for loan and lease losses:
Beginning balance	$830	$4	$102	$37	$973
Charge-offs	-	-	-	(31)	(31)
Recoveries	-	-	-	1	1
Provision	107	(1)	26	29	161

Ending balance	$937	$3	$128	$36	$1,104

Ending balance allocated to loans and leases individually evaluated for impairment	$-	$-	$100	$-	$100

Ending balance allocated to loans and leases collectively evaluated for impairment	$937	$3	$28	$36	$1,004

Loans and leases receivable

Loans and leases individually evaluated for impairment	$1,438	$-	$515	$7	$1,960

Loans and leases collectively evaluated for impairment	167,865	722	3,463	4,345	176,395

Ending balance	$169,303	$722	$3,978	$4,352	$178,355

The Bank has $2,282,743 and $3,328,569 of acquired loans at December 31, 2020 and 2019, respectively. The total discount on these acquired loans was $17,948 and $24,400 as of December 31, 2020 and 2019, respectively. Accretion of the loan discount was $6,452 during each of the years ended December 31, 2020 and 2019.

The Company monitors credit quality within its portfolio segments based on primary credit quality indicators. All of the Company’s loans and leases are evaluated using pass rated or reservable criticized as the primary credit quality indicator. The term reservable criticized refers to those loans and leases that are internally classified or listed by the Company as special mention, substandard, doubtful or loss. These assets pose an elevated risk and may have a high probability of default or total loss.

The classifications of loans and leases reflect a judgment about the risks of default and loss associated with the loans. The Company reviews the ratings on credits quarterly. Ratings are adjusted to reflect the degree of risk and loss that is felt to be inherent in each credit as of each quarterly reporting period.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The methodology is structured so that specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk and loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk and loss).

Credits rated special mention show clear signs of financial weaknesses or deterioration in credit worthiness; however, such concerns are not so pronounced that the Company generally expects to experience significant losses within the short-term. Such credits typically maintain the ability to perform within standard credit terms and credit exposure is not as prominent as credits rated more harshly.

Credits rated substandard are those in which the normal repayment of principal and interest may be, or has been, jeopardized by reason of adverse trends or developments of a financial, managerial, economic or political nature, or important weaknesses exist in collateral. A protracted workout on these credits is a distinct possibility. Prompt corrective action is therefore required to strengthen the Company’s position, and/or to reduce exposure and to assure that adequate remedial measures are taken by the borrower. Credit exposure becomes more likely in such credits and a serious evaluation of the secondary support to the credit is performed.

Credits rated doubtful are those in which full collection of principal appears highly questionable, and which some degree of loss is anticipated, even though the ultimate amount of loss may not yet be certain and/or other factors exist which could affect collection of debt. Based upon available information, positive action by the Company is required to avert or minimize losses. Credits with this classification have often become collateral dependent and any shortage in collateral or other likely loss amount is recorded as a specific valuation allowance. Credits rated doubtful are generally also placed on nonaccrual.

Credits rated loss are those that are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Pass rated refers to loans that are not considered criticized. In addition to this primary credit quality indicator, the Company uses other credit quality indicators for certain types of loans.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table sets forth information regarding the internal classification of the loan and lease portfolio (in thousands):

	December 31, 2020
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
Real estate
Construction and land	$22,467	$-	$328	$-	$-	$22,795
Farmland	5,306	-	310	-	-	5,616
1-4 Residential & multi	141,371	664	1,811	-	-	143,846
Commercial real estate	28,062	-	1,341	-	-	29,403
Agriculture	358	-	-	-	-	358
Commercial	8,043	-	56	566	-	8,665
Consumer and other	4,130	2	17	-	-	4,149
Total	$209,737	$666	$3,863	$566	$-	$214,832

	December 31, 2019
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
Real estate
Construction and land	$14,060	$777	$765	$-	$-	$15,602
Farmland	4,805	-	335	-	-	5,140
1-4 Residential & multi	125,487	38	2,619	-	-	128,144
Commercial real estate	18,793	1,477	147	-	-	20,417
Agriculture	722	-	-	-	-	722
Commercial	3,447	-	482	49	-	3,978
Consumer and other	4,298	40	14	-	-	4,352
Total	$171,612	$2,332	$4,362	$49	$-	$178,355

The following table sets forth information regarding the credit risk profile based on payment activity of the loan and lease portfolio (in thousands):

	December 31, 2020			December 31, 2019
		Non-			Non-
	Performing	performing	Total	Performing	performing	Total
Real estate
Construction and land	$22,795	$-	$22,795	$15,602	$-	$15,602
Farmland	5,306	310	5,616	4,805	335	5,140
1-4 Residential & multi	143,317	529	143,846	127,628	516	128,144
Commercial real estate	29,403	-	29,403	20,417	-	20,417
Agriculture	358	-	358	722	-	722
Commercial	8,634	31	8,665	3,978	-	3,978
Consumer and other	4,146	3	4,149	4,345	7	4,352
Total	$213,959	$873	$214,832	$177,497	$858	$178,355

Mineola Community Mutual Holding Company and Subsidiaries

 Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The Company evaluates the loan risk grading system definitions and allowance for loan and lease loss methodology on an ongoing basis. No significant changes were made during 2019 or 2020.

The following table sets forth information regarding the delinquencies not on nonaccrual within the loan and lease portfolio (in thousands):

	December 31, 2020
						Recorded
		90 Days				Investment
	30-89 Days	and	Total		Total	> 90 Days and
	Past Due	Greater	Past Due	Current	Loans	Still Accruing
Real estate
Construction and land	$286	$-	$286	$22,509	$22,795	$-
Farmland	-	-	-	5,616	5,616	-
1-4 Residential & multi	344	-	344	143,502	143,846	-
Commercial real estate	-	-	-	29,403	29,403	-
Agriculture	-	-	-	358	358	-
Commercial	44	-	44	8,621	8,665	-
Consumer and other	5	-	5	4,144	4,149	-
Total	$679	$-	$679	$214,153	$214,832	$-

	December 31, 2019
						Recorded
		90 Days				Investment
	30-89 Days	and	Total		Total	> 90 Days and
	Past Due	Greater	Past Due	Current	Loans	Still Accruing
Real estate
Construction and land	$955	$880	$1,835	$13,767	$15,602	$880
Farmland	-	-	-	5,140	5,140	-
1-4 Residential & multi	384	-	384	127,760	128,144	-
Commercial real estate	50	-	50	20,367	20,417	-
Agriculture	-	-	-	722	722	-
Commercial	40	-	40	3,938	3,978	-
Consumer and other	45	-	45	4,307	4,352	-
Total	$1,474	$880	$2,354	$176,001	$178,355	$880

The Bank had $880,143 of construction loans at December 31, 2019 that were over 90 days past due and not included on nonaccrual, due to imminent renewal or pay-off.

F-26

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table sets forth information regarding the nonaccrual status within the loan and lease portfolio as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Real estate
Construction and land	$-	$-
Farmland	310	335
1-4 Residential & multi	529	516
Commercial real estate	-	-
Agriculture	-	-
Commercial	31	-
Consumer and other	3	7
Total	$873	$858

A loan is considered impaired when based on current information and events; it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming loans (nonaccrual loans), loans performing but with deterioration that leads to doubt regarding collectability and also includes loans modified in troubled debt restructurings when concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection. $84,164 and $77,793 of interest income was recognized for impaired loans that are not on nonaccrual status for the years ended December 31, 2020 and 2019, respectively.

F-27

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table sets forth information regarding impaired loans (in thousands) as of December 31, 2020:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no related allowance
Real estate
Farmland	$310	$340	$-	$322	$-
1-4 Residential & multi	837	873	-	897	10
Commercial real estate	136	136	-	141	8
Commercial	31	32	-	106	-
Consumer and other	2	3	-	5	-
With a related allowance
Real estate
Commercial real estate	1,205	1,205	8	1,205	38
Commercial	591	591	300	462	23
Total
Real estate
Farmland	310	340	-	322	-
1-4 Residential & multi	837	873	-	897	10
Commercial real estate	1,341	1,341	8	1,346	46
Commercial	622	623	300	568	23
Consumer and other	2	3	-	5	-
	$3,112	$3,180	$308	$3,139	$79

F-28

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table sets forth information regarding impaired loans (in thousands) as of December 31, 2019:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no related allowance
Real estate
Farmland	$334	$346	$-	$335	$-
1-4 Residential & multi	957	1,008	-	893	43
Commercial real estate	147	147	-	151	8
Commercial	182	182	-	143	14
Consumer and other	7	7	-	7	-
With a related allowance
Commercial	333	333	100	334	13
Total
Real estate
Farmland	334	346	-	335	-
1-4 Residential & multi	957	1,008	-	893	43
Commercial real estate	147	147	-	151	8
Commercial	515	515	100	477	27
Consumer and other	7	7	-	7	-
	$1,960	$2,023	$100	$1,863	$78

F-29

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

There were no troubled debt restructurings that occurred during the year December 31, 2020.

The following information sets forth information regarding troubled debt restructurings that occurred during the year ended December 31, 2019:

Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
		Recorded	Recorded
	Number	Investment	Investment
Troubled Debt Restructurings
Commercial	$2	$360,349	$360,349

The two new troubled debt restructurings increased the allowance by $20,000 and resulted in no charge offs. There have been no subsequently defaulted troubled debt restructurings. The Company has no commitments to loan additional funds to borrowers whose loans have been modified but may on occasion extend financing to these borrowers.

At December 31, 2020 and 2019, the Company had a recorded investment of $433,455 and $448,928, respectively, of troubled debt restructured loans. The Company had specific reserves of $300,000 and $100,000 at December 31, 2020 and 2019, respectively. The Company has no current commitments to loan additional funds to the borrowers whose loans have been modified.

COVID Deferrals

Additionally, the Company is working with borrowers impacted by COVID-19 and providing modifications to include interest only or principal and interest deferrals. These modifications are excluded from troubled debt restructuring classification under Section 4013 of the CARES Act or under applicable interagency guidance of the federal banking regulators. As of December 31, 2020, the Company has modified 1 commercial real estate loan allowing for 6 months no payments then 6 months interest only payments. This loan has a balance of $1,204,776 at December 31, 2020. Additionally, the Company extended 27 mortgage loans and 17 consumer loans of which all extensions were 3 months or less. At December 31, 2020, the outstanding balance of these mortgage loans was $6,610,281 and consumer loans was $576,611, and all are back on regular payments. Two of the mortgage loans with total balances of $488,727 were past due at December 31, 2020 and are included in the classified asset list.

F-30

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 4 - Net Investment in Direct Financing Leases

The Company has entered into an equipment lease with a local municipal entity. The lease is classified as a direct financing lease. The terms of the lease provide for automatic annual renewal periods unless the lessee gives written notice, not less than ninety days prior to the end of the original term or any renewal term, of their intention to terminate. The components of the net investment in direct financing leases are summarized as follows:

	2020	2019
Total minimum lease payments to be received	$35,150	$54,686
Less interest income	(3,152)	(4,997)
Net investment in direct financing lease	$31,998	$49,689

At December 31, 2020, the scheduled financing lease payments are payments of $19,878 for 2021 and a final payment of $15,272 in 2022.

Note 5 - Loan Servicing

Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans are summarized as follows:

	2020	2019
Mortgage loan portfolio serviced for FHLMC	$1,605,903	$2,077,739

Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $6,326 and $6,582 at December 31, 2020 and 2019, respectively.

The following is an analysis of the changes in loan servicing rights, capitalized:

	2020	2019
Balance, beginning of year	$16,293	$23,446
Amortization	(4,412)	(7,153)
Balance, end of year	$11,881	$16,293

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 6 - Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

	December 31,
	2020	2019
Land	$1,164,505	$698,686
Buildings and improvements	7,661,826	7,611,469
Furniture, fixtures and equipment	2,549,373	2,468,626
	11,375,704	10,778,781
Accumulated depreciation	(4,992,831)	(4,694,632)
Total	$6,382,873	$6,084,149

Depreciation expense for the years ended December 31, 2020 and 2019 amounted to $298,202 and $292,014, respectively.

Note 7 - Leases

The Company leases certain office facilities and equipment for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2029 and provide for renewal options ranging from 1 year to 10 years. The Company included in the determination of the right-of-use assets and lease liabilities any renewal options when the options are reasonably certain to be exercised. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay real estate taxes, insurance, and repairs.

The weighted-average discount rate is based on the discount rate implicit in the lease, or if the implicit rate is not readily determinable from the lease, then the Company estimates an applicable incremental borrowing rate. The incremental borrowing rate is estimated using the Company’s applicable borrowing rates and the contractual lease term.

Total right-of-use assets and lease liabilities at December 31, 2020 were as follows:

Lease Assets	Statement of Condition Classification	2020
Operating right-of-use assets	Other assets	$456,237

Lease Liabilities	Statement of Condition Classification	2020
Operating lease liabilities	Accrued expenses and other liabilities	$456,237

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Total lease costs for the year ended December 31, 2020 were as follows:

2020
Operating lease cost	$71,196

The following summarizes the weighted-average remaining lease term and weighted-average discount rate:

2020
Weighted-average remaining lease term Operating leases	8.6 Years

Weighted-average discount rate Operating leases	2.79%

The future minimum lease payments under noncancelable operating leases with terms greater than one year are as follows:

Operating
2021	$63,750
2022	55,000
2023	55,000
2024	56,250
2025	60,000
Thereafter	225,000
Total lease payments	515,000
Less interest	(58,763)
Present value of lease liabilities	$456,237

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 8 - Deposits

The aggregate amount of time deposits meeting or exceeding FDIC limits of $250,000 or more at December 31, 2020 and 2019 was $10,195,000 and $8,054,000, respectively. At December 31, 2020, the scheduled maturities of time deposits are as follows:

2021	$45,247,403
2022	16,048,276
2023	11,862,916
2024	1,980,902
2025	621,933
Total	$75,761,430

Note 9 - Advances from Federal Home Loan Bank

The Company had outstanding advances from Federal Home Loan Bank totaling $30,768,095 and $31,141,918 at December 31, 2020 and 2019, respectively. Such advances had a weighted average interest rate of 2.11% and 2.25% at December 31, 2020 and 2019, respectively. Scheduled maturities of the advances, which are subject to restrictions or penalties in the event of prepayment, at December 31, 2020 are as follows:

2021	$12,066
2022	35,380
2023	-
2024	17,729,634
2025	-
Thereafter	12,991,015
Total	$30,768,095

Under these agreements, the Company had unused lines of credit amounting to $83,950,280 at December 31, 2020. Pursuant to a blanket collateral agreement with the FHLB, advances were secured by all stock and deposit accounts with the FHLB, mortgage collateral, securities collateral, and other collateral. No securities were specifically pledged as of December 31, 2020 and 2019.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 10 - Income Taxes

Allocation of income taxes between current and deferred portions is as follows:

	Years ended December 31,
	2020	2019
Current federal and state income tax expense	$323,751	$87,062
Deferred federal income tax (benefit) expense	(149,388)	124,753
Deferred state income tax expense	18,606	18,606

Income tax expense	$192,969	$230,421

Income tax expense, as a percentage of pretax earnings, differs from the statutory federal income tax rate at December 31, 2020 and 2019 is as follows:

	2020	2019
Income tax expense at the statutory rate	21.00%	21.00%
State income taxes	1.98	1.45
Nontaxable earnings	(6.70)	(4.91)
Nondeductible expenses	2.39	0.43
Other	1.82	(0.07)

Income tax expense	20.49%	17.90%

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The components of the net deferred tax asset are as follows:

	December 31,
	2020	2019
Deferred tax assets
Allowance for loan and lease losses	$327,831	$231,756
Organization costs	4,364	6,546
Intangible assets	29,634	14,817
Deferred compensation	130,798	115,613
State income tax credit	90,724	105,423
Net unrealized loss on securities-available for sale	-	2,153
	583,351	476,308
Deferred tax liabilities
Depreciable assets	(134,881)	(135,517)
Mortgage servicing rights	(2,495)	(3,422)
Net unrealized gain on securities-available for sale	(34,109)	-
Other	(35,827)	(61,242)
Accrual to cash	(129,300)	(123,908)
	(336,612)	(324,089)
Net deferred tax asset	$246,739	$152,219

No valuation allowance for deferred tax assets was recorded as of December 31, 2020 and 2019, as management believes the amounts representing future deferred tax benefits will more likely than not be recognized since the Company is expected to have sufficient taxable income of an appropriate character within the carryback and carryforward periods as permitted by the tax law to allow for utilization of the future deductible amounts.

Retained earnings at December 31, 2020 and 2019, includes $2,663,064, for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was $559,243 at December 31, 2020 and 2019.

Note 11 - Off-Balance-Sheet Activities

The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2020 and 2019, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	2020	2019
Commitments to extend credit	$22,403,000	$22,389,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

The Company is party to an agreement with the Federal Reserve Bank of Boston that provides the Company with a federal funds line of credit in an amount tied to securities on deposit with that bank. The Company pays no fees for this line of credit and has not drawn upon it. The Company is party to agreements with its correspondent banks that provide the Company with lines for up to $15,000,000 federal funds line of credit to support overnight funding needs. The Company pays no fees for this line of credit and has not drawn upon it. The lines renew annually.

At December 31, 2020, the Company had no commitments to purchase securities.

The Company has no other off-balance-sheet arrangements or transactions with unconsolidated, special purpose entities that would expose the Company to liability that is not reflected on the face of the financial statements.

Note 12 - Legal Contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 13 - Employee Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan covering substantially all of its employees. The plan provides for the Company to match employees’ contributions up to five percent of an employee’s annual salary. In addition, the Company offers a profit-sharing component to the 401(k) plan under which the Company may contribute an equal amount to the account of each employee. The amount of the profit-sharing contribution is discretionary and determined annually by the board of directors. The employees are 100% vested after six years of service. Prior to full vesting, the employees are vested from 20% to 80% depending on the length of service. The Company’s contributions for the years ended December 31, 2020 and 2019 were $158,037 and $141,582, respectively.

The Company has a deferred compensation plan with a member of its board of directors that permits that director to defer a portion of his compensation and earn a guaranteed interest rate on the deferred amounts. The portion of the director’s compensation that is deferred has been accrued and the only other expense related to this plan is the interest on the deferred amounts. Interest expense during the years ended December 31, 2020 and 2019, included $11,434 and $11,983 related to this plan. The Company has included $198,741 and $187,307 of deferred compensation payable at December 31, 2020 and 2019, which is included in accrued expenses and other liabilities.

To fund this plan, the Company has purchased a corporate-owned whole-life insurance contract on the director. The Company has included $111,839 and $107,601 in bank-owned life insurance at December 31, 2020 and 2019, which represents the cash surrender value of this policy.

Effective January 1, 2013, the Company adopted a deferred compensation incentive plan for five key employees. In 2019, one employee was added to the plan and in 2020 two employees were added to the plan, for a total of eight employees. The plan provides for an individually agreed upon percentage of net income for the plan year to be deferred and vested over five years. The deferred compensation will earn interest over the vesting period. The vested benefit is to be paid within 90 days of the end of each plan year. The plan will continue each year unless terminated by the Company prior to the beginning of each plan year. The Company recorded compensation expense related to this program in the amount of $196,053 and $173,402 for the years ended December 31, 2020 and 2019, respectively. The remaining amount of bonus to be paid out before interest is $377,566 and is expected to be fully expensed by the year ended December 31, 2024. An accrual of $331,736 and $309,085 for December 31, 2020 and 2019, respectively, is included in accrued expenses and other liabilities.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 14 - Related Party Transactions

In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates.

Annual activity consisted of the following:

	December 31,
	2020	2019
Beginning balance	$2,998,775	$3,572,314
Additions	2,996,348	750,058
Repayments	(289,067)	(1,323,597)
Ending balance	$5,706,056	$2,998,775

Deposits from related parties held by the Company at December 31, 2020 and 2019 amounted to $5,025,633 and $4,320,799, respectively.

Note 15 - Supplemental Cash Flow Information

Supplemental disclosure of cash flow information is as follows:

	December 31,
	2020	2019
Supplemental cash flow information:
Cash paid for
Interest on deposits	$1,838,396	$2,028,674
Interest on FHLB advances	695,415	568,033
Other interest	11,434	11,983
Income taxes	285,000	65,000

Note 16 - Minimum Regulatory Capital Requirements

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes at December 31, 2020, the Bank meets all capital adequacy requirements to which they are subject.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At yearend 2020 and 2019, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio (CBLR) framework, for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule became effective on January 1, 2020 and was elected by the Bank as of December 31, 2020. In April 2020, the federal banking agencies issued an interim final rule that makes temporary changes to the CBLR framework, pursuant to section 4012 of the CARES Act, and a second interim final rule that provides a graduated increase in the community bank leverage ratio requirement after the expiration of the temporary changes implemented pursuant to section 4012 of the CARES Act.

The CBLR removes the requirement for qualifying banking organizations to calculate and report risk-based capital but rather only requires a Tier 1 to average assets (leverage) ratio. Qualifying banking organizations that elect to use the CBLR framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. Under the interim final rules the community bank leverage ratio minimum requirement is 8% as of December 31, 2020, 8.5% for calendar year 2021, and 9% for calendar year 2022 and beyond. The interim rule allows for a two- quarter grace period to correct a ratio that falls below the required amount, provided that the bank maintains a leverage ratio of 7% as of December 31, 2020, 7.5% for calendar year 2021, and 8% for calendar year 2022 and beyond.

Under the final rule, an eligible banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction. As of December 31, 2020, the Bank was a qualifying community banking organization as defined by the federal banking agencies and elected to measure capital adequacy under the CBLR framework.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The Bank’s actual capital amounts and ratios are presented in the following table (dollars in thousands), as of December 31, 2020 and 2019:

			Minimum
			To Be Well
			Capitalized Under
			Prompt Corrective
	Actual		Action Regulations (CBLR Framework)
	Amount	Ratio	Amount	Ratio
December 31, 2020
Tier I Capital to
Average Total Assets
Bank	$30,645	10.5%	$23,384	8%

					Minimum
					To Be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirements		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2019
Total Capital to
Risk Weighted Assets
Bank	$31,273	21.1%	$11,883	8.0%	$14,854	10.0%
Tier I Capital to
Risk Weighted Assets
Bank	30,169	20.3	8,912	6.0	11,883	8.0
Common Equity Tier I
Capital (CETI) to
Risk Weighted Assets
Bank	30,169	20.3	6,684	4.5	9,655	6.5
Tier I Capital to
Average Total Assets
Bank	30,169	11.4	10,627	4.0	13,283	5.0

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 17 - Fair Value Measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

Authoritative guidance requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The fair value hierarchy is as follows:

•	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 Inputs - Significant unobservable inputs that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth on the next page.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market- based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Available for Sale Securities - Securities classified as available for sale are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U. S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other things.

Impaired Loans - Impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 3 inputs based on internally customized discounting criteria.

Foreclosed Assets – Fair values are valued at the time the loan is foreclosed upon and the asset is transferred from loans. The value is based upon primarily third-party appraisals, less costs to sell. The appraisals are generally discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and the client’s business. Such discounts are typically significant and result in Level 3 classification of the inputs for determining fair value. Foreclosed assets are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same or similar factors above.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table summarizes financial assets measured at fair value on a recurring basis as of December 31, 2020 and 2019, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	December 31, 2020
	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
Financial assets
Available for sale securities
Residential mortgage-backed	$-	$12,062,073	$-	$12,062,073
State and municipal securities	-	904,091	-	904,091
Total financial assets	$-	$12,966,164	$-	$12,966,164

	December 31, 2019
	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
Financial assets
Available for sale securities
Residential mortgage-backed	$-	$9,809,934	$-	$9,809,934
State and municipal securities	-	905,039	-	905,039
Total financial assets	$-	$10,714,973	$-	$10,714,973

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The following table summarizes financial and nonfinancial assets measured at fair value on a nonrecurring basis as of December 31, 2020 and 2019, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	December 31, 2020
	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
Financial assets
Impaired loans	$-	$-	$1,487,301	$1,487,301
Nonfinancial assets
Foreclosed assets	-	-	209,181	209,181
	$-	$-	$1,696,482	$1,696,482

	December 31, 2019
	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
Financial assets
Impaired loans	$-	$-	$233,202	$233,202
	$-	$-	$233,202	$233,202

During the years ended December 31, 2020 and 2019, certain impaired loans were remeasured and reported at fair value through a specific valuation allowance allocation of the allowance for loan and lease losses based upon the fair value of the underlying collateral. At December 31, 2020, impaired loans with a carrying value of $1,795,301 were reduced by specific valuation allowance allocations totaling $308,000 to a reported fair value of $1,487,301. At December 31, 2019, impaired loans with a carrying value of $333,202 were reduced by specific valuation allowance allocations totaling $100,000 to a reported fair value of $233,202. The fair value of impaired loans is determined based on collateral valuations utilizing Level 3 valuation inputs. $208,000 and $20,000 were charged to the provision for loan and lease losses as a result of the valuation allowance for the years ended December 31, 2020 and 2019, respectively.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Quantitative Information about Significant Unobservable Inputs Used in Level 3 Fair Value Measurements – The following table represents the Company’s Level 3 financial assets, the valuation techniques used to measure the fair value of those financial assets, the significant unobservable inputs and the ranges of values for those inputs:

			Significant	Range of
	Fair Value at	Principal Valuation	Unobservable	Significant Input
Instrument	December 31, 2020	Technique	Inputs	Values
Impaired loans	$1,487,301	Appraisal of collateral (1)	Appraisal adjustment	10-25%
Foreclosed assets	$209,181	Appraisal of collateral (1)	Appraisal adjustment	10-25%

			Significant	Range of
	Fair Value at	Principal Valuation	Unobservable	Significant Input
Instrument	December 31, 2019	Technique	Inputs	Values
Impaired loans	$233,202	Appraisal of collateral (1)	Appraisal adjustment	10-25%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level 3 inputs which are not identifiable.

The estimated fair values, and related carrying amounts, of the Company’s financial instruments are as follows (in thousands):

	2020
	Level 1	Level 2	Level 3	Total	Total
	Inputs	Inputs	Inputs	Fair Value	Carrying Value
Financial assets
Cash and cash equivalents	$8,073	$-	$-	$8,073	$8,073
Interest bearing deposits in banks	14,015	-	-	14,015	14,015
Securities held to maturity	-	34,969	-	34,969	34,328
Loans, net	-	-	214,362	214,362	213,239
Net investment in direct financing leases	-	-	32	32	32
Interest receivable	963	-	-	963	963
Restricted investments carried at cost	-	2,024	-	2,024	2,024
Mortgage servicing rights	-	-	12	12	12

Financial liabilities
Deposits	-	-	235,246	235,246	235,140
Federal Home Loan Bank advances	-	-	32,297	32,297	30,768
Interest payable	180	-	-	180	180

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

	2019
	Level 1	Level 2	Level 3	Total	Total
	Inputs	Inputs	Inputs	Fair Value	Carrying Value
Financial assets
Cash and cash equivalents	$5,530	$-	$-	$5,530	$5,530
Interest bearing deposits in banks	19,060	-	-	19,060	19,060
Securities held to maturity	-	39,198	-	39,198	39,179
Loans, net	-	-	177,044	177,044	177,202
Net investment in direct financing leases	-	-	50	50	50
Interest receivable	838	-	-	838	838
Restricted investments carried at cost	-	1,994	-	1,994	1,994
Mortgage servicing rights	-	-	16	16	16

Financial liabilities
Deposits	-	-	204,352	204,352	204,224
Federal Home Loan Bank advances	-	-	31,234	31,234	31,142
Interest payable	216	-	-	216	216

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents and interest bearing deposits in banks – The carrying value approximates their fair values.

Securities held to maturity – Fair values for investment securities are based on quoted market prices or whose value is determined using discounted cash flow methodologies.

Loans and net investment in direct financing leases – The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality.

Interest receivable – The carrying value approximates its fair value.

Mortgage servicing rights – Fair values are estimated using discounted cash flows based on current market rates of interest.

Restricted investments carried at cost – The carrying value of these investments approximates fair value based on the redemption provisions contained in each.

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Deposits – The fair values disclosed for demand deposits (for example, interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed- term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank advances – Current market rates for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Interest payable – The carrying value approximates the fair value.

Note 18 - Core Deposit Intangible

Core deposit intangible assets were recorded as part of the MapleMark Edgewood Branch Acquisition.

The components of core deposit intangible assets were as follows:

	December 31,
	2020	2019
Core deposit intangible	$793,704	$925,991
Less accumulated amortization	(132,287)	(132,287)
Net core deposit intangible	$661,417	$793,704

Core deposit intangible assets are amortized on a straight-line basis over their estimated life of 7 years. There was $132,287 of amortization expense related to intangible assets for each of the years ended December 31, 2020 and 2019. The estimated aggregate future amortization expense for core deposit intangible assets remaining as of December 31, 2020 was as follows:

Years ended December 31:
2021	$132,284
2022	132,284
2023	132,284
2024	132,284
2025	132,281
Total	$661,417

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Note 19 - Condensed Parent Company Financial Statements

Included below are the condensed financial statements of the Parent Company, Mineola Community Mutual Holding Company:

	2020	2019
Assets
Cash and cash equivalents	$465,616	$50,000
Investment in subsidiary	31,473,467	31,003,773
	$31,939,083	$31,053,773
Shareholders' Equity
Retained earnings	31,810,769	31,061,872
Accumulated other comprehensive income (loss)	128,314	(8,099)
Total shareholders' equity	$31,939,083	$31,053,773

	2020	2019
Expenses
Other expense	$84,384	$-
Total expenses	84,384	-
Loss Before Equity in Earnings of Subsidiary	(84,384)	-
Equity in Earnings of Subsidiary
Dividend income	500,000	-
Undistributed earnings of subsidiary	333,281	1,057,101
Total equity in earnings of subsidiary	833,281	1,057,101
Net Income	$748,897	$1,057,101

Mineola Community Mutual Holding Company and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

	2020	2019
Operating Activities
Net income	$748,897	$1,057,101
Adjustments to reconcile net income to net cash provided by operating activities
Equity in undistributed earnings of subsidiary	(333,281)	(1,057,101)
Net Cash from Operating Activities	415,616	-
Net Change in Cash and Cash Equivalents	415,616	-
Cash and Cash Equivalents at Beginning of Year	50,000	50,000
Cash and Cash Equivalents at End of Year	$465,616	$50,000

Note 20 - Recently Issued Accounting Pronouncements

ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts and requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. ASU 2016-13 is effective for the Company on January 1, 2023. Management is still evaluating the impact on the Company.

ASU 2019-12, “Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes.” The guidance issued in this update simplifies the accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740 related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition for deferred tax liabilities for outside basis differences. ASU 2019-12 also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 will be effective for the Company on January 1, 2021, with early adoption permitted, and is not expected to have a significant impact on the financial statements.

ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables - Nonrefundable Fees and Other Costs.” ASU 2020-08 clarifies the accounting for the amortization of purchase premiums for callable debt securities with multiple call dates. ASU 2020-08 will be effective for the Company on January 1, 2021 and is not expected to have a significant impact on the financial statements.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Texas Community Bancshares or Mineola Community Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Texas Community Bancshares or Mineola Community Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 4,140,000 Shares

(Subject to Increase to up to 4,761,000 Shares)

(Proposed Holding Company for Mineola Community Bank, S.S.B.)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

PERFORMANCE TRUST

CAPITAL PARTNERS

May 14, 2021

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until June 18, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.